FREE WRITING PROSPECTUS DATED JUNE 23, 2006 (For use with Base Prospectus dated June 14, 2006)	Filed pursuant to Rule 433(d) Registration Statement No. 333-132042

$486,654,000
(Approximate)

INDYMAC MBS, INC.
Depositor

Sponsor, Seller and Servicer

IndyMac Home Equity Mortgage Loan Asset-Backed Trust,
Series 2006-H2
Issuing Entity

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov (File No. 333-132042). Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-800-666-2388, Ext. 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

$486,654,000
(Approximate)
INDYMAC MBS, INC.
Depositor

Sponsor, Seller and Servicer
IndyMac Home Equity Mortgage Loan Asset-Backed Trust,
Series 2006-H2
Issuing Entity
Home Equity Mortgage Loan Asset-Backed Notes,
Series 2006-H2

Distributions payable on the 28th day of each month or, if the 28th day is not a business day, the next business day, beginning in July 2006.

The issuing entity will hold a pool of adjustable rate, first lien and second lien revolving home equity line of credit loans. The issuing entity will issue notes including the following class offered hereby:

•	One class of senior notes

In addition to the above class of notes, the issuing entity will also issue the following securities not offered hereby:

•	Two classes of subordinate notes

•	Four classes of certificates

The offered notes consist solely of the class of notes listed in the tables below:

Class	Note Principal Amount(1)	Initial Interest Rate(2)	Summary Interest Rate Formula(3)	Principal Type	Interest Type	Initial Note Ratings
						Moody’s	S&P
A	$486,654,000	[____]%	LIBOR plus [___]%	Senior	Variable Rate	Aaa	AAA

(1)	This balance is approximate, as described in this free writing prospectus.

(2)	Reflects the initial interest rate as of the first payment date.

(3)	Subject to the maximum rate, as described in this free writing prospectus under “Summary of Terms — The Notes — Payments on the Notes — Interest Payments.”

The assets of the issuing entity will primarily consist of a pool of adjustable rate, first lien and second lien revolving home equity line of credit loans. Two REMIC elections will be made with respect to the assets of the issuing entity.

The notes offered by this free writing prospectus have the benefit of a financial guaranty insurance policy from the insurer that will guarantee timely payment of interest and the ultimate payment of principal, as described in this free writing prospectus.

Consider carefully the risk factors beginning on page 14 in this free writing prospectus and on page 6 in the base prospectus.

The notes represent obligations of the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B., or any of their affiliates.

This free writing prospectus may be used to offer and sell the offered notes only if accompanied by the base prospectus.

This free writing prospectus and the accompanying base prospectus relate only to the offering of the notes listed above and not to the other classes of notes and the classes of certificates that will be issued by the issuing entity.

Credit enhancement for the offered notes will consist of:

     •     Excess cash flow and overcollateralization as described in this free writing prospectus under “Description of the Notes—Credit Enhancement;” and

     •     Subordination of payments and the application of realized losses to certain classes of notes and certificates as described in this free writing prospectus under “Description of the Notes—Credit Enhancement.”

     •     A financial guaranty insurance policy as described in this free writing prospectus under “The Insurer and the Policy.”

Neither the sponsor nor the depositor is or is affiliated with a government agency, instrumentality or government sponsored enterprise. The offered notes are not bank accounts and are not insured by the FDIC or any other governmental entity.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED THAT THIS FREE WRITING PROSPECTUS OR THE BASE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

          On or about June 28, 2006, delivery of the notes offered by this free writing prospectus will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking Luxembourg and the Euroclear System. See “Description of the Notes—General” in this free writing prospectus and “Description of the Securities—Book-Entry Securities” in the base prospectus.

Lehman Brothers	IndyMac Securities Corporation
UBS Investment Bank	Bear, Stearns & Co. Inc.

TABLE OF CONTENTS

Underwriting Process	36
Qualifications of Sellers	37
Representations by Sellers; Repurchases	37
Static Pool Data	38
Description of the Securities	39
General	40
Distributions on Securities	42
Advances	43
Mandatory Auction	44
Categories of Classes of Securities	44
Indices Applicable to Floating Rate and Inverse Floating Rate Classes	46
Book-Entry Securities	50
Global Clearance, Settlement and Tax Documentation Procedures	54
Credit Enhancement	57
General	57
Subordination	57
Letter of Credit	58
Mortgage Pool Insurance Policies	58
Special Hazard Insurance Policies	60
Bankruptcy Bonds	60
Reserve Fund	61
Cross Support	61
Insurance Policies, Surety Bonds and Guaranties	62
Over-Collateralization	62
Financial Instruments	62
Deposit Agreements	63
Yield and Prepayment Considerations	63
Prepayment Standards or Models	65
Yield	66
The Agreements	66
Assignment of Issuing Entity Assets	66
Payments on Issuing Entity Assets; Deposits to Security Account	68
Pre-Funding Account	70
Collection Procedures	71
The Surety Provider	72
Hazard Insurance	72
Realization upon Defaulted Mortgage Loans	73
Servicing and Other Compensation and Payment of Expenses	77
Evidence as to Compliance	77
List of Securityholders	78
Certain Matters Regarding the Servicer and the Depositor	78
Events of Default	79
Amendment	81
Termination; Optional Termination	82
The Trustee	83
Certain Legal Aspects of the Mortgage Loans	83
General	83
Foreclosure and Repossession	84
Rights of Redemption	86
Anti-Deficiency Legislation and Other Limitations on Lenders	86
Environmental Risks	87
Due-on-sale Clauses	89
Prepayment Charges	89
Applicability of Usury Laws	89
Servicemembers Civil Relief Act	89
Material Federal Income Tax Consequences	90
General	90
Taxation of Debt Securities	90
REMIC Securities	97
Prohibited Transactions and Other Taxes	102
Administrative Matters	102
Tax-Exempt Investors	102
Tax-Related Restrictions on Transfers of Residual Certificates	103
Tax Status as a Grantor Trust	104
Final Trust Reporting Regulations	112
Tax Characterization of the Issuing Entity as a Partnership	112
Tax Consequences to Holders of the Notes	112
Tax Consequences to Holders of the Certificates	114
State Tax Considerations	118
ERISA Considerations	119
Legal Investment	122
Method of Distribution	123
Legal Matters	124
Financial Information	124
Rating	124
INDEX OF PRINCIPAL TERMS	125

          Important Notice About Information Presented in this free writing prospectus and the base prospectus

          We provide information to you about the offered notes in two separate documents that progressively provide more detail:

•	the base prospectus, which provides general information, some of which may not apply to your series of notes; and

•	this free writing prospectus, which describes the specific terms of your series of notes.

          If the description of your notes in this free writing prospectus differs from the related description in the base prospectus, you should rely on the information in this free writing prospectus.

          Some of the statements contained in or incorporated by reference in this free writing prospectus and the base prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

          The discussion contained in this free writing prospectus as to tax considerations is not intended or written to be used, and cannot be used, for the purpose of avoiding United States Federal income tax penalties. Such discussion is written to support the promotion or marketing of the transactions or matters addressed in this free writing prospectus. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

TRANSACTION OVERVIEW

IndyMac Bank, F.S.B.
(Sponsor Seller/
Originator Servicer

IndyMac MBS, Inc.
(Depositor)

Lehman Brothers Inc.

Bear, Stearns & Co. Inc.

UBS Securities LLC

IndyMac Securities Corporation

(Underwriters)

Investors

Ambac

Assurance Corporation
(Insurer for Class A notes)

Deutsche Bank
National Trust
Company

(Indenture Trustee)

Wilmington Trust
Company
(Owner Trustee)

offering
proceeds

net
offering
proceeds

net
offering
proceeds

HELOCs

Seller transfers
HELOC documents to
Indenture Trustee

Class A, M1 and M2 Notes and
Class B, L, R and P certificates

Indenture Trustee holds
HELOC documents for
the benefit of investors

HELOCs

IndyMac Home Equity
Mortgage Loan Asset-
Back Trust,
Series 2006-H2
(Issuing Entity)

Class A
notes

Class A
notes

SUMMARY

•

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the notes, read this entire document and the base prospectus carefully.

•

While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this free writing prospectus and the base prospectus before making any investment decision.

The Transaction Parties

Issuing Entity

IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2006-H2, a Delaware statutory trust. The issuing entity is also sometimes referred to herein as the “trust” or the “trust fund.”

See “The Issuing Entity” in this free writing prospectus.

Depositor

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

See “The Depositor” in this free writing prospectus.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B. is a federal savings bank. Its principal executive office is located at 888 East Walnut Street, Pasadena, California 91101-7211, and its telephone number is (800) 669-2300.

See “The Sponsor and Seller” and “Servicing of the HELOCs—The Servicer” in this free writing prospectus.

Originator

IndyMac Bank, F.S.B. is a federal savings bank. Its principal executive office is located at 888 East Walnut Street, Pasadena, California 91101-7211, and its telephone number is (800) 669-2300.

See “The Trust Administrator” in this free writing prospectus.

Subservicer

Card Management Corporation is an Indiana corporation. Its principal executive office is located at 20 NW First Street, Evansville, Indiana 47708, and its telephone number is (812) 425-0072.

See “Servicing of the HELOCs—Card Management Corporation” in this free writing prospectus.

Indenture Trustee

Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the indenture trustee is located (i) for purposes of note transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN06H2, and its telephone number is (800) 735-7777.

See “The Indenture Trustee” in this free writing prospectus.

Owner Trustee

Wilmington Trust Company, a Delaware banking corporation with trust powers. The mailing address of the owner trustee is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

See “The Owner Trustee” in this free writing prospectus.

Insurer

Ambac Assurance Corporation, a Wisconsin stock insurance corporation. The mailing address of the Insurer is One State Street Plaza, New York, New York 10004, and its telephone number is (212) 208-3547.

See “The Insurer and the Policy—The Servicer” in this free writing prospectus.

Rating Agencies

Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc., will issue ratings with respect to the offered notes.

Sale and Servicing Agreement

The sale and servicing agreement between the depositor, the issuing entity, the seller, the servicer and the indenture trustee, under which the depositor will transfer the mortgage loans to the issuing entity, the servicer will service the home equity line of credit loans and the indenture trustee will hold the loan files.

Indenture

The indenture between the issuing entity and the indenture trustee under which the issuing entity will issue the notes and pledge the HELOCs to the indenture trustee as collateral to secure the repayment of the notes.

The Offered Notes

          The offered notes consist solely of the class of notes listed in the tables below:

	Note Principal Amount(1)	Initial Interest Rate(2)	Summary Interest Rate Formula	Principal Type		Initial Note Ratings
Class					Interest Type	Moody’s	S&P

A	$486,654,000	[___]%	LIBOR(3) plus [__]%(4)	Senior	Variable Rate	Aaa	AAA

(1)	This balance is approximate, as described in this free writing prospectus.

(2)	Reflects the initial interest rate for the initial interest accrual period.

(3)

With respect to LIBOR for each interest accrual period other than the initial interest accrual period, LIBOR will be determined in accordance with the procedures set forth under “Description of the Notes—Determination of LIBOR” in this free writing prospectus supplement.

(4)	Subject to the maximum rate, as described in this free writing prospectus under “Summary of Terms — The Notes — Payments on the Notes — Interest Payments.”

          The offered notes will also have the following characteristics:

Class	Record Date(1)	Delay / Accrual Period(2)	Interest Accrual Convention	Final Scheduled Payment Date(3)	Expected Final Payment Date(4)	Minimum Denominations	Incremental Denominations	CUSIP Number

A	DD	0 day	Actual/360	June 2036	June 2018	$100,000	$1,000	[____]

(1)

DD = For any payment date, the close of business on the business day immediately before that payment date, or if the Class A Notes have been issued in definitive form, the last business day of the preceding calendar month. See “Description of the Notes—Definitive Notes” in this free writing prospectus.

(2)

0 day = For any payment date, the interest accrual period will be the period beginning on the immediately preceding payment date (or the closing date, in the case of the first interest accrual period) and ending on the calendar day immediately before the related payment date.

(3)	The Final Scheduled Payment Date with respect to the notes is the date which is six months after the payment date immediately following the month of the last due date of the latest maturing HELOC.

(4)	The Expected Final Payment Date with respect to the notes is based on an assumed CPR of 40%, and a constant draw rate of 10%.

The Non-Offered Notes

          The non-offered notes consist of the classes of notes listed in the tables below. The non-offered notes are not being offered by this free writing prospectus. Information provided on the non-offered notes is provided for informational purposes only.

Class	Note Principal Amount(1)	Initial Interest Rate(2)	Summary Interest Rate Formula	Principal Type	Interest Type	Initial Note Ratings
						Moody’s	S&P

M1	$5,499,000	[____]%	LIBOR(3) plus [__]%(4)	Subordinate	Variable Rate	__	BBB-
M2	$7,749,000	[____]%	LIBOR(3) plus [__]%(4)	Subordinate	Variable Rate	—	BB-

(1)	These balances are approximate, as described in this free writing prospectus.

(2)	Reflects the initial interest rate as of the first payment date.

(3)

With respect to LIBOR for each interest accrual period other than the initial interest accrual period, LIBOR will be determined in accordance with the procedures set forth under “Description of the Notes—Determination of LIBOR” in this free writing prospectus supplement

(4)	Subject to the maximum rate, as described in this free writing prospectus under “Summary of Terms—The Notes—Payments on the Notes—Interest Payments.”

The non-offered notes will also have the following characteristics:

Class	Record Date(1)	Delay / Accrual Period(2)	Interest Accrual Convention	Final Scheduled Payment Date(3)	Minimum Denominations	Incremental Denominations

M1	DD	0 day	Actual/360	June 2036	$100,000	$1,000
M2	DD	0 day	Actual/360	June 2036	$100,000	$1,000

(1)	DD =For any payment date, the last business day of the month preceding the month of a payment date.

(2)

0 day = For any payment date, the interest accrual period will be the period beginning on the immediately preceding payment date (or the Closing Date, in the case of the first interest accrual period) and ending on the calendar day immediately before the related payment date.

(3)	The Final Scheduled Payment Date with respect to the notes is the date which is six months after the payment date immediately following the month of the last due date of the latest maturing HELOC.

(4)	The Expected Final Payment Date with respect to the notes is based on an assumed CPR of 40%, and a constant draw rate of 10%.

The Certificates

          In addition to the offered notes and the non-offered notes, the trust will also issue the Class B, L, P and R Certificates. The Class B, L, P and R Certificates are not being offered by this free writing prospectus. Information provided on the Class B, L, P and R Certificates is provided for informational purposes only.

          The Class B Certificates will have a certificate principal balance equal to the excess of the invested amount on the last day of the related collection period (after taking into account collections received on the home equity line of credit loans for that payment date), over the aggregate note principal amount of the notes immediately prior to that payment date. The Class B Certificates will generally be entitled to receive (x) any collections received on the home equity line of credit loans that are allocated to the notes based on the floating allocation percentage remaining after giving effect to all payments due and payable to the noteholders and other secured parties, and (y) a portion of collections received on the home equity lines of credit loans that are not allocated to the notes based on the floating allocation percentage.

          The Class L Certificate will represent the sole residual class in the lower-tier REMIC and will generally be entitled to receive a portion of collections received on the home equity lines of credit loans that are not allocated to the notes based on the floating allocation percentage. See “Description of the Notes—Priority of Payments” below.

          The Class P Certificates will receive payments with respect to early termination fees paid by borrowers under the home equity line of credit loans.

          The Class R Certificates will represent the sole residual class in the upper-tier REMIC and will not have a principal balance, or an interest rate, or be entitled to receive collections received on the home equity lines of credit loans. See “Certain Federal Income Tax Considerations—General” below.

The HELOCs

The pool consists of adjustable rate home equity line of credit loans, referred to as HELOCs or home equity lines of credit in this free writing prospectus, secured by first or second liens on one-to-four-family residential properties. The HELOCs included in the trust have been originated in accordance with the underwriting guidelines of the applicable mortgage loan originator in effect at the time of origination as described herein.

Cut-off Date

The cut-off date for any HELOC delivered to the indenture trustee on the closing date will be June 19, 2006.

Closing Date

On or about June 28, 2006.

HELOC Pool

The pool consists of HELOCs with an aggregate stated principal balance of approximately $499,902,120 as of June 19, 2006, after giving effect to principal payments due on or before that date.

As of the June 19, 2006, the HELOC pool had the following characteristics:

HELOC SUMMARY

	Range or Total	Weighed Average	Total Percentage

Number of HELOCs	6,535	—	—
Range of Outstanding Principal Balances	$3,004 to $992,802	—	—
Average Outstanding Principal Balance	$76,496	—	—
Range of Credit Limits	$10,000 to $1,000,000	—	—
Average Credit Limit	$95,181	—	—
Range of Credit Limit Utilization Rates	10.02% to 104.20%	—	—
Credit Limit Utilization Rate of Pool	80.37%	—	—
Range of Loan Rates	3.990% to 18.000%	7.067%	—
Original Draw Period (in months)	60 to 300	121	—
Original Terms to Maturity (in months)	120 to 360	246	—
Remaining Terms to Maturity (in months)	89 to 354	242	—
Original Combined Loan-to-Value Ratios	3.57% to 100.00%	81.57%	—
Number of Second Lien HELOCs	6,401	—	97.92%
Geographic Distribution in Excess of 10.00% of the Total Scheduled Principal Balance:
California	$311,912,193	—	62.39%
Credit Scores	452 to 840	716	—
Gross Margins	-1.000% to 10.000%	1.062%	—
Maximum Loan Rates	16.000% to 18.000%	17.990%	—

See “The HELOC Pool” in this free writing prospectus.

Required Repurchases or Substitutions of HELOCs

The seller will make certain representations and warranties relating to the HELOCs pursuant to the sale and servicing agreement, including: (1) at the time of transfer to the trust, the seller has transferred or assigned all of its right, title and interest in each HELOC and the related documents, free of any lien, subject to exceptions; (2) each HELOC was generated under a note or credit line agreement that complied, at the time of origination, in all material respects with applicable state and federal laws including all applicable anti-predatory and anti-abusive lending laws; (3) each loan file contains the documents specified in the sale and servicing agreement; (4) as of June 19, 2006, none of the HELOCs is more than 30 days delinquent; (5) all of the HELOCs were originated or acquired from third parties substantially in accordance with the applicable originator’s underwriting criteria in effect at the time of origination; and (6) none of the HELOCs constitute “high cost loans” under applicable anti-predatory and anti-abusive lending laws. With respect to any HELOC, if any of the representations and warranties is breached in any material respect as of the date made and remains uncured for more than 90 days, or if an uncured material document defect exists, the seller will be obligated to either repurchase or substitute for the affected HELOC. The obligation of the seller to accept a retransfer of a defective HELOC through repurchase or substitution is the sole remedy regarding any defects in the HELOC and related documents available to the indenture trustee or the noteholders.

For additional information regarding the repurchase or substitution of a HELOC see “The HELOC Pool—Representations and Warranties” in this free writing prospectus and “The Agreements—Assignment of Issuing Entity Assets” in the base prospectus.

The Notes

The offered notes will be issued with the initial approximate characteristics set forth under “The Offered Notes” in the tables on page 5.

In addition to the offered notes, the trust will issue two classes of notes, the Class M1 and M2 notes, and four classes of certificates, the Class B, L, P and R Certificates, which are not offered by this free writing prospectus.

In addition, this free writing prospectus provides information regarding the non-offered notes and the certificates in the tables on pages 5 and 7 and throughout this free writing prospectus for informational purposes only. The non-offered notes and the certificates are not offered hereby.

The notes represent obligations of the trust, the assets of which will consist of adjustable rate, first and second lien HELOCs having a total principal balance as of June 19, 2006 of approximately $499,902,120. The total credit limit of the HELOCs as of June 19, 2006 is approximately $622,009,700. Any difference between the total principal amount of the offered notes on the closing date and the approximate total principal amount of the offered notes a reflected in this free writing prospectus will not exceed 5%.

The offered notes will have an approximate total initial principal amount of $486,654,000.

Payments on the Notes

Payment Dates

Principal and interest on the notes will be distributed on the 28th day of each month, beginning in July 2006. However, if the 28th day is not a business day, payments will be made on the next business day after the 28th day of the month.

Record Date

The business day immediately preceding a payment date, or if the offered notes are no longer book-entry notes, the last business day of the month preceding the month of a payment date.

Denominations

$100,000 and multiples of $1,000 in excess thereof.

Registration of Notes

Book-entry form. Persons acquiring beneficial ownership interests in the offered notes may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

See “Description of the Notes—General” in this free writing prospectus and “Description of the Securities—Book-Entry Securities” in the base prospectus.

Amount available for monthly payment

On each payment date, the indenture trustee will make payments to noteholders. The amounts available for payment will generally include:

•

the portion of collections of monthly payments of principal and interest on the HELOCs, including prepayments and other unscheduled collections, allocated to the notes based on the floating allocation percentage, plus

•	with respect to the offered notes, amounts from any draws on the financial guaranty insurance policy, minus

•	the amount of principal collections applied to fund additional draws on the HELOCs, minus

•	fees and expenses of the servicer, the owner trustee and the indenture trustee.

See “Description of the Notes—Interest Payments,” “—Principal Payments” and “Fees and Expenses” in this free writing prospectus.

Priority of Payment

Payments to the noteholders, the insurer and the certificateholders on any payment date will be made from amounts available for payment (described above) generally as follows:

•	the premium amount payable to the insurer;

•	to the Class A Noteholders, the interest payment amount with respect to the Class A Notes for that payment date;

•	to the Class A Noteholders, the Class A principal payment amount for such Payment Date;

•

to the Class A Noteholders, as a payment of principal, in the following order, (a) the floating allocation percentage of the charge-off amounts incurred during the preceding collection period and (b) the floating allocation percentage of the charge-off amounts incurred during previous periods that were not subsequently funded;

•	to the insurer, any reimbursement amount, if any, then due to it;

•	to the Class M1 Noteholders and Class M2 Noteholders, sequentially, the interest payment amount with respect to that class on that payment date;

•	to the Class A Noteholders, the accelerated principal payment, if any;

•

to the Class M1 Noteholders and the Class M2 Noteholders, sequentially, the principal payment amount for that class on that payment date, together with any accelerated principal payment not paid to the holders of any senior class of notes;

•

to the servicer, to pay certain amounts that may be required to be paid to the servicer (including expenses associated with the transition to any new servicer) and not previously reimbursed pursuant to the sale and servicing agreement;

•

sequentially, to the Class A, Class M1 and Class M2 Noteholders to pay current and any previously unreimbursed deferred interest, due to the application of the maximum rate to determine the interest rate on that class of notes on any payment date, and interest thereon at the applicable note rate (determined for this purpose without regard to the maximum rate) for that class;

•	any unreimbursed expenses due and owing to the indenture trustee and the owner trustee and not otherwise previously paid on that payment date; and

•	to the holders of each class of Class B and L Certificates, any remaining amounts available for monthly distribution, as described in the sale and servicing agreement and the trust agreement.

In addition, the holders of the Class B and Class L Certificates will be entitled to a portion of collections of monthly payments of principal and interest on the HELOCs that are not allocated to the notes based on the floating allocation percentage.

See “Description of the Notes—Priority of Payments” in this free writing prospectus.

Interest Payments

Interest will accrue on the notes at the annual note rate described below:

•	Class A Notes: the lesser of (1) the applicable annual rate as described in the table on page 5 and (2) the maximum rate for that payment date; and

•	Class M1 and Class M2 Notes: the lesser of (1) the applicable annual rate as described in the table on page 5 and (2) the maximum rate for that payment date.

The maximum rate is a limitation generally based on the amount of interest collections received from HELOCs during the applicable collection period, net of certain fees and expenses of the trust.

For a complete description of the maximum rate and the priority of payment of interest, see “Description of the Notes — Interest Payments” in this free writing prospectus.

Principal Payments

Principal will be paid on the notes on each payment date in reduction of the outstanding note principal amount of the notes in the amounts described herein.

The amount of principal payable with respect to the notes will be determined by the applicable amortization period described below and in accordance with a formula that takes into account the principal collections received on the HELOCs in the HELOC pool each month minus (during the managed amortization period) the floating allocation percentage of the total principal balance of additional draws made by borrowers on the HELOCs for such month plus any excess cash needed to create or maintain certain required levels of overcollateralization for the notes. The terms of the amortization of the notes have been divided into two periods, the managed amortization period and the rapid amortization period, as described in this free writing prospectus.

In addition, prior to the stepdown date or if a rapid amortization event or trigger event has occurred, the holders of the offered notes will receive the floating allocation percentage of all available principal funds prior to any payment of principal on the non-offered notes. Following the stepdown date and if no rapid amortization event or trigger event has occurred, the holders of the offered notes will receive a specified portion of the floating allocation percentage of available principal funds prior to any payment of principal of the non-offered notes.

See “Description of the Notes —Principal Payments” in this free writing prospectus.

Enhancement of Likelihood of Payment on the Offered Notes

The payment structure of this securitization includes excess cash flow, overcollateralization, subordination and, with respect to the offered notes only, a financial guaranty insurance policy with respect to the offered notes.

See “Description of the Notes—Credit Enhancement” in this free writing prospectus for a more detailed description of the features of the excess cash flow, overcollateralization, subordination and financial guaranty insurance policy.

Subordination

The offered notes will have a payment priority over the non-offered notes, and the offered notes and the non-offered notes will have a payment priority over the certificates, except in limited circumstances described in this free writing prospectus.

See “Description of the Notes—Principal Payments,” “Description of the Notes—Credit Enhancement—Subordination” and “Description of the Notes—Priority of Payments” in this free writing prospectus.

Excess Cash Flow; Overcollateralization

The HELOCs owned by the trust bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the notes and certain fees and expenses of the trust. On each payment date, this “excess cash flow” received from the HELOCs each month will be available as an accelerated payment of principal on the notes to maintain required overcollateralization.

See “Description of the Notes—Credit Enhancement—Excess Cash Flow” and “Description of the Notes—Credit Enhancement—Overcollateralization” in this free writing prospectus.

Allocation of Charge-off Amounts

The floating allocation percentage of charge-off amounts on the HELOCs will be allocated first, to the excess cash flow, second, to the overcollateralization amount, third, to the Class M2 notes and lastly, to the Class M1 notes.

The Policy

The depositor will obtain a noncancellable financial guaranty insurance policy from the insurer with respect to the offered notes. The financial guaranty insurance policy will unconditionally and irrevocably guarantee that the indenture trustee will receive timely payments of interest and the ultimate payment of principal on the offered notes, as described under the heading “The Insurer and the Policy” in this free writing prospectus. The financial guaranty insurance policy will not provide coverage for prepayment interest shortfalls and Relief Act shortfalls.

See “The Insurer and the Policy” in this free writing prospectus.

Final Scheduled Payment Date

The final scheduled payment date for the offered notes will be the payment date in June 2036. The final scheduled payment date for the offered notes is the date which is six months after the payment date immediately following the month of the scheduled maturity of the latest maturing HELOC. The actual final payment date for the offered notes may be earlier, and could be substantially earlier, than the final scheduled payment date.

Fees and Expenses

Certain fees and expenses payable to the servicer, the insurer, the indenture trustee, the owner trustee and the insurer will paid from the assets of the issuing entity prior to distributions to noteholders.

For more information, see “Description of the Notes—Fees and Expenses” and —Priority of Payments” in this free writing prospectus.

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each HELOC at a rate of 0.50% per annum (referred to as the servicing fee rate) on the stated principal balance of that HELOC.

Additional Servicing Compensation

The servicer is also entitled to receive additional servicing compensation from late payment fees, assumption fees and other similar charges (excluding early termination fees) and investment income earned on amounts on deposit in certain of the issuing entity’s accounts.

Rapid Amortization Events

A rapid amortization event refers to any of the following events:

(a)

default in the payment of any interest on any class of notes when the same becomes due and payable or the failure to pay any installment of principal of the controlling class notes in accordance with the sale and servicing agreement, and such default or failure continues for a period of five business days, or a failure to pay the entire note principal amount of any note when the same becomes due and payable under the indenture or on the final scheduled payment date;

(b)

failure on the part of the trust, the depositor, the seller or the servicer to observe or perform in any material respect any other material covenants or agreements set forth in the mortgage loan purchase agreement, the sale and servicing agreement, the indenture or the trust agreement, as applicable, which failure materially and adversely affects the noteholders or the insurer and continues unremedied for a period of 60 days after written notice of such failure shall have been given to the trust, the depositor, the seller or the servicer, as the case may be, by the indenture trustee or the insurer in accordance with the provisions of the indenture;

(c)

the trust or the depositor files a petition to take advantage or otherwise voluntarily commences a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute;

(d)

a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy insolvency or similar law or the appointment of a conservator or receiver or liquidator or other similar official in any bankruptcy, insolvency or similar proceedings for the winding-up or liquidation of its affairs, is entered against the trust or the depositor;

(c)	the trust becomes subject to regulation by the SEC as an investment company within the meaning of the Investment Company Act of 1940, as amended;

(f)	cumulative draws in respect of interest under the policy exceed 1% of the aggregate cut-off-date principal balance or there is a draw in respect of principal;

(g)	the trust loses its status as one or more REMICs and such loss in status results in the imposition of an entity level tax on the trust; or

(h)

the rights and obligations of the servicer under sale and servicing agreement are terminated by the Insurer or an event of servicer termination has occurred. See “The Mortgage Loan Purchase Agreement and the Sale and Servicing Agreement—Event of Servicer Termination; Rights Upon Event of Servicer Termination” in this free writing prospectus.

In the case of any event described in clauses (a), (b), (e), (f), (g) or (h) above, a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in the sale and servicing agreement, the insurer, or if an insurer default has occurred and is continuing, the indenture trustee or noteholders evidencing more than 50% of the note principal amount of the controlling class notes, declare that a rapid amortization event has occurred as of the date of such notice. In the case of an event described in either clause (c) or (d), a rapid amortization event will automatically occur.

If a rapid amortization event occurs with respect to the offered notes and is continuing beyond the applicable grace period, if any, the insurer (or the indenture trustee in the event that the insurer has defaulted on its policy) will have the right to sell and liquidate assets of the issuing entity in order to pay off the then aggregate outstanding amount of the notes.

For a description of the remedies available upon the occurrence and during the continuation of a rapid amortization event and the priority of payments of sale proceeds received following the sale of any HELOCs, see “Description of the Notes—Rapid Amortization Events” and “—Sale of HELOCs and Priority of Payment of Sale Proceeds Flowing Rapid Amortization Event” in this free writing prospectus.

Optional Redemption

On any payment date on or after which the aggregate outstanding principal amount of the notes, prior to giving effect to payments of principal on such payment date, declines to or below 10% of the aggregate principal amount of the notes as of the closing date, the servicer will have the option to purchase from the trust all remaining HELOCs, subject to certain conditions, including (a) the consent of insurer (if the redemption would result in a draw under the financial guaranty insurance policy) is obtained and (b) no reimbursement amounts would remain due to insurer under the insurance agreement. If the servicer exercises its option to purchase the HELOCs, the offered notes will be redeemed and you will receive a final payment of principal on such payment date.

See “Description of the Notes—Optional Redemption” in this free writing prospectus for a description of the purchase price to be paid for the HELOCs upon an optional redemption.

Tax Status

The trust will elect to treat all or a portion of the trust assets as two REMICs for federal income tax purposes. Each of the notes, the Class B Certificates and the Class P Certificates will represent ownership of “regular interests” in the upper-tier REMIC. The Class L and R Certificates will be designated as the sole class of “residual interest” in the lower-tier REMIC and upper-tier REMIC, respectively.

See “Certain Federal Income Tax Considerations” in this free writing prospectus and “Material Federal Income Tax Consequences” in the base prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

Subject to the considerations and conditions described under “ERISA Considerations” in this free writing prospectus and the base prospectus, the offered notes may be purchased and transferred to employee benefit plans or other retirement plans or arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, or to

Section 4975 of the Internal Revenue Code of 1986, as amended.

See “ERISA Considerations” in this free writing prospectus and in the base prospectus for a more complete discussion of these issues.

Legal Investment Considerations

The notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

There are other restrictions on the ability of certain types of investors to purchase the notes that prospective investors should also consider.

See “Legal Investment Considerations” in this free writing prospectus and “Legal Investment” in the base prospectus.

Ratings of the Offered Notes

The offered notes will initially have the ratings from Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. set forth in the table on page 5.

•	The ratings are not recommendations to buy, sell or hold these notes. A rating may be changed or withdrawn at any time by the assigning rating agency.

•	The ratings do not address the possibility that, as a result of principal prepayments, the yield on your offered notes may be lower than anticipated.

•	The ratings do not address the payment of any deferred interest with respect to these notes.

See “Ratings” in this free writing prospectus for a more complete discussion of the note ratings.

RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered notes. You should also carefully consider the information under “Risk Factors” beginning on page 6 in the base prospectus.

You may have difficulty selling your notes

          The underwriters intend to make a secondary market in the notes purchased by them, but the underwriters have no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your notes readily or at prices that will enable you to realize your desired yield. The market values of the notes are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

          The secondary markets for mortgage backed and asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities, especially those that are sensitive to prepayment, credit or interest rate risk or that have been structured to meet the investment requirements of limited categories of investors.

Cash flow limited in early years of HELOCs

          Each HELOC has a draw period that lasts for the first 5 to 25 years and substantially all have a repayment term for the last 10 years of the term (as more fully described in this free writing prospectus). No principal or a minimal amount of principal is due during the draw period although a borrower may voluntarily make a principal payment. Monthly principal payments during the repayment period are required in amounts that will evenly amortize the amount outstanding at the commencement of the repayment period over the remaining term of the HELOC. Collections on the HELOCs may also vary due to seasonal purchasing and payment habits of borrowers. As a result there may be limited collections available to make payments to you and you may receive payments of principal more slowly than anticipated.

Delays in payment on your notes may result because the servicer is not required to advance

          The servicer is not obligated to advance scheduled monthly payments of interest or principal on HELOCs that are delinquent or in default. As a result, noteholders will not receive a regular stream of payments from HELOCs that become delinquent or go into default. The rate of delinquency and default of second lien HELOCs may be greater than that of mortgage loans secured by first liens on comparable properties.

The servicer has limited ability to change the terms of the HELOCs

          The servicer, subject to certain limitations, may agree to changes in the terms of a HELOC if the changes:

•

do not materially and adversely affect the interest of the noteholders or the insurer (taking into account the aggregate effect of all previous modifications) (including the tax status of any REMIC created by the trust agreement); and

•	are consistent with prudent business practice.

          The servicer, within certain limitations, may increase the credit limit and reduce the loan rate related to a HELOC. Any increase in the credit limit related to a HELOC could increase the combined loan-to-value ratio or loan-to-value ratio, as applicable, of that HELOC and, accordingly, may increase the likelihood and could increase the severity of loss in the event of a default under that HELOC. In addition, any reduction in the loan rate of a HELOC could reduce the excess cash flow available to absorb charge-offs.

          See “Servicing of the HELOCs —Modification of the HELOCs” in this free writing prospectus.

Interest payable on the offered notes and interest payable on the HELOCs differ

          Interest payable on the HELOCs may be insufficient to pay interest on the offered notes, which accrues on the basis of LIBOR plus the applicable margin set forth in the table on page 5, subject to a maximum rate based in part on the interest rates on the HELOCs. Interest payable on the HELOCs will accrue at a variable rate based on the prime rate plus a designated margin, subject to maximum limitations on adjustments. As a result, the offered notes may accrue less interest than they would accrue if the interest rate on the offered notes were based solely on LIBOR plus the applicable margin set forth in the table on page 5.

          If the sum of LIBOR plus the applicable margin set forth in the table on page 5 exceeds the maximum rate of interest allowed on the offered notes, such shortfalls will be paid to the related noteholders only if amounts are available for such payment on a subsequent payment date and at a lower priority than interest is normally paid to those noteholders. Such shortfalls will not be guaranteed by the insurer.

          LIBOR and the prime rate may not respond to the same economic factors and there is not necessarily a correlation between them. Any reduction in the spread between LIBOR and the prime rate will also reduce the amount of interest receipts on the HELOCs that would be available to absorb charge-offs. In that event, if the overcollateralization were depleted and the insurer failed to perform under the policy, you would experience a loss.

Ratings on offered notes based primarily on claims paying ability of the insurer

          The rating on the offered notes depends primarily on the claims paying ability of the insurer. Therefore, a reduction in the financial strength rating of the insurer may result in a corresponding reduction in the credit ratings assigned to the offered notes. A reduction in the credit rating assigned to the offered notes would reduce the market value of the offered notes and may affect your ability to sell them. The insurer does not guarantee the market value of the offered notes, or the credit ratings assigned to them.

          See “Ratings” in this free writing prospectus.

Limited information regarding prepayment history

          All of the HELOCs may be prepaid in whole or in part at any time. Neither the seller nor the servicer is aware of any publicly available studies or statistics on the rate of prepayment of HELOCs. HELOCs usually are not viewed by borrowers as permanent financing and may experience a higher rate of prepayment than traditional mortgage loans. The trust’s prepayment experience may be affected by a wide variety of factors, including:

•	general economic conditions;

•	interest rates;

•	the availability of alternative financing;

•	homeowner mobility; and

•	changes affecting the ability to deduct interest payments on HELOCs for federal income tax purposes.

          Prepayments on the HELOCs will result in earlier payments of principal on your notes. In addition, substantially all of the HELOCs contain due-on-sale provisions, which may affect the rate of prepayment.

          See “Yield, Maturity and Prepayment Considerations” in this free writing prospectus.

Yield to maturity of offered notes may be affected by repurchases

          The yield to maturity of the offered notes may be affected by certain repurchase requirements. The seller will be required to purchase HELOCs from the trust in the event certain breaches of representations and warranties made by it have not been cured. These purchases will have the same effect on the noteholders as a prepayment of the HELOCs.

Relocation of the servicer’s default management services may result in increased delinquencies and defaults which may adversely affect the yield on the notes

          The servicer intends to relocate its default management, collections, and loss mitigation functions from Pasadena, California to the Dallas area of Texas in the fourth quarter of 2006. Fewer than 70 of the servicer’s employees will be affected by this relocation. Although certain of these employees will be offered the opportunity to relocate, the servicer expects that a substantial number of these employees may elect not to do so.

          If a substantial number of employees in default management services resign prior to the relocation or elect not to relocate, the servicer’s collection and default management processes may be disrupted which may result in an increase in delinquencies and defaults. Although any increase in delinquencies and defaults is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in the collection and default management processes or as to the resulting effects on the yield of the notes. In an attempt to mitigate any disruptions in these processes, the servicer will continue to provide default management services from Pasadena until the relocation of those services to the Dallas area has been completed and the default management, collections, and loss mitigation functions in the Dallas area are fully operational.

Inability to Replace Servicer Could Affect Collections and Recoveries on the HELOCs

          The structure of the servicing fee might affect the ability to find a replacement servicer. Although the indenture trustee is required to replace the servicer if the servicer is terminated or resigns, if the indenture trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the indenture trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement servicer. Because the servicing fee is structured as a percentage of the stated principal balance of each HELOC, it may be difficult to replace the servicer at a time when the balance of the HELOCs has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the HELOCs and related REO properties remaining in the pool. The performance of the HELOCs may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement servicer is not retained within a reasonable amount time.

Consequences of owning book-entry notes

          Issuance of the offered notes in book-entry form may reduce the liquidity of the offered notes in the secondary trading market since investors may be unwilling to purchase securities for which they cannot obtain physical notes.

          Since transactions in the offered notes can be effected only through DTC, Clearstream, Euroclear, participating organizations, indirect participants and banks, your ability to pledge your notes to persons or entities that do not participate in the DTC, Clearstream or Euroclear systems or otherwise to take actions in respect of the offered notes, may be limited due to lack of a physical security representing the offered notes.

          As a beneficial owner, you may experience some delay in your receipt of payments of interest on and principal of your notes since payments will be forwarded by the indenture trustee to DTC and DTC will credit payments to the accounts of its participants which will credit them to the accounts of the beneficial owners either directly or indirectly through indirect participants.

          See “Description of the Notes—General” in this free writing prospectus and “Description of the Securities—Book-Entry Securities” in the base prospectus.

An optional redemption may adversely affect the yield on the offered notes

          On any payment date on or after which the outstanding principal amount of the notes, prior to giving effect to payments of principal on such payment date, is reduced to an amount less than or equal to 10% of the outstanding principal amount of the notes on the closing date, the servicer or its assignee may purchase all of the HELOCs and thereby cause a termination of the underlying trust. See “Description of the Notes—Optional Redemption” in this free writing prospectus. If this event happens, it will have the same effect as if all of the remaining borrowers made prepayments in full. Notes purchased at a premium could be adversely affected by such an optional redemption.

          See “Yield, Maturity and Prepayment Considerations” in this free writing prospectus.

The obligations of the seller, the depositor and the servicer are limited

          None of the seller, the depositor, the indenture trustee or the servicer is obligated to make any payments of principal or interest on the notes. The only obligation of the seller or any originator to make any payment in respect of the HELOCs is the seller’s obligation to repurchase from the trust those HELOCs with respect to which there is a defect in the documentation or for which there is a material breach of its representations and warranties and the originator’s obligation to repurchase from the trust those HELOCs for which there is a material breach of its representations and warranties. There is no guarantee, however, that the seller or the originator will have the financial ability to repurchase any of those HELOCs.

Increased risk of loss as a result of the amortization lockout period of the HELOCs

          The HELOCs require no principal payments or minimal principal payments during the first 5 to 25 years following origination, and substantially all of the HELOCs require repayment of the principal amount outstanding at the commencement of the repayment period over the remaining term in equal monthly installments. HELOCs with terms like these pose a special payment risk because the borrower must start making substantially higher monthly payments at the start of the repayment period. If the borrower is unable to make such increased payments, the borrower may default. You may suffer a loss if the collateral for such HELOC, and the other forms of credit enhancement, are insufficient or unavailable to cover the loss and the insurer fails to perform under the insurance policy.

The incurrence of additional debt by borrowers could increase your risk

          With respect to HELOCs that were used for debt consolidation, there can be no assurance that the borrower will not incur further debt. This reloading of debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the HELOCs.

          See “Description of the HELOCs” in this free writing prospectus.

Negative amortization on first lien mortgage loans could increase your risk

          Approximately 27.58% HELOCs, by cut-off date principal balance are second lien HELOCs junior to a first lien mortgage on the related mortgaged properties that permit negative amortization. To the extent the payment option under any of these first lien mortgage loans selected by the related borrower from time to time increases the principal balance of that loan, the combined loan-to-value of the related HELOC will be increased and the portion of the value of the related mortgaged property available to repay the related HELOC will be reduced in the event of a default on the related HELOC.

          See “Description of the HELOCs” in this free writing prospectus.

Insolvency may affect the timing and amount of distributions on the notes

          The transfer of the HELOCs by the seller to the depositor will be characterized in the mortgage loan purchase agreement as a sale transaction. Nevertheless, in the event of insolvency of the seller, the Federal Deposit Insurance Corporation (referred to as the FDIC), as conservator or receiver, could attempt to recharacterize the sale of the HELOCs to the depositor as a borrowing secured by a pledge of the HELOCs. If such an attempt to recharacterize the transfer of the HELOCs were to be successful, the FDIC could elect to accelerate payment of the notes and liquidate the HELOCs, with the holders of the notes entitled to no more than the outstanding principal balances, if any, of the classes of notes, together with interest thereon at the applicable note rates. In the event of an acceleration of the notes, the holders of the notes would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover their initial investment. Further, with respect to an acceleration by the FDIC, interest may be payable only through the date of appointment of the FDIC as conservator or receiver. The FDIC has a reasonable period of time (which it has stated will generally not exceed 180 days after the date of its appointment) to elect to accelerate payment. Whether or not an acceleration takes place, delays in payments on the notes and possible reductions in the amount of such payments could occur. For a further discussion see “Certain Regulatory Matters Related to Banks—Certain Matters Relating to Conservatorship and Receivership” in this free writing prospectus.

Developments in certain states could have a disproportionate effect on the pool of HELOCs due to geographic concentration of mortgaged properties

          The chart entitled “Geographic Distribution” presented in Annex I to this free writing prospectus lists the states with the highest concentrations of HELOCs. Because of the relative geographic concentration of the mortgaged properties within certain states, losses on the HELOCs may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, wildfires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

          Economic conditions in states with high concentrations of HELOCs may affect the ability of borrowers in those states to repay their loans on time. Changes in economic conditions and declines in the residential real estate market in states with high concentrations of HELOCs may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios. Conversely, other changes in economic conditions and increases in the market values of properties located in states with high concentrations of HELOCs would reduce the loan-to-value ratios and could therefore make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the HELOCs.

          Approximately 62.39% of the aggregate principal balance of the HELOCs are secured by mortgaged properties located in California. Properties in California may be more susceptible than homes located in other parts of the country to some types of uninsured hazards, such as earthquakes, mudslides, hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots. Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs. This potential crisis could someday spread to other states and affect the entire nation. In addition, recently the cost of crude oil reached record highs. These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments. Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment. The trust’s ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments. The depositor cannot predict whether, or to what extent or for how long, such events may occur.

          In addition, California has imposed legal limits on the remedies of a secured lender in the event that the proceeds of any sale under a deed of trust or other foreclosure proceedings are insufficient to pay amounts owed to that secured lender. In California, if a lender simultaneously originates a loan secured by a senior lien on a particular property and a loan secured by a junior lien on the same property, that lender as the holder of the junior lien may be precluded from obtaining a deficiency judgment with respect to the excess of the aggregate amount owed under both the senior and junior loans, over the proceeds of sale under a deed of trust or other foreclosure proceedings. This anti-deficiency law, therefore, is likely to result in increases of losses in the event the borrowers default on the related HELOCs because mortgages and deeds of trust securing such HELOCs are primarily junior liens.

Notes may not be appropriate for certain investors

          The offered notes may not be an appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of offered notes. This may be the case because, among other things:

•	the yield to maturity of the offered notes will be sensitive to the uncertain rate and timing of principal prepayments on the HELOCs;

•

the rate of principal distributions on and the weighted average lives of the offered notes will be sensitive to the uncertain rate and timing of principal prepayments on the HELOCs and the priority of principal distributions among the classes of notes. Accordingly, the offered notes may be an inappropriate investment if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

•

you may not be able to reinvest amounts distributed in respect of principal on an offered note (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the note rate applicable to your note; or

•	a secondary market for the offered notes may not develop or provide noteholders with liquidity of investment.

          You should also carefully consider the further risks discussed above and under the heading “Yield, Prepayment and Maturity Considerations” in this free writing prospectus and under the heading “Risk Factors” in the base prospectus.

Notes are obligations only of the issuing entity

          The notes will not represent an ownership interest in or obligation of any entity except for the obligations of the seller pursuant to certain limited representations and warranties made with respect to the HELOCs and of the servicer with respect to its servicing obligations under the sale and servicing agreement (including the limited obligation to make certain monthly advances). Neither the notes nor the underlying HELOCs will be guaranteed or insured by any governmental agency or instrumentality. The notes are not bank accounts and are not insured by the FDIC. Proceeds of the assets included in the trust fund (including the HELOCs and any payments received under the financial guaranty insurance policy) will be the sole source of payments on the offered notes. You will not be able to receive money from any entity in the event that such proceeds are not enough to make all payments provided for under the notes.

          For a discussion of additional risks pertaining to the notes, see “Risk Factors” in the base prospectus.

Impact of terrorist attacks

          The economic impact of the United States’ military operations in Iraq, Afghanistan and other parts of the world, as well as the possibility of terrorist attacks, domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. No assurance can be given as to the effect of these events on consumer confidence and the performance of the HELOCs. Any adverse impact resulting from these events would be borne by the holders of the notes. United States military operations may also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act. For a further discussion see “Certain Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act” and “Risk Factors—Impact of World Events” in the base prospectus.

Credit scores may not accurately predict the performance of the HELOCs

          Credit scores are obtained by many lenders, including IndyMac Bank, in connection with HELOC applications to help them assess a borrower’s creditworthiness. Credit scores are generated by models developed by a third party which analyzes data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default over a two-year period. The credit score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on indebtedness, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience. Credit scores range from approximately 452 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender (i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score). Lenders have varying ways of analyzing credit scores and, as a result, the analysis of credit scores across the industry is not consistent. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a HELOC. Furthermore, credit scores were not developed specifically for use in connection with HELOCs, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the effect of HELOC characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related HELOCs.

Violation of various federal and state laws may result in losses on the HELOCs

          Applicable state laws generally regulate interest rates and other charges, require certain disclosure and require licensing of the seller to the extent any of these laws are not preempted by federal law. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the HELOCs. The HELOCs are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the HELOCs;

•

the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience;

•	the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws; and

•	the Alternative Mortgage Transaction Parity Act of 1982, which preempts certain state lending laws which regulate alternative mortgage transactions.

          Violations of certain provisions of these federal and state laws may limit the ability of the servicer to collect all or part of the principal of or interest on the HELOCs and in addition could subject the trust to damages and administrative enforcement. In particular, the seller’s failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the borrowers’ rescinding the HELOCs against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in HELOCs that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the HELOCs and restrict the servicer’s ability to foreclose in response to the mortgagor’s default. The seller’s failure to comply with these laws could subject the trust to significant monetary penalties, could result in the borrowers rescinding any affected HELOCs whether held by the trust or a subsequent holder of such HELOCs and/or limit the servicer’s ability to foreclose upon the related mortgaged property in the event of a mortgagor’s default. See “Certain Legal Aspects of the Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders” in the base prospectus.

          The seller will represent that as of the closing date, each HELOC is in compliance with applicable federal and state laws and regulations. The seller will also represent that none of the HELOCs are subject to the Home Ownership and Equity Protection Act and its implementing regulations nor have any of the mortgagors been required to purchase single-premium credit life insurance in connection with the origination of the related HELOC. In the event of a breach of such representation, the seller will be obligated to cure such breach or repurchase or replace the affected HELOC in the manner described in the base prospectus. If the seller is unable or otherwise fails to satisfy such obligations, the yield on the offered notes may be materially and adversely affected.

          Under the anti-predatory lending laws of some states or local ordinances, the mortgagor is required to meet a net tangible benefits test in connection with the origination of the related HELOC and to comply with other disclosure requirements and restrictions. This test may be highly subjective and open to interpretation. As a result, a court may determine that a HELOC does not meet the test or any of these other requirements even if an originator reasonably believed that the test was satisfied. Any determination by a court that a HELOC does not meet the test will result in a violation of the state anti-predatory lending law and impose liability on the originator or assignees of the HELOCs including the issuing entity, in which case the seller will be required to purchase such HELOC from the trust.

Violation of environmental laws or the existence of hazards may result in losses to the trust

          Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the HELOCs. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

          In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it may suffer losses as a result of any liability imposed for environmental hazards on the property. For further discussion see “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the base prospectus.

THE HELOC POOL

General

          The depositor will purchase home equity lines of credit included in the pool transferred on the Closing Date (the “HELOCs”) from IndyMac Bank, F.S.B. (“IndyMac Bank”) pursuant to a mortgage loan purchase agreement (“mortgage loan purchase agreement”), dated as of the Cut-off Date, between IndyMac Bank and the depositor. The trust will purchase the same HELOCs from the depositor pursuant to a sale and servicing agreement (“sale and servicing agreement”), dated as of the Cut-off Date, among IndyMac Bank, as seller and servicer, the depositor, the trust and the indenture trustee, and, pursuant to the indenture, will pledge the same HELOCs to the indenture trustee for the benefit of holders of the notes and the insurer. The HELOCs are expected to have an aggregate Stated Principal Balance as of the Cut-off Date of approximately $499,902,120. The HELOCs will have been acquired or originated by the seller in the normal course of its business.

          Under the sale and servicing agreement, the seller will make certain representations, warranties and covenants to the depositor and the trust relating to, among other things, certain characteristics of the HELOCs and, subject to the limitations described below under “—Assignment of HELOCs,” will be obligated to repurchase or substitute a similar HELOC for any HELOC as to which there exists deficient documentation or an uncured breach of any representation, warranty or covenant if the breach of representation, warranty or covenant materially and adversely affects the interests of the noteholders or the insurer in that HELOC. Under the indenture, the trust will assign all its right, title and interest in and to the representations, warranties and covenants (including the seller’s repurchase obligation) to the indenture trustee for the benefit of the noteholders or the insurer. The depositor will make no representations or warranties with respect to the HELOCs and will have no obligation to repurchase or substitute HELOCs with deficient documentation or which are otherwise defective. IndyMac Bank will sell the HELOCs without recourse and will have no obligation with respect to the notes in its capacity as seller other than the repurchase or substitution obligations described above and in “—Representations and Warranties” below. The obligations of IndyMac Bank, as servicer, with respect to the notes will be limited to the servicer’s contractual servicing obligations under the sale and servicing agreement.

HELOC Statistics

          Certain information with respect to the HELOC pool as of June 19, 2006 (the “Cut-off Date”) is set forth below. Prior to the Closing Date, the HELOC pool may experience some amortization, some HELOCs may be removed from the pool and other HELOCs may be substituted for such HELOCs. The depositor believes that the information set forth in this free writing prospectus with respect to the HELOC pool described herein is representative of the characteristics of the HELOC pool as it will be constituted at the Closing Date, although certain characteristics of the HELOCs in the HELOC pool may vary. For a further description of the pool of HELOCs being delivered, see “The Mortgage Loans—General—Additional Information” in the base prospectus.

          Approximately 84.58% of the HELOCs were originated by the seller and the remainder of the HELOCs were originated by unaffiliated originators and purchased by the seller. All of the HELOCs were originated under mortgage loan agreements and disclosure statements (the “Credit Line Agreements”) and are secured by mortgages or deeds of trust, which are primarily first and second mortgages or second deeds of trust, on mortgaged properties. The mortgaged properties securing the HELOCs consist primarily of residential properties that are one- to four-family properties. The HELOCs were underwritten in accordance with the underwriting guidelines of the applicable mortgage loan originator in effect at the time of origination. Current applicable underwriting standards of the seller are described under “Underwriting and Credit Criteria” in this free writing prospectus.

          In the information that follows, weighted average percentages are based upon the principal balances of the HELOC pool as of the Cut-off Date.

          The HELOC pool includes a total of 6,535 HELOCs with an aggregate pool balance of approximately $499,902,120. As of the Cut-off Date, the average principal balance was approximately $76,496, the minimum principal balance was approximately $3,004, the maximum principal balance was approximately $992,802, the minimum loan rate and the maximum loan rate were approximately 3.990% and 18.000% per annum, respectively, and the weighted average loan rate was approximately 7.067% per annum. As of the Cut-off Date, the average credit limit utilization rate was approximately 80.37%, the minimum credit limit utilization rate was approximately 10.02% and the maximum credit limit utilization rate was approximately 104.20%. The credit limit utilization rate is determined by dividing the principal balance of a HELOC by the credit limit of the related Credit Line Agreement. The weighted average original combined loan-to-value ratio of the HELOCs was approximately 81.57%.

          As of the Cut-off Date, none of the HELOC pool had a combined loan-to-value ratio greater than 100.00%.

          The “combined loan-to-value ratio” or “CLTV” of a HELOC at any given time is a fraction, expressed as a percentage, (x) the numerator of which is the sum of (i) the credit limit of that HELOC at the date of determination, and (ii) the original unpaid principal balance of any mortgage loan on the related mortgaged property that was senior to that HELOC as of the date of origination of that HELOC and (y) the denominator of which is (i) in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, or (ii) in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance.

          In addition, as of the Cut-off Date, 27.58% of the HELOCs are second lien HELOCs that are junior to a first lien mortgage loan on the related mortgaged property that permits negative amortization. These first lien mortgage loans permit the maximum principal balance of the mortgage loan to increase to a specified percentage in excess of the original principal balance of that mortgage loan. See the tables “Negatively Amortizing First Liens” and “Maximum Combined Loan-to-Value Ratios” in Annex I to this free writing prospectus.

          No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal date. If residential real estate values generally or in a particular geographic area decline, the combined loan-to-value ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the HELOCs.

          All of the HELOCs will provide for a fifteen (15) day grace period for monthly payments. Borrowers may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means, including online transfers, phone payment and Western Union Quick Check, although an additional fee may be charged for these payment methods. A scheduled monthly payment with respect to a HELOC is generally considered “delinquent” if the mortgagor fails to make the Scheduled Payment prior to the due date occurring immediately after the due date on which the scheduled monthly payment was originally due.

          As of the Cut-off Date, none of the HELOCs was 30 days or more delinquent in payment of principal and interest, and none of the HELOCs have been 30 days or more delinquent in payment of principal and interest in the last 12 months.

          The mortgagors may prepay their mortgage loans at any time without paying a prepayment penalty. For substantially all of the HELOCs by Cut-off Date Principal Balance, an early termination fee may be owed in connection with a termination of the related Credit Line Agreement within a specified period following its origination. The holders of the Class P Certificates will be entitled to all early termination fees received on the HELOCs, and those amounts will not be available for distribution on any class of notes. Under certain circumstances, as described in the sale and servicing agreement, the servicer may waive the payment of any otherwise applicable early termination fee.

          Each HELOC was originated on or after July 3, 2001, and no HELOC was originated after April 29, 2006. The earliest stated maturity date of any HELOC is November 17, 2013, and the latest stated maturity date of any HELOC is December 13, 2035.

          The interest rate on each HELOC is indexed to the “Prime Rate” as published in the “Money Rates” table of the Wall Street Journal.

          The HELOCs have the characteristics set forth in Annex I of this free writing prospectus (the sum in any column may not equal the total indicated due to rounding). The depositor believes that the information set forth in this free writing prospectus and in Annex I with respect to the HELOCs will be representative of the characteristics of the HELOC pool as it will be constituted at the time the notes are issued, although the range of loan rates and maturities and certain other characteristics of the HELOCs will vary.

          See Annex I to this free writing prospectus.

Representation and Warranties

          The seller will make representations and warranties as to the accuracy in all material respects of information furnished to the indenture trustee and the issuing entity with respect to each HELOC. In addition, the seller will represent and warrant, on the Closing Date, with respect to each HELOC that, among other things: (1) at the time of transfer to the trust, the seller has transferred or assigned all of its right, title and interest in each HELOC and the related documents, free of any lien, subject to exceptions; (2) each HELOC was generated under a note or Credit Line Agreement that complied, at the time of origination, in all material respects with applicable state and federal laws including all applicable anti-predatory and anti-abusive lending laws; (3) each loan file contains the documents specified in the sale and servicing agreement; (4) as of the Cut-off Date, none of the HELOCs is more than 30 days delinquent; (5) all of the HELOCs were originated or acquired from third parties substantially in accordance with the applicable originator’s underwriting criteria in effect at the time of origination; and (6) none of the HELOCs constitute “high cost loans” under applicable anti-predatory and anti-abusive lending laws. Upon discovery of a breach of any representation and warranty that materially and adversely affects the interests of the noteholders or the insurer in a HELOC, the seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the seller will be obligated to repurchase the HELOC and to deposit the Purchase Price (as defined below) into the Collection Account. Upon retransfer, the principal balance of the HELOC will be deducted from the pool balance. In lieu of any repurchase, a seller may substitute one or more Eligible Substitute Mortgage Loans (as defined below). Any repurchase or substitution will be considered a payment in full of the defective mortgage loan. The obligation of the seller to accept a retransfer of a defective HELOC through repurchase or substitution is the sole remedy regarding any defects in the HELOC and related documents available to the indenture trustee or the noteholders.

          With respect to any HELOC, the “Purchase Price” is equal to the principal balance of the HELOC at the time of any transfer described above plus (a) the greater of (i) accrued and unpaid interest at the applicable mortgage loan rate net of the servicing fee to the date of repurchase and (ii) 30 days’ interest, computed at the applicable mortgage loan rate and (b) any expenses incurred by the trust as a result of the defect, including any costs and damages actually incurred and paid by or on behalf of the trust in connection with any violation of such mortgage loan of any predatory or abusive lending laws.

          With respect to the substitution for any defective HELOC, one or more substitute HELOCs, an “Eligible Substitute Mortgage Loan”, that generally will, on the date of substitution, among other characteristics set forth in the sale and servicing agreement:

•

have a principal balance (or in the case of a substitution of more than one HELOC for a defective HELOC, an aggregate principal balance) that is approximately equal to the principal balance of the defective HELOC,

•	have a mortgage loan rate not less than the loan rate of the defective HELOC and not more than 1% in excess of the loan rate of the defective HELOC,

•	have a margin not less than the margin of the defective HELOC and not more than 1% in excess of the margin of the defective HELOC,

•	have a combined-loan-to-value ratio not greater than that of the defective HELOC, and

•	comply with all of the representations and warranties set forth in the sale and servicing agreement as of the date of substitution.

          Notwithstanding the foregoing, the seller may not substitute an Eligible Substitute Mortgage Loan for a defective HELOC if the date of substitution is more than two years after the Closing Date, unless the seller delivers to the indenture trustee an opinion of counsel to the effect that the substitution will not (i) result in the imposition of the tax on “prohibited transactions” on the issuing entity or (ii) cause any REMIC created under the trust agreement to fail to qualify as a REMIC at any time that Notes are outstanding.

          To the extent the principal balance of an Eligible Substitute Mortgage Loan is less than the principal balance of the related defective HELOC, a seller will be required to make a deposit to the Collection Account equal to the sum of such difference and any applicable accrued interest adjustment set forth in the sale and servicing agreement.

          Notwithstanding the foregoing, in lieu of providing the duly executed assignment of the mortgage to the indenture trustee and the original recorded assignment or assignments of the mortgage together with all interim recorded assignments of such mortgage, above, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS® System. In addition, the mortgages for some or all of the HELOCs in the trust fund that are not already held through the MERS® System may, at the discretion of the servicer, in the future be held through the MERS® System. For any mortgage held through the MERS® System, the mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, as nominee for the owner of the HELOC, and subsequent assignments of the mortgages were, or in the future may be, at the discretion of the servicer, registered electronically through the MERS® System. For each of these HELOCs, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the indenture trustee, and does not have any interest in the HELOCs.

THE ORIGINATOR

IndyMac Bank, F.S.B.

          Approximately 85.73% (measured by the principal balance of the HELOCs as of the Cut-off Date) of the HELOCs were originated by IndyMac Bank, and the remainder of the HELOCs were originated by unaffiliated originators and purchased by IndyMac Bank. See “The Sponsor and Seller” below for additional information regarding IndyMac Bank.

INDYMAC BANK HELOC PROGRAM

HELOC Origination

          IndyMac Bank originates HELOCs through multiple channels, but primarily through its mortgage professionals, consumer direct, correspondent and conduit channels (“Direct Channel”).

          The general terms of HELOCs originated by IndyMac Bank are described below under “Description of the HELOCs—HELOC Terms—IndyMac Bank HELOCs.” The underwriting criteria of HELOCs originated by IndyMac Bank are described below under “Underwriting and Credit Criteria—IndyMac Bank.”

Purchases of HELOC Pools

          Beginning in May 2004, IndyMac Bank started acquiring pools of HELOCs from third party originators on a servicing released basis. To date, the size of pools purchased from third party originators range from $5 million to $100 million. Third party originators that are authorized to sell pools of HELOCs to IndyMac Bank under IndyMac Bank’s purchase criteria are pre-approved by IndyMac Bank based on its review of such originators’ underwriting criteria, financial conditions and experience as mortgage loan originators. All of the approved third party originators are Fannie Mae and Freddie Mac approved seller/servicers and follow underwriting guidelines generally acceptable to institutional investors.

HELOC Underwriting and Credit Criteria

          All of the HELOCs originated by the seller were either originated directly by the seller or originated indirectly by the seller through the Direct Channel by authorized third-party vendors based on the seller’s underwriting standards. All of the HELOCs were underwritten generally in accordance with the seller’s underwriting standards. The following is a brief description of the underwriting standards and procedures applicable to the HELOCs.

          The seller’s underwriting standards with respect to the HELOCs generally will conform to those published in the seller’s underwriting guidelines, including the provisions of the seller’s underwriting guidelines applicable to the seller’s Home Equity Line of Credit Program. However, seller may approve a mortgage loan that otherwise does not meet seller’s underwriting standards based on certain mitigating factors. Such determination is made on a loan-by-loan basis. In addition, the underwriting standards as set forth in the seller’s underwriting guidelines are continually revised based on prevailing conditions in the residential mortgage market and the market for mortgage securities.

          The underwriting standards set forth in the seller’s Home Equity Line of Credit Program provide for several different levels of documentation: (1) the “Full/Alternate Documentation Program,” (2) the “Reduced Documentation Program,” (3) the “Pre-Approved Program” and (4) the “Invitation-to-Apply Program” (also referred to as the “ITA Program” herein). All HELOCs originated in the Direct Channel follow guidelines for the Pre-Approved Program and the ITA Programs.

          See “The Seller—Origination Process” and “Mortgage Loan Program—Underwriting Process” in the base prospectus.

Asset, Income and Employment Documentation

Full/Alternate Documentation Program

          For Full/Alternate Documentation HELOCs, a prospective borrower is required to fill out a detailed application providing pertinent credit information, including tax returns if the borrower is self-employed or received income from dividends and interest, rental properties or other income which can be verified via tax returns. In addition, a borrower (other than a self-employed borrower) must demonstrate income and employment directly by providing alternative documentation in the form of a pay stub showing year-to-date earnings and a W-2 to provide verification of employment. Borrowers that claim other sources of income such as pension, social security, VA benefits and public assistance must provide written documentation that identifies the source and amount of such income, such as an award letter, and demonstrate that such income can reasonably be expected to continue for at least 3 years. Income in the form of alimony, child support or separate maintenance income must be substantiated by a copy of the divorce decree or separate maintenance agreement, as applicable.

Reduced Documentation Program

          Borrowers who qualify for the Reduced Documentation Program need to provide only verbal verification of employment, but will be required to demonstrate that he or she has an average account balance of at least one month’s income from qualified assets and sources. Closing balances and mortgage loan proceeds, for example, may not be used to meet this requirement. The types of assets that can be considered in determining whether the reserve requirement has been met include funds from checking, savings, money market or CD accounts, stocks, bonds, and mutual funds. The Reduced Documentation Program is not available to borrowers whose credit reports do not show that the borrower has had a mortgage for at least 12 months within the past 3 years.

Pre-Approved Program and ITA Program

          Borrowers who qualify under the ITA Program must provide either two current consecutive pay stubs or two current consecutive tax returns as income verification. A credit report is also required. Because borrowers who qualify under the Pre-Approved Program have high credit scores relative to the combined loan-to-value on the related mortgaged properties, Pre-Approved HELOCs require no documentation with respect to the borrowers’ income or employment.

Credit Criteria

Full/Alternate Documentation Program and Reduced Documentation Program

          Each borrower under the Full/Alternate Documentation Program must meet the following credit criteria:

•

credit scores reported by at least 2 credit bureaus with at least 2 trade lines open for at least 12 months, or, one credit score with at least 5 trade lines open at least 12 months, or, 12 months of prior mortgage history;

•	no mortgage payments thirty days or more delinquent within the last twelve months;

•	no foreclosures within the last three years;

•	borrower has not participated in a consumer credit counseling plan within the last two years; and

•	no bankruptcy within the last two years.

          The minimum credit amount for second lien HELOCs that close concurrently with a first mortgage is $10,000 for most states in which the seller originates second lien HELOCs. The minimum credit amount for first lien HELOCs or second lien HELOCs that do not close concurrently with a first mortgage is $10,000.

Pre-Approved Program and ITA Program

          Each borrower under either the Pre-Approved Program or the ITA Program must meet the following credit criteria:

•	no bankruptcy, foreclosures, repossessions or debt counseling within the past 3 years;

•	no charge-offs, unpaid collections, tax liens or judgments in an amount over $1,000;

•	no payment delinquency of 60 days or more on any trade within the past year;

•	no payment delinquency of 30 days or more on a mortgage or home equity line of credit within the past 2 years;

•	no non-standard addresses should be shown on the credit report (i.e., P.O. Boxes)(applicable only to Pre-Approved HELOCs); and

•	miscellaneous status codes (i.e., I.D. Theft) are not allowed (applicable only to Pre-Approved HELOCs).

First Mortgage Requirements

Full/Alternate Documentation Program and Reduced Documentation Program

          For second lien HELOCs, the following additional requirements apply with respect to the first lien mortgage:

•	the LTV of the first lien may not exceed 90% (based on the current principal balance);

•	the current principal balance of the first lien may not exceed $2,500,000;

•	if the first mortgage relates to a balloon loan, such balloon loan must have a reset or refinance option;

•	if the first mortgage relates to a loan with a negative amortization feature, the maximum possible principal balance must not exceed 125% of the original principal balance;

•	if the first mortgage relates to a loan with interest only payments, the interest only payment period must be 10 years or less; and

•	the first mortgage may not:

(i) be held by a private party;

(ii) be a contract for a deed, contract for purchase, or land contract;

(iii) have provisions against additional liens;

(iv) have provisions for future advances or disbursements; or

(v) be a HELOC.

Pre-Approved Program and ITA Program

          For second lien HELOCs, the principal balance of the first lien may not exceed $750,000.

Title Insurance

Full/Alternate Documentation Program and Reduced Documentation Program

          Title insurance requirements vary among the different types of HELOCs. A lender’s ALTA policy is required for first lien HELOCs. For second lien HELOCs originated concurrently with a first mortgage, a copy of the preliminary title report, commitment, binder, or abstract obtained for the origination of the first mortgage is required. The lender’s title insurance coverage amount need not include the amount of the second mortgage. There can be no intervening liens between the first and second mortgages. For second lien HELOCs that are not originated concurrently with a first mortgage, the seller requires at a minimum lien search and legal/vesting report for any HELOC with a credit limit of up to $200,000 and, for any HELOC with a credit limit over $200,000, a lender’s ALTA title policy.

Pre-Approved Program and ITA Program

          Provided that there are no intervening liens between the first and second mortgages, title insurance is not required. In lieu of a title insurance policy, a title or vesting report is typically obtained on a HELOC originated under these programs and a lien search will be conducted.

Appraisal Requirements

Full/Alternate Documentation Program and Reduced Documentation Program

          Appraisal requirements differ depending on the mortgage type and loan amounts. For second lien HELOCs originated concurrently with a first mortgage, a copy of the appraisal and a set of original photos used for the origination of the new first mortgage are required. For second lien HELOCs that are not originated concurrently with a first mortgage, if the loan amount is less than $100,000, either an AVM (defined below) or a Freddie Mac form 2055 (Quantitative Analysis Report with exterior inspection only) may be used, depending on whether the AVM provides an appraised value. For second lien HELOCs that are not originated concurrently with a first mortgage, if the loan amount is greater than $100,000, but less than $250,000, a Freddie Mac form 2055 (Quantitative Analysis Appraisal Report with exterior inspection only) is required and the report must include a photo of the front view of the subject property, a location map and comparable sales. For second lien HELOCs that are not originated concurrently with a first mortgage, if the loan amount is greater than $250,000, a Freddie Mac form 1004 (Full Appraisal) is required.

Pre-Approved Program and ITA Program

          The appraisal requirement is dependent upon the loan amount and is as follows:

•	loan amounts less than $75,000: an appraised value generated by the appraisal value model (“AVM”)

•	loan amounts between $75,001 to $100,000: desktop appraisal

•	loan amounts between $100,001 to $150,000: drive-by appraisal

•	loan amounts between $150,000 to $200,000: full appraisal

Mortgaged Properties

          The properties which secure repayment of the HELOCs are referred to as the “mortgaged properties.”

          In general, the mortgaged properties will include primarily single family properties. Specifically, the mortgaged properties may consist of:

•	detached single family dwellings;

•	individual units in planned unit developments;

•	attached single family dwellings;

•	condominium dwellings; or

•	two unit properties.

          Additionally, occupancy may be:

•	owner occupancy second home; or

•	investor owned.

          The HELOCs will generally be subordinated to other mortgages on the same mortgaged property.

          Principal amounts on the HELOCs may be drawn down up to a maximum amount as set forth in the line of credit agreement or repaid from time to time. New draws by borrowers under the HELOCs will automatically become part of the underlying trust. As a result, the aggregate balance of the HELOCs will fluctuate from day to day as new draws by borrowers are added to the underlying trust and principal payments are applied to the balances.

Exceptions

          The foregoing criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants an exception as to credit limit, debt-to-income ratio, FICO score, seasoning requirements, prohibition against second homes and combined liens. An exception may generally be allowed if the application reflects certain compensating factors such as high FICO score, low combined loan-to-value ratio, low debt-to-income ratio and high reserves. Accordingly, certain borrowers may qualify for a HELOC that, in the absence of such compensating factors, would not satisfy the seller’s underwriting criteria.

THE SPONSOR AND SELLER

          The sponsor is IndyMac Bank, F.S.B., a federal savings bank (“IndyMac Bank”) The sponsor is the same entity as the seller and the servicer of HELOCs, and is the parent company of the depositor. The sponsor has been the sponsor of securitizations backed by residential mortgage loans since 1993 and, in particular, the sponsor of securitizations backed by HELOCs since 2004.

          The following table describes the approximate volume of mortgage loan securitizations sponsored by IndyMac Bank since 2002.

Year	Approximate Volume

2002	$6.25 billion
2003	$5.78 billion
2004	$16.03 billion
2005	$31.37 billion

          The sponsor securitized approximately $1.57 billion of HELOCs in 2004, approximately $0.80 billion of HELOCs in 2005, and approximately $0.75 billion of HELOCs previously in 2006. The sponsor has been originating HELOCs since 2000.

          As the sponsor, IndyMac Bank originates and acquires mortgage loans and initiates their securitization by transferring the mortgage loans to a special purpose entity, such as the depositor. The mortgage loans are then transferred to the issuing entity for the related securitization. The sponsor works with underwriters and rating agencies in structuring its securitization transactions.

          IndyMac Bank is a wholly-owned subsidiary of IndyMac Intermediate Holdings, Inc. (“IndyMac Holdings”), which is a wholly-owned subsidiary of IndyMac Bancorp, Inc. (“IndyMac Bancorp”), a holding company organized under the laws of Delaware. IndyMac Bancorp’s common stock is listed on the New York Stock Exchange. The notes and the certificates do not represent interests in or obligations of IndyMac Bank, IndyMac Holdings, IndyMac Bancorp or any affiliate thereof.

          The principal executive office of IndyMac Bank is located at 888 East Walnut Street, Pasadena, California 91101-7211, telephone number (800) 669-2300.

          IndyMac Bank is an institution experienced in originating and servicing HELOCs of the type contained in the pool. IndyMac Bank is a seller/servicer approved by Federal National Mortgage Association (“Fannie Mae“) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”). IndyMac Bank also is a mortgagee approved by the U.S. Department of Housing and Urban Development and an institution the deposit accounts of which are insured by the FDIC.

SERVICING OF THE HELOCS

The Servicer

          IndyMac Bank will act as the servicer. The principal executive office of the servicer is located at 888 East Walnut Street, Pasadena, California 91101-7211, telephone number (800) 669-2300.

          IndyMac Bank has been servicing mortgage loans since 1993 and servicing mortgage loans directly (servicing without the use of a subservicer) since 1998. As of the date of this free writing prospectus, IndyMac Bank is rated (x) by Fitch, “RPS2+” as a servicer of alt/A, prime and sub-prime mortgage loans, (y) by Moody’s, “SQ2” as a primary servicer of prime and sub-prime first lien mortgage loans and “SQ3” as a special servicer and (z) by S&P, “above average/stable” as a primary servicer and “average/stable” as a servicer and special servicer.

          The servicer will be responsible for servicing the HELOCs in accordance with the terms set forth in the sale and servicing agreement employing the same degree of skill and care which it employs in servicing the HELOCs comparable to the HELOCs serviced by the servicer for itself or others. The servicer may perform its servicing obligations under the sale and servicing agreement through one or more subservicers selected by the servicer. Notwithstanding any subservicing agreement, the servicer will remain liable for its servicing duties and obligations under the sale and servicing agreement as if the servicer alone were servicing the HELOCs. The servicer will not have any custodial responsibilities for the mortgage loans.

          However, if the servicing of any mortgage loan were to be transferred from a subservicer to IndyMac Bank, or if any other servicing transfer were to occur, there may be an increase in all delinquencies and defaults due to misapplied or lost payments, data input errors, system incompatibilities or otherwise. Although any increase in delinquencies is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the applicable mortgage loans as a result of any servicing transfer. See also “Risk Factors—Inability to Replace Servicer Could Affect Collections and Recoveries on the HELOCs” and “—Relocation of the Servicer’s Default Management Services May Result in Increased Delinquencies and Defaults Which May Adversely Affect the Yield on the Notes” in this free writing prospectus and “Risk Factors—Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Securities” in the base prospectus.

          As of December 31, 2003, December 31, 2004, December 31, 2005 and March 31, 2006, IndyMac Bank provided servicing for approximately $31.65 billion, $45.10 billion, $76.33 billion and $92.80 billion, respectively, in conventional mortgage loans.

          IndyMac Bank has a sub-servicing agreement with Card Management Corporation (“CMC”) pursuant to which CMC acts as the sub-servicer and provides servicing on HELOCs originated by IndyMac Bank and collection services on HELOCs that are 68 days or less delinquent. IndyMac Bank will assume servicing of HELOCs that are 69 days or more delinquent and will service such HELOCs in accordance with the sale and servicing agreement. CMC has an agreement with First Data Resources, Inc. (“FDR”) pursuant to which FDR provides data processing and settlement services to support and facilitate subservicing of the HELOCs by CMC for the benefit of the servicer.

          Servicer Responsibilities. IndyMac Bank, as the servicer will perform the following servicing responsibilities with respect to the HELOCs:

•	receiving funds from borrowers, CMC and any other subservicer,

•	reconciling servicing activity with respect to the HELOCs,

•	calculating remittance amounts to the indenture trustee,

•	sending remittances to the indenture trustee and the owner trustee for distributions to securityholders,

•	coordinating loan repurchases,

•	oversight of all servicing activity, including subservicers,

•	following up with CMC with respect to home loans that are delinquent 68 days or less or for which servicing decisions may need to be made,

•	servicing and employing loss mitigation strategies with respect to HELOCs that are delinquent 69 or more days delinquent,

•	management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure, and

•	providing certain notices and other responsibilities as detailed in the sale and servicing agreement.

          Subservicer Responsibilities. Under the related subservicing agreement, CMC or FDR, as applicable, is generally responsible for the following duties with respect to any HELOCs that have not become 69 days or more delinquent:

•	communicating with borrowers;

•	processing additional draw requests on the HELOCs;

•	sending monthly remittance statements to borrowers;

•	collecting payments from borrowers and performing collection services on HELOCs that are delinquent 68 days or less;

•

accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the servicer, together with any other sums paid by borrowers that are required to be remitted;

•	security and fraud investigations;

•	chargeback and dispute processing;

•	calculating and reporting payoffs.

          IndyMac Bank’s sub-servicing agreement with CMC is renewable automatically on an annual basis upon the expiration of its initial term in April 2009. This agreement can be terminated in the event that IndyMac Bank decides not to renew or that IndyMac Bank exercises its right to terminate for convenience. It is unlikely that IndyMac Bank will choose not to renew its agreement(s) with CMC or to exercise its right of termination because IndyMac Bank is obligated to pay a fee to CMC if IndyMac Bank chooses to terminate for convenience. IndyMac Bank is obligated to provide six months prior written notice to CMC if it chooses not to renew or to terminate its agreement(s) with CMC. The six-month notice period is intended to minimize the risk of any disruption in servicing that may be caused by the transfer of servicing responsibilities conducted by the subservicer.

          In addition, this agreement can be terminated after the expiration of any applicable grace period (x) at the election of IndyMac Bank, if CMC breaches any material terms of this agreement or certain performance guidelines, or upon any specified change of control of CMC, and (y) at the election of CMC, if IndyMac Bank breaches any material terms of this agreement, including its obligation to pay any servicing fees, FDR ceases to provide services to CMC or IndyMac Bank that are necessary for CMC to perform its obligations under the sub-servicing agreement (unless such cessation is caused by a breach of CMC’s obligations under its agreement with FDR) or upon any specified change of control of CMC. CMC is generally obligated to reasonably cooperate with IndyMac Bank during this six-month period to ensure an effective transfer of servicing responsibilities to either IndyMac Bank or a replacement sub-servicer selected by IndyMac Bank. Notwithstanding the termination of the sub-servicing arrangements, IndyMac Bank, as the servicer, will remain liable for its servicing duties and obligations under the sale and servicing agreement.

          All fees of the subservicer with respect to the HELOCs will be paid by the servicer.

Card Management Corporation

          CMC is a corporation organized under the laws of the State of Indiana and is a wholly-owned subsidiary of Fifth Third Bancorp. CMC has been providing servicing and/or sub-servicing of credit card accounts since 1988.

CMC has been sub-servicing credit cards tied to home equity line of credit loans since 1995 and has acted as the sub-servicer for credit cards tied to four securitized pools of home equity line of credit loans. IndyMac Bank is CMC’s only significant client for whom CMC provides servicing or sub-servicing of credit cards tied to home equity line of credit loans. CMC’s sub-servicing portfolio of credit cards tied to securitized home equity line of credit loans has grown as indicated by the following approximate totals:

March 31, 2004	$490,000,000
December 31, 2004	$1,300,000,000
December 31, 2005	$1,370,000,000
March 31, 2006	$1,850,000,000

          CMC provides inbound and outbound customer services, collection services through 68 day delinquency, security and fraud investigations, and chargeback/dispute processing for such loans. There are no material legal or governmental proceedings pending against CMC, or of which any property of CMC is subject, that are material to holders of the offered notes, nor is CMC aware of any proceedings of this type contemplated by any governmental authorities.

First Data Resources, Inc.

          FDR was established in 1969 as the data processing unit of Mid-America Bankcard Association. In 1980, American Express acquired FDR and in 1992, FDR became an independent company as a subsidiary of First Data Corporation. According to FDR, it is a global provider of comprehensive transaction processing products and services to credit, debit, commercial, private label and oil card trusts. FDR’s home office in the United States is located in Omaha, Nebraska. Pursuant to CMC’s agreement with FDR, FDR has provided IndyMac Bank with services including account maintenance using FDR’s computer systems, daily and monthly reporting on account activities and distribution of monthly statements to borrowers.

Delinquency and Loss Experience

          Historically, a variety of factors, including the appreciation of real estate values, has limited the servicer’s loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the servicer’s control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. For example, a general deterioration of the real estate market regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as collateral for loans. If the real estate market and economy continue to decline, the servicer may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

Servicing Compensation and Payment of Expenses

          The issuing entity has agreed to pay a monthly fee (the “Servicing Fee”) to the servicer with respect to each HELOC, equal to 0.50% annually on the principal balance of each HELOC (the “Servicing Fee Rate”). Any successors to the servicer will in all cases receive a fee in an amount equal to, but not greater than, the Servicing Fee calculated at the Servicing Fee Rate. As additional servicing compensation, the servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, nonsufficient fund fees and late payment charges to the extent collected from the borrower (excluding early termination fees), together with any interest or other income earned on funds held in the custodial accounts, escrow accounts, the Collection Account and the Payment Account.

          The servicer will be entitled to reimbursement for certain expenses prior to payment of any amounts to noteholders. See “The Agreements—Servicing and Other Compensation and Payment of Expenses” in the base prospectus.

          In addition, other fees and expenses of the issuing entity will be paid from collections received on the HELOCs prior to distributions to the noteholders, as described in “Description of the Notes—Fees and Expenses” in this free writing prospectus.

Collection of Taxes, Assessments and Similar Items

          The servicer will, to the extent required by the related loan documents, ensure that payment of hazard insurance premiums and real estate taxes with respect to the HELOCs, are made and will make servicing advances with respect to delinquencies in required payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.

Insurance Coverage

          The servicer is required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

          Under the sale and servicing agreement, the servicer will be required to furnish to the indenture trustee and the insurer an annual servicer report detailing the servicer’s assessment of its compliance with the servicing criteria set forth in the relevant SEC regulations for asset-backed securities transactions, including Item 1122 of Regulation AB, as of and for the period ending the end of each fiscal year of the trust and the servicer’s assessment report will identify any material instance of noncompliance. In addition, on or before the last day of the third month after the end of each fiscal year of the trust (commencing on the first year after the issuance of the Notes), a firm of nationally recognized independent certified public accountants who may also render other services to the servicer or to its affiliates will furnish to the indenture trustee with an attestation report as to such assessment report by the servicer during the servicer’s preceding fiscal year (or since the date of the issuance of the Notes in the case of the first such statement). The form of assessment report and attestation report required under the sale and servicing agreement may be replaced by any similar form using any standards that are now or in the future in use by the servicer for comparable assets and which otherwise comply with any note, regulation, “no action” letter or similar guidelines promulgated by the SEC.

Servicer Default

          If the servicer is in default in its obligations under the sale and servicing agreement, the indenture trustee may with the consent of the insurer and shall, if directed to do so by the insurer or, if the offered notes are no longer outstanding and no amounts remain due and owing to the insurer or if an insurer default has occurred and is continuing, the noteholders evidencing more than 50% of the Note Principal Amount of the Controlling Class Notes, terminate the servicer, and the indenture trustee shall either appoint a successor servicer acceptable to the insurer in accordance with the sale and servicing agreement or succeed to the responsibilities of the servicer.

Certain Matters regarding the Servicer

          For a description of the servicer’s discretion to waive certain charges in connection with the HELOCs, see “The Agreements—Collection Procedures” in the base prospectus. For a description of replacement of the serivcer after the occurrence of a Event of Servicer Termination, see “The Mortgage Loan and Purchase Agreement and the Sale and Servicing Agreement—Event of Servicer Termination; Rights Upon Event of Servicer Termination” in this free writing prospectus. For a discussion of the circumstances in which the servicer may resign or be removed, see “The Agreements—Certain Matters Regarding the Servicer and the Depositor” in the base prospectus. For a discussion of the appointment of a successor servicer if the indenture trustee is unwilling or unable to act as successor to the servicer, see “The Agreements—Events of Default; Rights Upon Event of Default” in the base prospectus.

Modification of the HELOCS

          The servicer, without prior approval from the rating agencies, the indenture trustee or the insurer, may (A) solicit borrowers for a reduction in the margins on their HELOCs, provided that the cumulative impact of any such margin reductions may not result in the reduction of the weighted average margin of the HELOCs as of the Cut-off Date by more than 25 basis points taking into account any prior reductions, and (B) agree to or solicit borrowers to change any other terms of the related HELOCs if the change (i) does not materially and adversely affect the interests of the noteholders, the Certificateholders, or the Insurer (taking into account the aggregate effect of all previous modifications to date) and (ii) is consistent with the servicer’s accepted servicing practices, provided that in no event may the servicer modify the maturity of any HELOC to a maturity that is later than the Final Scheduled Payment Date. Notwithstanding the foregoing, the servicer may not make or permit any modification, waiver, or amendment of any term of any HELOC that would cause any REMIC created under the trust agreement to fail to qualify as a REMIC or result in the imposition of any prohibited transaction tax.

Limitations on Liability

          The servicer will not be liable to the trust or the noteholder for any action taken, or for refraining from the taking of any action, in good faith or for errors in judgment. This limitation on liability does not protect the servicer and any director, officer, employee or agent of the servicer from liability in connection with willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties. The terms of the sale and servicing agreement will provide that the servicer, depositor and sponsor will be indemnified and held harmless by the trust against any loss, liability, or expense incurred by the servicer, depositor or sponsor, as applicable, in connection with any legal action relating to the sale and servicing agreement or the notes other than any loss, liability or expense (i) incurred by the servicer’s, depositor’s or sponsor’s, as applicable, willful misfeasance, bad faith or negligence in the performance of the servicer’s duties under the sale and servicing agreement or (ii) by reason of reckless disregard, of the servicer’s, depositor’s or sponsor’s, as applicable, obligations and duties under the sale and servicing agreement. None of the servicer, the depositor or the sponsor will be under any obligation to appear in, prosecute or defend any legal action unless: (i) such action relates to the servicer’s, depositor’s or sponsor’s, as applicable, duties under the sale and servicing agreement; or (ii) the servicer, depositor or sponsor, as applicable, deems such action necessary or desirable. In the event that the servicer, depositor or sponsor, as applicable, appears in, prosecutes or defends any legal action, the sale and servicing agreement will provide that the servicer, depositor or sponsor, as applicable, and any director, officer, employee or agent of the servicer, depositor or sponsor, as applicable, will be reimbursed from the trust for all costs. See “The Agreements—Certain Matters Regarding the Servicer and the Depositor” in the base prospectus.

STATIC POOL DATA

          Certain static pool information for IndyMac Bank’s four other HELOC securitizations, three of which were issued in 2004 and one which was issued earlier in 2006, may be found at:

          http://regab.IndyMacbank.com.

          Once you have accessed this internet address you will need to select “HELOC” under the tab for Deal Category, “2004,” under the tab for Vintage Year, “Heloc 2004-1,” “Heloc 2004-2” or “Heloc 2004-LH1” under the tab for Deal Name and “Static” under the tab for Report Type. We refer you to this internet address solely for the purpose of providing you with the static pool information relating to the HELOCs. Access to this internet address is unrestricted and free of charge. Information provided through this internet address will not be deemed to be a part of this free writing prospectus, the base prospectus or the registration statement.

          Various factors may affect the prepayment, delinquency and loss performance of the HELOCs over time. The various pools of HELOCs for which performance information is shown at the above internet address had initial characteristics that differed, and may have differed in ways that were material to the performance of those HELOCs. These differing characteristics include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average combined loan-to-value ratio, weighted average term to maturity, credit limits, credit limit utilization rates and the presence or absence of prepayment penalties. We do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way indicative of the performance of the HELOCs in the trust.

          This static pool data is not deemed part of this free writing prospectus, the base prospectus or the registration statement of which the base prospectus is a part to the extent that the static pool data relates to:

•	prior securitized pools of IndyMac Bank, F.S.B. that do not include the mortgage loans and that were established before January 1, 2006; or

•	in the case of information regarding the HELOCs, information about the HELOCs for periods before January 1, 2006.

THE DEPOSITOR

          The depositor is IndyMac MBS, Inc., a Delaware corporation that is a wholly owned, limited purpose finance subsidiary of IndyMac Bank. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300. The depositor will not have any business operations other than securitizing mortgage assets and related activities.

          The depositor is required to perform certain actions in connection with the notes on a continual basis, including but not limited to:

•

to make all initial filings establishing or creating a security interest over the HELOCs and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant state commercial codes to perfect the indenture trustee’s security interest in the HELOCs and all proceeds thereof; and

•	to assume the duties of the administrator or appoint a successor administrator in the event of the administrator’s automatic termination under the administration agreement.

          Generally, however, it is expected that the above functions will be performed by the depositor’s agents or one or more of the indenture trustee and the servicer in accordance with the related agreements.

          For additional information regarding the depositor, see “The Depositor” in the base prospectus.

THE ISSUING ENTITY

          IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2006-H2 (the “issuing entity” or the “trust”), a Delaware statutory trust, will be created pursuant to and governed by a trust agreement, as amended and restated, among the seller, the depositor, the owner trustee and the indenture trustee, as registrar and paying agent. The trust agreement constitutes the “governing instrument” under the laws of the State of Delaware relating to statutory trusts. After its formation, the trust will not engage in any activity other than (1) acquiring, holding and managing the trust property described below, (2) issuing the notes and the certificates, (3) making payments on the notes and the certificates and (4) engaging in other activities that are necessary, suitable or convenient to accomplish these purposes.

          The trust’s principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee, at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

          The trust will be capitalized initially through a cash contribution by the depositor. The trust will not acquire any assets other than the property described above. Because the trust will have no operating history upon its establishment and will not engage in any business other than the duties discussed above, no historical, pro forma financial statements, or ratios of earnings to fixed changes with respect to the trust have been included in this free writing prospectus. The fiscal year end of the trust will be December 31.

          Since the issuing entity is a statutory trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.”

THE OWNER TRUSTEE

          Wilmington Trust Company (the “owner trustee”) is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust has served as owner trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

          Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

          The owner trustee shall at all times be a corporation satisfying the provisions of Section 3807(a) of the Delaware trust statute, authorized to exercise corporate powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authorities, and, so long as the Class A Notes are outstanding or any Reimbursement Amounts remain due and payable to the Issuer and no Insurer Default has occurred and is continuing, acceptable to the Insurer in its reasonable discretion, and having (or having a parent which has) a short-term debt rating of at least A-1 or the equivalent by, or which is otherwise acceptable to, the Rating Agencies.

          The owner trustee may hold notes and certificates in its own name or as pledgee. To meet the legal requirements of certain jurisdictions, the owner trustee may appoint co-trustees or separate trustees of any part of the assets of the issuing entity under the trust agreement. All rights and obligations conferred or imposed on the owner trustee by the trust agreement will be conferred or imposed on any separate trustee or co-trustee. In any jurisdiction in which the owner trustee is incompetent or unqualified to perform any act, the separate trustee or co-trustee will perform the act solely at the direction of the owner trustee.

          The owner trustee may resign at any time on 30 days’ prior written notice, in which event the depositor must appoint a successor owner trustee. The depositor with the consent of the insurer may also remove the owner trustee if it becomes legally unable to act or becomes insolvent. Any resignation or removal of the owner trustee and appointment of a successor will not become effective until acceptance of the appointment by the successor.

          The owner trustee has no duty to manage, make any payment on, register, record, sell, dispose of, or otherwise deal with the trust property, or to otherwise take or refrain from taking any action under any document contemplated by the trust agreement, except as expressly provided by the trust agreement or in instructions received by the owner trustee pursuant to the trust agreement. The owner trustee will be required to perform only those duties specifically required of it under the trust agreement. The owner trustee will disburse all moneys actually received by it constituting part of the issuing entity pursuant the terms of the transaction documents, and it will not be accountable under the trust agreement or any other transaction document except in limited circumstances including, without limitation, (i) for its own willful misconduct, gross negligence or bad faith or (ii) for the inaccuracy of certain representations and warranties in the trust agreement.

THE INDENTURE TRUSTEE

          Deutsche Bank National Trust Company (“DBNTC”) will act as the indenture trustee (the “indenture trustee”) and calculation agent. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of indenture trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC has also acted as calculation agent in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files in DBNTC’s custody but the mortgage files will be kept in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the DBNTC on behalf of the trust. DBNTC has no legal proceedings that would materially affect its ability to perform its duties as indenture trustee or calculation agent. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under the sale and servicing agreement and the indenture.

          Offered Notes may be surrendered at the offices designated by the indenture trustee from time to time for such purposes, which as of the Closing Date is of the indenture trustee located at DB Services Tennessee, 648 Grassmere Park Rd, Nashville, TN 37211-3658, Attention: Transfer Unit, or at any other address the indenture trustee designates from time to time. Correspondence may be directed to the indenture trustee at its corporate trust office located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN06H2. Noteholders may access monthly statements from the indenture trustee’s website located at www.tss.db.com/invr. Noteholders may obtain assistance in operating the website by calling the indenture trustee’s investor relations desk at (800) 735-7777.

          DBNTC is providing the information in the preceding two paragraphs at the depositor’s request in order to assist the depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

          The indenture trustee will have the duties and responsibilities under the indenture, the sale and servicing agreement and the administration agreement described in this free writing prospectus and the base prospectus, including collecting funds from the servicer to distribute to noteholders, providing noteholders and applicable rating agencies with monthly distribution statements, removing the servicer as a result of Event of Servicer Termination under the sale and servicing agreement, and appointing a successor servicer.

          The indenture trustee and any director, officer, employee or agent of the indenture trustee will be indemnified by the trust against any loss, liability or expense incurred by the indenture trustee arising out of or in connection with the acceptance or administration of its obligations and duties under the indenture or any other transaction document, other than any loss, liability or expense:

(i)

in any way relating to the failure of the indenture trustee, as successor servicer pursuant to the sale and servicing agreement, to perform its duties and to service the HELOCs in compliance with the terms of the sale and servicing agreement,

(ii)	that constitutes a specific liability of the indenture trustee under certain sections of the indenture, or

(iii)

incurred by reason of willful misfeasance, bad faith or negligence in the performance of the indenture trustee’s duties under the sale and servicing agreement or indenture or reckless disregard of the indenture trustee’s obligations and duties under the indenture.

          The indemnification provided to the indenture trustee in the indenture will not include expenses incurred or made by the indenture trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the indenture trustee’s performance of its duties as indenture trustee. The servicer is required to indemnify the indenture trustee against any loss, liability or expense resulting from a breach of the servicer’s obligations and duties under the sale and servicing agreement or the indenture, including its failure to perform its duties and service the HELOCs in accordance with the terms of the sale and servicing agreement.

          The indenture trustee will be liable for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with the indenture, or any liability that would be imposed by reason of its willful misfeasance or bad faith. However, the indenture trustee will not be liable, individually or as indenture trustee:

•	for an error of judgment made in good faith by a responsible officer of the indenture trustee, unless it is finally proven that the indenture trustee was negligent in ascertaining the pertinent facts,

•

with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of insurer or, (i) if the offered notes are no longer outstanding and no reimbursement amounts remain due and owing to the insurer or (ii) an Insurer Default has occurred and is continuing, the holders of notes evidencing not less than 25% of the voting rights of the notes relating to the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred upon the indenture trustee under the indenture,

•	for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the indenture, or

•	for any loss on any investment of funds pursuant to the indenture (other than as issuer of the investment security).

          The indenture trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, officer’s note, note of auditors or any other note, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          The indenture trustee and any successor indenture trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the rating agencies to reduce their respective ratings of any class of notes below the ratings issued on the Closing Date (or having provided security from time to time as is sufficient to avoid the reduction). If the indenture trustee no longer meets the foregoing requirements, the indenture trustee has agreed to resign immediately.

          The indenture trustee may at any time resign by giving written notice of resignation to the depositor, the issuing entity, the servicer, the insurer and each rating agency not less than 60 days before the specified resignation date.

          The depositor, the servicer with the consent of the insurer (so long as the Offered Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing) may remove the indenture trustee and appoint a successor indenture trustee if:

•	the indenture trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the indenture trustee by the depositor,

•

the indenture trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the indenture trustee or of its property is appointed, or any public officer takes charge or control of the indenture trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

•

a tax is imposed with respect to the issuing entity by any state in which the indenture trustee or the issuing entity is located and the imposition of the tax would be avoided by the appointment of a different indenture trustee.

          In addition, the holders of notes evidencing at least 51% of the voting rights of each class of notes may, with the consent of the insurer (so long as the Offered Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing), at any time remove the indenture trustee and appoint a successor indenture trustee. Notice of any removal of the indenture trustee shall be given to each rating agency by the successor indenture trustee. The party initiating the removal of a indenture trustee will bear any expense associated with the removal of the appointment of a new indenture trustee.

          Any successor indenture trustee must be reasonably acceptable to the insurer (so long as the Offered Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing). Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor indenture trustee. If a successor indenture trustee has not been appointed within 30 days after the indenture trustee gives notice of resignation, the resigning indenture trustee may petition any court of competent jurisdiction for the appointment of a successor indenture trustee.

          A successor indenture trustee will not be appointed unless the successor indenture trustee meets the eligibility requirements described above and its appointment does not adversely affect the then current ratings of the notes.

THE INSURER AND THE POLICY

The Insurer

General

          Ambac Assurance Corporation (“Ambac”) is a leading financial guarantee insurance company that is primarily engaged in guaranteeing public finance and structured finance obligations. Ambac is the successor to the founding financial guarantee insurance company, which wrote the first bond insurance policy in 1971. Ambac is licensed to transact financial guarantee and surety business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S. Virgin Islands. Ambac is subject to the insurance laws and regulations of the State of Wisconsin, its state of incorporation, and the insurance laws and regulations of other states in which it is licensed to transact business. Ambac is a wholly-owned subsidiary of Ambac Financial Group, Inc.(“Ambac Financial Group”), a 100% publicly-held company. Ambac has earned triple-A financial strength ratings from Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, Fitch, Inc., and Rating and Investment Information, Inc.

Capitalization

          The following table sets forth the capitalization of Ambac and subsidiaries as of December 31, 2004, December 31, 2005 and March 31, 2006 in conformity with U. S. generally accepted accounting principles.

Ambac Assurance Corporation and Subsidiaries

CONSOLIDATED CAPITALIZATION TABLE

(Dollars in Millions)

	December 31, 2004	December 31, 2005	March 31, 2006

			(unaudited)

Unearned premiums	$2,783	$2,966	$2,978
Long –term debt	1,074	1,042	1,090
Other liabilities	2,199	1,996	1,855

Total liabilities	6,056	6,004	5,923

Stockholder’s equity
Common stock	82	82	82
Additional paid-in capital	1,233	1,453	1,463
Accumulated other comprehensive income	238	137	71
Retained earnings	4,094	4,499	4,690

Total stockholder’s equity	5,647	6,171	6,306

Total liabilities and stockholder’s equity	$11,703	$12,175	$12,229

          There has been no material adverse change in the capitalization of Ambac and subsidiaries from March 31, 2006 to the date of this free writing prospectus.

          For additional financial information concerning Ambac, please refer to Ambac’s website at http://www.ambac.com by clicking on the Investor Relations link, then clicking on the Financial Reports link and then clicking on the SEC Documents/Filings link to access the following documents: the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, prepared in accordance with U. S. generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission (the “Commission”) on March 13, 2006; Commission File No. 1-10777), the unaudited consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of March 31, 2006 and for the three-month periods ended March 31, 2006 and 2005 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, for the three-month period ended March 31, 2006 (which was filed with the Commission on May 10, 2006), and Ambac Financial Group’s Current Report on Form 8-K dated and filed on April 26, 2006, as they relate to Ambac Assurance Corporation. Such financial information regarding Ambac shall be deemed to be made a part of this free writing prospectus.

          Copies of all information regarding Ambac that is referenced in this free writing prospectus can be read and copied at the SEC’s website at http://www.sec.gov, the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and the offices of the NYSE, 20 Broad Street, New York, New York 10005. Copies of the consolidated financial statements of Ambac referenced herein and copies of Ambac’s annual statement for the year ended December 31, 2005 prepared on the basis of accounting practices prescribed or permitted by the State of Wisconsin Office of the Commissioner of Insurance, are available without charge from Ambac. The address of Ambac’s administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

Other Information

          Ambac makes no representation regarding the Notes or the advisability of investing in the Notes. Ambac has not independently verified, is not responsible for, and makes no representation regarding, the accuracy or completeness of this free writing prospectus, other than the information supplied by Ambac and presented, included or referenced in this free writing prospectus under the heading “Ambac Assurance Corporation.”

The Policy

          The following information has been supplied by the insurer for inclusion in this free writing prospectus. The insurer does not accept any responsibility for the accuracy or completeness of this free writing prospectus or any information or disclosure contained in this free writing prospectus, or omitted from this free writing prospectus, other than with respect to the accuracy of the information regarding the Policy and the insurer set forth under the heading “The Insurer and the Policy” in this free writing prospectus. Additionally, the insurer makes no representation regarding the Notes or the advisability of investing in the Notes.

          The Class A Notes will have the benefit of an irrevocable financial guaranty insurance policy (the “Policy”) issued by Ambac Assurance Corporation (the “insurer”) for the benefit of the holders of the Class A Notes, pursuant to which the insurer will guarantee certain distributions to such holders as described in this free writing prospectus and subject to the terms of the Policy.

          The Policy will be issued by the insurer on the closing date pursuant to an insurance and indemnity agreement, to be dated as of June 28, 2006 (the “insurance agreement”), among the insurer, the depositor, the indenture trustee, the seller and the servicer.

          The insurer, in consideration of the payment of a premium (the “Premium”) and subject to the terms and conditions of the Policy, will unconditionally and irrevocably agree to pay Insured Amounts which are due for payment to the indenture trustee for the benefit of the holders of the Class A Notes.

          For the purposes of the Policy, the following terms have the following meanings:

          “Agreements” means the sale and servicing agreement and the indenture.

          “Class A Holder” means, as to a particular Class A Note, the person, other than the depositor, the seller, the servicer or the indenture trustee or their affiliates who, on the applicable Payment Date, is entitled under the terms of such Class A Note to a distribution thereon.

          “Deficiency Amount” means, with respect to any Payment Date and the Class A Notes, an amount, if any, equal to the sum of:

          (1)            the amount by which the aggregate amount of accrued interest on the Class A Notes (excluding any Relief Act Shortfalls and prepayment interest shortfalls on the HELOCs during the related Collection Period) exceeds the amount on deposit in the Payment Account available for interest distributions on the Class A Notes on such Payment Date; and

          (2)            (i)           with respect to any Payment Date that is not the Final Scheduled Payment Date, the aggregate amount, if any, by which the aggregate Note Principal Amount of Class A Notes following the distribution of Net Available Funds on that Payment Date exceeds the Invested Amount on the last day of the related Collection Period after giving effect to principal collections allocated to the Class A Notes on such Payment Date and (ii) on the Final Scheduled Payment Date, the aggregate Note Principal Amount of the Class A Notes (after giving effect to all distributions to be made thereon on such Payment Date). Notwithstanding anything to the contrary contained herein, the aggregate Deficiency Amount described above which may be paid under the Policy shall not exceed the Maximum Insured Amount.

           “Insured Amount” will mean, with respect to any Payment Date, any Deficiency Amount for such Payment Date.

           “Maximum Insured Amount” shall mean $486,654,000 in respect of principal, plus interest thereon calculated at the applicable Note Rate for the Class A Notes.

           “Nonpayment” shall mean, with respect to any Payment Date, an Insured Amount is due for payment but has not been paid pursuant to the Agreement.

           “Notice” means a written notice in the form attached as an exhibit to the Policy by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the trustee to the insurer specifying the information set forth therein.

           “Preference Amount” shall mean any payment of principal or interest previously paid to a Class A Holder which would have been covered under the Policy as an Insured Amount, which has been deemed a preferential transfer and was previously recovered from its owner pursuant to the United States Bankruptcy Code in accordance with a final, non-appealable order of a court of competent jurisdiction.

          The insurer will pay an Insured Amount with respect to the Class A Notes by 12:00 noon (New York City time) in immediately available funds to the indenture trustee on the later of (i) the second business day following receipt in New York, New York on a business day by the insurer of a Notice at the address and in the manner set forth in the Insurance Agreement that an Insured Amount is due in respect of the Class A Notes and (ii) the Payment Date on which the Insured Amount is distributable to the Class A Holders pursuant to the terms of the Agreements, for disbursement to the Class A Holders in the same manner as other distributions with respect to the Class A Notes are required to be made. Any Notice received by the insurer after 12:00 noon (New York City time) on a given business day shall be deemed to have been received by the insurer on the following business day.

          If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received for purposes of the previous paragraph, and the insurer shall promptly so advise the indenture trustee and the indenture trustee may submit an amended or corrected Notice.

          If such an amended or corrected Notice is in proper form and is otherwise sufficient for the purpose of making a claim under the Policy, it will be deemed to have been timely received on the business day of such resubmission, provided, that if such Notice is received after 12:00 noon, New York City time, on such business day, it will be deemed to be received before 12:00 noon on the following business day.

          The insurer’s obligations under the Policy with respect to Insured Amounts will be discharged to the extent funds are transferred to the indenture trustee as provided in the Policy, whether or not the funds are properly applied by the indenture trustee.

          The insurer’s obligations with respect to the Class A Notes hereunder with respect to each Payment Date will be discharged to the extent funds consisting of the related Deficiency Amount are received by the indenture trustee on behalf of the Class A Holders for distribution to such Class A Holders, as provided in the Agreements and in the Policy, whether or not such funds are properly applied by the indenture trustee.

          The insurer will pay any Preference Amounts when due to be paid pursuant to an Order referred to below, but in any event no earlier than the third business day following actual receipt by the insurer of (i) a certified copy of the final, nonappealable order of the court or other body exercising jurisdiction to the effect that the indenture trustee or a Holder, as applicable, is required to return such Preference Amount paid during the term of the Policy because the payment of such amounts were avoided as a preferential transfer, or otherwise rescinded or required to be restored by the indenture trustee and/or that Holder, as applicable (the “Order”) (ii) an opinion of counsel satisfactory to the insurer, stating that such Order has been entered and is final and not subject to any stay, (iii) an assignment, in form and substance satisfactory to the insurer, duly executed and delivered by the indenture trustee and/or a Holder, irrevocably assigning to the insurer all rights and claims of the indenture trustee and that Holder relating to or arising under the Agreements or otherwise with respect to such Preference Amount, (iv) appropriate instruments in form satisfactory to the insurer to effect the appointment of the insurer as agent for the indenture trustee and/or that Holder in any legal proceeding relating to such Preference Amount and (v) a Notice appropriately completed and executed by the indenture trustee; provided that if such documents are received by the insurer after 12:00 noon, New York City time, on such business day, they will be deemed to be received on the following business day; provided, further, that the insurer will not be obligated to pay any Preference Amount in respect of principal prior to the time the insurer would have been required to make a payment in respect of such principal; provided, further, that any Preference Amount that constitutes interest will be limited to the amount of interest on the outstanding principal amount of the Class A Notes (calculated at the related Note Rate) accrued as of the last day of the applicable interest accrual period and will not, in any event, include any interest on the Class A Notes accrued after such date or any interest on such interest amount.

          Payment of any Preference Amounts will be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the indenture trustee or the Holder directly unless the indenture trustee or the relevant Holder has made a payment of the Preference Amounts to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the insurer will pay the indenture trustee or the Holder, to the extent of the payment of the Preference Amounts, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii), (iv) and (v) of the preceding paragraph to the insurer and (b) evidence satisfactory to the insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

          There will be no acceleration payment due under the Policy unless such acceleration is at the sole option of the insurer. The Policy does not cover:

•	Deferred Interest, prepayment interest shortfalls, Relief Act Shortfalls, default interest, nor does the Policy guarantee to the Holders any particular rate of principal payment;

•	premiums, if any, payable in respect of the Class A Notes;

•	shortfalls, if any, attributable to any payment of withholding taxes (including without limitation, any penalties and interest in respect of any such liability); or

•

any risk other than Nonpayment, including the failure of the indenture trustee to apply, disburse, transfer or direct policy payments or available funds or other amounts in accordance with the Agreements to Holders.

          Upon any payment under the Policy, in furtherance and not in limitation of the insurer’s equitable right of subrogation and the insurer’s rights under the Insurance Agreement, the insurer will, to the extent of such payment by the insurer under the Policy, be subrogated to the rights of any Class A Holder, to receive any and all amounts due in respect of such Class A Notes as to which such payment under the Policy was made, to the extent of any payment by the insurer under the Policy.

          The Policy will be non-cancelable for any reason, including nonpayment of any Premium. The Policy is issued pursuant to, and will be construed under, the laws of the State of New York. The premium on the Policy is not refundable for any reason, including the lack of any payment under the Policy or any other circumstances relating to the Class A Notes, or provision for the Class A Notes being paid prior to maturity.

          The insurer is entitled to receive Reimbursement Amounts under the Agreements and the Insurance Agreement. A “Reimbursement Amount” means, as of any Payment Date, the sum of (x)(i) all Insured Payments paid by the insurer, but for which the insurer has not been reimbursed prior to such Payment Date, plus (ii) interest accrued on such Insured Payments not previously repaid calculated at the Late Payment Rate (as defined in the Policy) from the date the indenture trustee, or any other person at its direction, received the related Insured Payments or the date such Insured Payments were made, and (y) without duplication (i) any amounts then due and owing to the insurer under the Agreements or the insurance agreement, as certified to the indenture trustee by the insurer plus (ii) interest on such amounts at the Late Payment Rate.

          IN THE EVENT THAT AMBAC ASSURANCE CORPORATION WERE TO BECOME INSOLVENT, ANY CLAIMS ARISING UNDER THE POLICY WOULD BE EXCLUDED FROM COVERAGE BY THE CALIFORNIA INSURANCE GUARANTY ASSOCIATION.

To the fullest extent permitted by applicable law, the insurer has waived and agreed not to assert any and all rights and defenses, to the extent such rights and defenses may be available to the insurer, to avoid payment of its obligations under the Policy in accordance with the express provisions thereof.

AFFILIATIONS AND RELATED TRANSACTIONS

          The depositor is a direct wholly owned, limited-purpose finance subsidiary of the sponsor. The sponsor is the servicer and the seller of the HELOCs.

          There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party, between the sponsor and the depositor.

THE MORTGAGE LOAN PURCHASE AGREEMENT AND
THE SALE AND SERVICING AGREEMENT

General

          On the Closing Date, pursuant to the mortgage loan purchase agreement, the seller will sell the HELOCs to the depositor. Pursuant to the sale and servicing agreement, the depositor will, in turn, sell the HELOCs to the trust.

Assignment and Pledge of HELOCs

          The HELOCs will be assigned to the trust, together with all principal and interest received with respect to the HELOCs after the Cut-off Date, except for interest due on or prior to the Cut-off Date. Pursuant to the indenture, the trust will pledge all of its interest in such assets and any other property comprising the trust estate to the indenture trustee as security for the Notes.

          At the time of issuance of the Notes, the depositor will transfer to the trust all of its right, title and interest in and to each HELOC (including any Additional Balances arising in the future) and the related Credit Line Agreements, mortgages and other related documents (collectively, the “Related Documents”), including all collections received with respect to each such HELOC after the Cut-off Date (other than interest due on or prior to the Cut-off Date). Neither the trust nor the depositor will have any obligation to make additional funding under the Credit Line Agreements. The trust will in turn pledge to the indenture trustee under the indenture all of its right, title and interest in the foregoing property as collateral for the Notes. Concurrently with such pledge, the indenture trustee will deliver the Notes on behalf of the trust. Each HELOC transferred to the trust will be identified on a schedule (the “HELOC Schedule”) delivered to the indenture trustee pursuant to the sale and servicing agreement, which will specify with respect to each HELOC, among other things, the original Principal Balance and the Cut-off Date Principal Balance, the loan rate, the maturity date, credit line, and applicable prepayment penalty provisions, if any.

          The sale and servicing agreement will require that, on or prior to the Closing Date, the depositor shall deliver to the indenture trustee, the Credit Line Agreement for each HELOC and executed assignments of mortgages related to each HELOC, other than HELOCs registered with Mortgage Electronic Registration Systems, Inc. (“MERS”), and, within 90 days following the Closing Date, the Related Documents. In lieu of delivery of original mortgages, with respect to lost mortgages, the depositor may deliver true and correct copies thereof that with respect to lost mortgages have been certified as to the authenticity by the appropriate county recording office where such mortgage is recorded (or, subject to certain requirements set forth in the sale and servicing agreement, an optical image or representation thereof).

          An assignment of mortgage will only be recorded in those jurisdictions where recording is required by law to protect the interests of the owner trustee, indenture trustee, the Noteholders and the Certificateholders and only following the occurrence of a Recordation Event (as defined below) occurs. Upon the occurrence of a Recordation Event, the indenture trustee will complete and submit for recordation, at the expense of the seller, the assignments of the mortgages related to each such HELOC in favor of the indenture trustee within 90 days of the Recordation Event.

          A “Recordation Event” means (i) that the long-term senior unsecured debt rating of the seller (or any successor in interest thereto) is no longer being rated at least “BBB-” by S&P, (ii) an Event of Servicer Termination under the sale and servicing agreement, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the servicer or (iv) at the written request of the insurer (so long as the Offered Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing), under certain circumstances specified in the sale and servicing agreement.

          Within 90 days of the Closing Date, the indenture trustee, pursuant to the sale and servicing agreement, will review the HELOCs and the Related Documents and if any HELOC or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the seller and the originator by the indenture trustee, the seller will be obligated to accept the transfer of such HELOC from the trust. Upon such transfer, the seller will be obligated to either substitute a HELOC or to purchase such HELOC at a purchase price equal to the Principal Balance of such HELOC plus an amount equal to all accrued but unpaid interest on such removed HELOC. The obligation of the seller either to accept a transfer of a defective HELOC and to convey a substitute HELOC or to repurchase such HELOC is the sole remedy regarding any defects in the HELOCs and Related Documents available to the indenture trustee or the Noteholders.

          The seller shall make no substitution more than two years after the Closing Date unless the seller delivers to the indenture trustee an opinion of counsel to the effect that such substitution will not (i) result in the imposition of the tax on “prohibited transactions” on the issuing entity or contributions after the “startup date,” as defined in Sections 860F(a)(2) and 860G(D) of the Code, respectively, or (ii) cause any REMIC created under the trust agreement to fail to qualify as a REMIC at any time that any Notes are outstanding.

Event of Servicer Termination; Rights Upon Event of Servicer Termination

          “Events of Servicer Termination” under the sale and servicing agreement include, among others:

(i)

Any failure by the servicer to furnish to the indenture trustee the certain information regarding the HELOCs sufficient to prepare the monthly statements described under “Additional Information” in this free writing prospectus which continues unremedied for a period of five Business Day after the date upon which written notice of such failure shall have been given to the servicer by the indenture trustee or to the servicer and the indenture trustee by the insurer (so long as the Offered Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing) and, if (i) the Offered Notes are no longer outstanding and no amounts remain due and owing to the insurer or (ii) an Insurer Default has occurred and is continuing, by Holders of not less than 25% of the Note Principal Amount of the Controlling Class Notes;

(ii)

After receipt of notice from the indenture trustee, any failure of the servicer to remit to the indenture trustee any payment required to be made to the indenture trustee for the benefit of the Noteholders and the holders of the Certificates (the “Securityholders”) or to the insurer under the terms of the sale and servicing agreement, including any Servicing Advance, on any deposit date, which failure continues unremedied for a period of five Business Day after the date upon which notice of such failure shall have been given to the servicer by the indenture trustee or the insurer (so long as the Offered Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing);

(iii)

Any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the sale and servicing agreement, or if the servicer is also a servicer, any other covenant or agreement on the part of the servicer contained in the related Servicing Agreement, which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the indenture trustee or to the servicer and the indenture trustee by the Majority Securityholders (as defined in the sale and servicing agreement) or the insurer; and

(iv)

The servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the servicer or of or relating to all or substantially all of its property.

          So long as an Event of Servicer Termination remains unremedied under the sale and servicing agreement, the indenture trustee may with the consent of the insurer, and shall at the direction of the insurer (or if an Insurer Default has occurred and is continuing at the direction of the Noteholders evidencing not less than 66-2/3% of the aggregate Note Principal Amount of the Controlling Class Notes), terminate all of the rights and obligations of the servicer as servicer under the sale and servicing agreement and in and to the HELOCs (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the sale and servicing agreement), whereupon the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the sale and servicing agreement.

          In addition, pursuant to the sale and servicing agreement, upon the occurrence of any Insurance Agreement Event of Default under the insurance and indemnity agreement, dated as of the Closing Date, between the issuing entity, the insurer, the seller, the servicer, the indenture trustee and the depository (the “insurance agreement”), the indenture trustee will upon the direction of the insurer (so long as the Offered Notes are outstanding or reimbursement amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing) terminate the rights and responsibilities of the servicer as servicer under the sale and servicing agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the sale and servicing agreement).

          Upon the termination of the servicer following an Insurance Event of Default, the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer or shall appoint a successor servicer as described below. “Insurance Agreement Events of Default” under the insurance and indemnity agreement include, among others:

(i)

Any failure by the sponsor, seller, servicer, depositor or issuing entity to observe or perform in any material respect any of the covenants or agreements contained in the insurance agreement or any other transaction document;

(ii)

Any failure by the sponsor, seller, servicer, depositor or issuing entity to pay when due any amount payable under the insurance agreement or a court of competent jurisdiction finds or rules that the insurance agreement or any other transaction document is not valid and binding on the sponsor, seller, servicer, depositor, or issuing entity;

(iii)

The sponsor, seller or servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of or otherwise voluntarily commences a case or proceeding under any applicable insolvency, reorganization or other similar statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations;

(iv)

A breach of certain representations and warranties by the sponsor, seller, servicer, depositor or issuing entity under the transaction documents that remains unremedied following the expiration of the applicable cure period;

(v)

The sponsor, seller or servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the servicer or of or relating to all or substantially all of its property; and

(vi)	A decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy insolvency or similar law or the appointment of a conservator or receiver or liquidator or other similar official in any bankruptcy, insolvency or similar proceedings for the winding-up or liquidation of its affairs, is entered against the sponsor, seller or servicer.

          In the event that the indenture trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, an established housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000, which is acceptable to the insurer (so long as the Offered Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing) to act as successor servicer under the provisions of the sale and servicing agreement relating to the servicing of the HELOCs.

          During the continuance of any Event of Servicer Termination under the sale and servicing agreement, so long as such Event of Servicer Termination has not been remedied, the indenture trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Noteholders and the insurer, and the insurer may direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred upon the indenture trustee. However, the indenture trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the indenture trustee has reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the indenture trustee therein or thereby. Also, the indenture trustee may decline to follow the direction of the insurer if the indenture trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability.

          No Noteholder, solely by virtue of that holder’s status as a Noteholder, will have any right under the sale and servicing agreement to institute any proceeding with respect to the sale and servicing agreement, unless an Insurer Default has occurred and is continuing, that holder previously has given to the indenture trustee notice of an Event of Servicer Termination and unless the Noteholders evidencing not less than a specified percentage of the aggregate Note Principal Amount of the Controlling Class Notes have made written request upon the indenture trustee to institute a proceeding in its own name as indenture trustee thereunder and have offered to the indenture trustee reasonable indemnity, and the indenture trustee for a specified number of days has neglected or refused to institute such a proceeding.

Amendment

          The sale and servicing agreement may be amended by the depositor, the issuing entity, the servicer, the indenture trustee and the Certificateholders, without consent of the Noteholders but (so long as the Offered Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing) with the consent of the insurer, (1) to cure any ambiguity, (2) to conform the provisions of the sale and servicing agreement to the information contained herein or to correct or supplement any provision therein, (3) to make any other provision with respect to matters or questions arising under the sale and servicing agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations; provided, however, that no such amendment, as evidenced by an opinion of counsel, will adversely affect the status of the REMICs created by the trust agreement, nor shall such amendment adversely affect in any material respect the interests of any Holder or the insurer. Any such amendment will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Rating Agencies confirms that such action would not adversely affect the then-current ratings on the Notes without regard to the Policy.

          The sale and servicing agreement may also be amended by the depositor, the trust, the servicer and the indenture trustee with the consent of Noteholders evidencing not less than 66-2/3% of the aggregate Note Principal Amount of the Notes of each class, the insurer and Certificateholders evidencing not less than 66-2/3% of the aggregate principal balance of the Certificates of all of the Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement or modifying in any manner the rights of the parties to the sale and servicing agreement; provided, however, that no such amendment will be made unless an opinion of counsel has been delivered to the effect that such amendment will not adversely affect the status of the REMICs created by the trust agreement and no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Notes or Certificates without the consent of the Noteholders, (so long as the Offered Notes are outstanding or amounts remain due and owing to the insurer) the insurer and the Certificateholders affected thereby or (2) reduce the percentage of Notes or Certificates the holders of which are required to consent to any such amendment without the consent of the Noteholders and holders of Certificates affected thereby.

Voting Rights

          Unless an Insurer Default exists, the insurer will be entitled to exercise all voting rights of the Holders of the Offered Notes as described under “The Trust Agreement, Indenture and Administration Agreement—Controlling Rights of the Insurer”. If an Insurer Default shall have occurred and is continuing, then 100% of all voting rights will be allocated to the Controlling Class Notes. The voting rights allocation to the Notes will be allocated among all Noteholders of the Controlling Class Notes in proportion to the Note Principal Amount of the Controlling Class Notes.

          The “Controlling Class Notes” means the Class A Notes, so long as any Class A Notes are outstanding, then the Class M1 Notes, so long as any Class M1 Notes are outstanding, then the Class M2 Notes.

THE TRUST AGREEMENT, INDENTURE AND ADMINISTRATION AGREEMENT

General

          The Notes will be issued pursuant to the indenture. Notes in certificated form will be transferable and exchangeable at the Corporate Trust Office of the indenture trustee, which will serve as Note Registrar and Paying Agent. The indenture trustee will provide to a prospective or actual Holders of the Offered Notes, without charge, on written request, an electronic copy (without exhibits) of the indenture. Requests should be addressed to Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN06H2.

          The following summary describes certain terms of the trust agreement, the indenture and the administration agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of such Agreements.

Termination

          The trust will generally terminate on the later of (A) the Payment Date immediately following the payment in full of all amounts owing to the insurer and (B) the earliest of (i) the Payment Date on which the aggregate Note Principal Amount of the Notes (after application of any principal payments on such date) has been reduced to zero and all other amounts due and owing to the Noteholders have been paid in full, (ii) the Payment Date immediately following the final payment or other liquidation of the last HELOC in the trust, (iii) the Payment Date immediately following the Optional Redemption of the Notes by the servicer, or its assignee, as described below and (iv) the Payment Date in June 2036.

          The Notes are subject to redemption under the circumstances described under “Description of the Notes — Optional Redemption.”

          The indenture will be discharged upon the delivery to the indenture trustee for cancellation of all Notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the Notes and upon payment of all Reimbursement Amounts owing to the insurer and the surrender of the Policy to the Insurer. Upon the payment in full of all outstanding Notes and the discharge of the indenture, the owner trustee will succeed to all the rights of the indenture trustee, and the holders of the Certificate will succeed to all the rights of the Noteholders pursuant to the sale and servicing agreement.

Administration

          Deutsche Bank National Trust Company (the “administrator”) or the depositor will agree, to the extent provided in the administration agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the trust under the sale and servicing agreement, the indenture and the trust agreement. In carrying out the foregoing duties, the administrator may enter into transactions with or otherwise deal with any of its affiliates; provided, however, that the terms of any such transactions or dealings are on terms no less favorable to the trust than would be available from unaffiliated parties. The administrator will receive compensation for its services as administrator as agreed between the administrator and the seller. The depositor will not receive additional compensation for its services under the administration agreement. The depositor is obligated to pay the administrator its compensation due under the administration agreement, including reasonable fees and expenses incurred by the administrator in performing its duties thereunder.

Amendment

          Generally, the trust agreement, the indenture and the administration agreement are subject to amendment by the parties thereto, in each case without consent of the holders of the Notes or Certificates but (so long as the Offered Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing) with the consent of the insurer, (1) to cure any ambiguity, (2) to conform the provisions of the applicable agreement to the information contained herein or to correct or supplement any provision therein, (3) to make any other provision with respect to matters or questions arising under the applicable agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations; provided, however, that no amendment, as evidenced by an opinion of counsel, may adversely affect the status of the REMICs created by the trust agreement, nor may such amendment adversely affect in any material respect the interests of any Noteholder, any Certificateholder or the insurer. Any amendment will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Rating Agencies confirms that such action would not adversely affect the then-current ratings on the Notes without regard to the Policy.

          Additionally, each of the trust agreement, the indenture and the administration agreement may generally be amended by the parties thereto, with the consent of the insurer (so long as the Offered Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing) and the holders of the Notes and/or Certificates, as applicable, evidencing not less than 66-2/3% of the aggregate principal balance of the Notes and/or Certificates of each class, as applicable, affected thereby or all classes if all are affected for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related agreement or modifying in any manner the rights of the parties to such agreement; provided, however, that no amendment may be made unless an opinion of counsel has been delivered to the effect that such amendment will not adversely affect the status of the REMICs created by the trust agreement and no amendment may (1) reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Notes or Certificates without the consent of the Noteholders, (so long as the Offered Notes are outstanding or amounts remain due and owing to the insurer) the insurer and the holders of the Class of Certificates affected thereby or (2) reduce the percentage of Notes or Certificates the holders of which are required to consent to any such amendment without the consent of the Noteholders and holders of Certificates affected thereby.

          In addition to the purposes described above, the indenture may be amended by the trust and the indenture trustee (so long as the Offered Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing), with the consent of the insurer and without obtaining the consent of the Noteholders, for the purpose of (1) correcting or amplifying the description of the trust estate subject to the indenture, (2) evidencing the succession of a successor to the trust, (3) adding to the covenants of the trust or surrendering any power conferred upon the trust under the indenture or (4) conveying or pledging any property to the indenture trustee. Any amendment of the provisions of the indenture will take the form of a supplemental indenture.

Servicing

          For a summary description of certain provisions of the sale and servicing agreement regarding servicing of the HELOCs, see “Servicing of the HELOCs” above.

Control Rights of the Insurer

          Pursuant to the terms of the indenture, unless an Insurer Default exists, the Insurer will be deemed to be the Holder of the Offered Notes for all purposes, other than with respect to payment on the Notes and certain other limited purposes, and will be entitled to exercise all voting rights of the Holders of the Offered Notes thereunder, without the consent of such Holders of the Offered Notes, and the Holders of the Offered Notes may exercise such rights only with the prior written consent of the insurer. In addition, so long as an Insurer Default does not exist, the insurer will, as a third-party beneficiary to the indenture and the sale and servicing agreement, have, among others, the following rights:

•

the right to give notices of breach or the right to terminate the rights and obligations of the servicer under the sale and servicing agreement in the event of an Event of Servicer Termination and to institute proceedings against the servicer;

•	the right to consent to or direct any waivers of defaults by the servicer;

•

following the occurrence of a Rapid Amortization Event and so long as no Insurer Default has occurred and is continuing, the right to direct the indenture trustee to sell, dispose of or otherwise liquidate the trust property in a commercially reasonable manner and on commercially reasonable terms;

•	the right to remove the indenture trustee upon an indenture trustee event of default pursuant to the indenture; and

•	the right to require the seller to repurchase home equity lines of credit for breaches of representations and warranties or defects in documentation.

          So long as the Offered Notes are outstanding or amounts remain due and owing to the insurer and no Insurer Default has occurred and is continuing are outstanding, the insurer’s consent will be required prior to, among other things: (i) the removal of the indenture trustee or the servicer; (ii) the appointment of any successor indenture trustee or servicer; or (iii) any amendment to the indenture or the sale and servicing agreement.

CERTAIN REGULATORY MATTERS RELATED TO BANKS

General

          The seller is a federal savings bank and, as such, the OTS and the FDIC have special powers under the banking laws to take certain actions upon the insolvency of the seller. For example, the FDIC has broad discretion and authority to appoint itself conservator or receiver of the seller.

Certain Matters Relating to Conservatorship and Receivership

          The transfer of the HELOCs by the seller to the depositor will be characterized in the mortgage loan purchase agreement as a sale transaction.

          The FDIC has issued a rule entitled “Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred in Connection with a Securitization or Participation” (the “FDIA Rule”). Under the FDIA Rule, the FDIC has stated that it will not reclaim, recover, or recharacterize a financial institution’s transfer of financial assets such as the HELOCs if (i) the transfer involved a securitization of financial assets and meets specified conditions for treatment as a sale under relevant accounting principles (other than the condition that, as a result of the transfer, the financial assets are “legally isolated” from the seller), (ii) the financial institution received adequate consideration for the transfer at the time of the transfer, (iii) the parties intended that the transfer constitute a sale for accounting purposes and the relevant documents reflect such intentions, and (iv) the financial assets were not transferred fraudulently, in contemplation of the financial institution’s insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors. The seller’s transfer of the HELOCs and the mortgage loan purchase agreement are intended to satisfy all of these conditions.

          Nevertheless, in the event of insolvency of the seller, if the FDIC were to take the position that the FDIA Rule did not apply to the seller’s transfer of the HELOCs or that such transfer failed to satisfy the requirements of the FDIA Rule, and if the FDIC were further successful in an attempt to recharacterize the transfer of the HELOCs as a borrowing secured by a pledge of the HELOCs instead of a sale, the FDIC as conservator or receiver, could elect to accelerate payment of the notes and liquidate the HELOCs. In the event of an acceleration of the notes, the trust would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover the initial investment made by the depositor in the HELOCs. Further, with respect to an acceleration by the FDIC, interest may be payable only through the date of appointment of the FDIC as conservator or receiver. The FDIC has a reasonable period of time (which it has stated will generally not exceed 180 days after the date of its appointment) to elect to accelerate payment. Whether or not an acceleration takes place, delays in payments on the notes could occur. As a result, funds available to the trust to make payments on the notes may be reduced.

          In addition, if the FDIC were appointed as receiver or conservator for the seller, the FDIC would also have the power under the Federal Deposit Insurance Act, as amended, either to repudiate or modify contracts involving the seller, including the sale and servicing agreements and other transaction documents. If the FDIC did repudiate a contract, it would be liable for damages provided in the FDIA. These damages are generally limited to “direct compensatory damages” determined as of the date the FDIC is appointed conservator or receiver.

          The seller and the depositor will take steps to structure the transfer of the loans held in the issuing entity by the seller to the depositor as a sale. See “Agreements—Assignment of Issuing Entity Assets” and “Risk Factors—Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Securities” in the base prospectus.

Certain Regulatory Matters

          If the bank regulatory authorities supervising the seller or the servicer were to find that any obligation of the seller or the servicer or any of their affiliates under any securitization or other agreement, or any activity of the seller, the servicer or any affiliate, constituted an unsafe or unsound practice or violated any law, rule, regulation or written condition or agreement applicable to the seller, the servicer or any affiliate, such regulatory authorities may have the power under the FDIA or other applicable laws to order the seller, the servicer or any affiliate, among other things, to rescind such agreement or contract, refuse to perform that obligation, terminate the activity, amend the terms of such obligation or take such other action as such regulatory authorities determine to be appropriate. In such an event, the seller, the servicer and such affiliates may not be liable to noteholders for contractual damages for complying with such an order and noteholders may have no recourse against the applicable regulatory authority.

          While the seller has no reason to believe that any applicable regulatory authority would consider provisions relating to the seller, the servicer or any affiliate or the payment or amount of a servicing fee to the servicer or any affiliate, or any other obligation of the seller, the servicer or an affiliate under the mortgage loan purchase agreement, the sale and servicing agreement, the administration agreement, the trust agreement or the indenture, to be unsafe or unsound or violative of any law, rule or regulation applicable to them, there can be no assurance that any such regulatory authority would not conclude otherwise in the future. If such a bank regulatory authority did reach such a conclusion, and ordered the seller, the servicer or any affiliate to rescind or amend these agreements, payments to you could be delayed or, if the insurer fails to perform under the Policy, reduced.

DESCRIPTION OF THE NOTES

General

          Pursuant to the trust agreement, dated as of the Cut-off Date and entered into among IndyMac MBS, Inc. (the “depositor”), the owner trustee and Deutsche Bank National Trust Company, as administrator, (the “trust agreement”), the trust will issue four classes of certificates, the Class B, Class L, Class P and Class R Certificates

(collectively, the “Certificates”) on or about June 28, 2006 (the “Closing Date”). Pursuant to the indenture dated as of the Cut-off Date between the trust and the indenture trustee (the “indenture”), the trust will issue the Class A, Class M1 and Class M2 Notes (collectively, the “Notes”). Only the Class A Notes (the “Offered Notes”) are offered hereby. The Class M1 and Class M2 Notes are collectively referred to in this free writing prospectus as the “Non-Offered Notes”. The Certificates represent the beneficial ownership interests in the trust. The Notes represent debt obligations of the trust. Payments on the Notes and certain rights of investors in the Notes will be governed by the indenture and the sale and servicing agreement. The following summaries describe certain provisions of the indenture, the sale and servicing agreement and the trust agreement. For additional information on the provisions of the indenture, the sale and servicing agreement and the trust agreement see “The Mortgage Loan Purchase Agreement and the Sale and Servicing Agreement” and “The Trust Agreement, Indenture and Administration Agreement” above and The Agreements” in the base prospectus.

          Payments on the Notes will be made on the 28th day of each month or, if the 28th day is not a Business Day, on the next succeeding Business Day, beginning in July 2006 (each, a “Payment Date”), to Noteholders of record on the applicable Record Date. The “Record Date” for the Offered Notes with respect to each Payment Date will be the close of business on the Business Day immediately preceding such Payment Date (or, in the case of any Notes issued to beneficial holders in definitive form, the last Business Day of the calendar month preceding the month in which the related Payment Date occurs). A “Business Day” is generally any day other than a Saturday or Sunday or a day on which banks in New York or California or the city in which the corporate trust office of the indenture trustee or office of the insurer is located are required or authorized by law to be closed.

          Payments on the Notes will be made to each registered holder entitled thereto, by check or by wire transfer in immediately available funds; provided, that the final payment in respect of any Note will be made only upon presentation and surrender of such Note at the corporate trust office of the indenture trustee. See “The Trust—The Indenture Trustee” in this free writing prospectus.

          The Notes will be issued, maintained and transferred on the book-entry records of The Depository Trust Company (“DTC”) and its participants and for such purpose are referred to as “Book-Entry Notes.” The Notes will be offered in denominations of $100,000 and multiples of $1,000 in excess thereof. The Notes will be issued in book-entry form only. Definitive Notes, if issued, will be transferable and exchangeable at the corporate trust office of the indenture trustee, which will initially act as registrar (the “Registrar”). No service charge will be made for any registration of exchange or transfer of the Notes, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

          Each class of Book-Entry Notes will be represented by one or more global notes that equal in the aggregate the initial Note Principal Amount of the Notes registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in a Book-Entry Note (each, a “Beneficial Owner”) will be entitled to receive a physical security representing such person’s interest (a “Definitive Note”, except as set forth below under “—Definitive Notes.” Unless and until Definitive Notes are issued for the Book-Entry Notes under the limited circumstances described in this free writing prospectus, all references to actions by Noteholders with respect to the Book-Entry Notes shall refer to actions taken by DTC upon instructions from its participants, and all references in this free writing prospectus to payments, notices, reports and statements to Noteholders with respect to the Book-Entry Notes shall refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Notes, for payment to Beneficial Owners by DTC in accordance with DTC procedures.

          Payments on the Book-Entry Notes will be made on each Payment Date by the indenture trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes that it represents.

          For additional information regarding DTC, and the Offered Notes, see “Description of the Securities—Book-Entry Securities” in the base prospectus.

Definitive Notes

          Definitive Notes will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only if DTC or the depositor advises the indenture trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Offered Notes and the depositor is unable to locate a qualified successor. Upon the occurrence of an event described above, the indenture trustee is required to direct DTC to notify participants that have ownership of Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Notes for their Book-Entry Notes. Upon surrender by DTC of the Definitive Notes representing the Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the indenture trustee will re-issue the Book-Entry Notes as Definitive Notes in the respective Note Principal Amounts owned by individual Beneficial Owners, and thereafter the indenture trustee will recognize the holders of such Definitive Notes as Noteholders under the indenture and the sale and servicing agreement.

Interest Payments

          Interest on each class of Notes will be payable monthly on each Payment Date, commencing in July 2006, at the Note Rate for the related Interest Accrual Period, in accordance with the priority of payment set forth in “—Priority of Payment” below.

          The “Note Rate” for each class of Notes for any Interest Accrual Period will be the lesser of (1) the applicable annual rate as described in the tables beginning on page 5 and (2) the Maximum Rate for the related Interest Accrual Period.

          The “Maximum Rate” with respect to the Notes on any Payment Date is equal to the product of

(x) the weighted average of the Loan Rates of the HELOCs, based on the Stated Principal Balance of each HELOC, as of the beginning of the Collection Period, net of

(i) the Servicing Fee Rate,

(ii) the fees of the owner trustee (expressed as a per annum rate),

          (iii) a per annum rate equal to a fraction, the numerator of which is the product of (a) 12 and (b) the sum of (1) any interest shortfalls resulting from application of the Relief Act, (2) any interest shortfalls resulting from prepayments on the HELOCs, and (3) any payments to the indenture trustee for reimbursed expenses and the denominator of which is the Pool Balance at the beginning of the related Collection Period, and

          (iv) the product of (1) the premiums payable to the Insurer (expressed as a per annum rate) and (2) a fraction, the numerator of which is the Note Principal Amount of the Class A Notes immediately before the Payment Date and the denominator of which is the Pool Balance at the beginning of the related Collection Period, and

(y) a fraction, the numerator of which is 30 and the denominator of which is the number of days in the related Interest Accrual Period.

          With respect to any Payment Date and HELOC, the “Collection Period” is the 19th day of the calendar month immediately preceding such Payment Date to the 18th day of the calendar month of such Payment Date.

          To the extent the Maximum Rate is less than the applicable annual interest rate set forth on page 5 for any class of Notes and any Payment Date, the deficiency will be deferred (the “Deferred Interest” with respect to that class of Notes). The insurance policy (the “Policy”) issued by the insurer to the indenture trustee for the benefit of the Holders of the Offered Notes will not guarantee the payment of such Deferred Interest.

          Interest Accrual Period. The “Interest Accrual Period” with respect to each Payment Date will be the period from and including the preceding Payment Date (or, in the case of the first Payment Date, from the Closing Date) to, but excluding the current Payment Date. For any Payment Date, the interest then due with respect to each class of Notes (the “Interest Payment Amount” for each such class) will be calculated on the basis of the actual number of days in the Interest Accrual Period and a 360-day year using the applicable Note Rate for such Payment Date.

Determination of LIBOR

          On the second LIBOR Business Day (as defined below) preceding the commencement of each Interest Accrual Period (each such date, a “LIBOR Determination Date”), the indenture trustee will determine LIBOR for purposes of calculating interest on the Notes based on the “Interest Settlement Rate” for U.S. dollar deposits of one month maturity set by the British Bankers’ Association (the “BBA”) as of 11:00 a.m. (London time) on the LIBOR Determination Date (“LIBOR”).

          The BBA’s Interest Settlement Rates are currently displayed on the Dow Jones Telerate Service page 3750 (such page, or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars, the “Designated Telerate Page”). Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page “LIBOR01” and Bloomberg L.P. page “BBAM.” The BBA’s Interest Settlement Rates currently are rounded to five decimal places.

          A “LIBOR Business Day” is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

          With respect to any LIBOR Determination Date, if the BBA’s Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m. (London time) on such date, or if the Designated Telerate Page is not available on such date, the indenture trustee will obtain such rate from the Reuters or Bloomberg page. If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the indenture trustee will designate an alternative index that has performed, or that the indenture trustee expects to perform, in a manner substantially similar to the BBA’s Interest Settlement Rate.

          The establishment of LIBOR on each LIBOR Determination Date by the indenture trustee and the indenture trustee’s calculation of the rate of interest applicable to the Notes for the related Interest Accrual Period will (in the absence of manifest error) be final and binding.

          LIBOR for the first Interest Accrual Period will be ____%.

Principal Payments

          Principal Payment Amount. On each Payment Date, the Noteholders will receive, to the extent of Available Funds in accordance with the priority of payment set forth in “—Priority of Payment” below, the Principal Payment Amount for such Payment Date until the Note Principal Amount of each class has been reduced to zero.

          The Holders of the Offered Notes will receive, to the extent of Net Available Funds and until the Note Principal Amount of the Class A Notes has been reduced to zero, the “Class A Principal Payment Amount” on each Payment Date equal to (a) prior to the Stepdown Date or if a Rapid Amortization Event or Trigger Event has occurred, the Principal Payment Amount for that Payment Date and (b) on or after the Stepdown Date and if a Rapid Amortization Event has not occurred, the lesser of (i) the excess of (A) the Note Principal Amount of the Class A Notes immediately prior to the applicable Payment Date over (B) the Class A Target Amount for that Payment Date and (ii) the Principal Payment Amount for that Payment Date.

          The “Class A Target Amount” for each Payment Date will equal the lesser of (a) the product of (i) approximately 93.70% and (ii) the Invested Amount at the end of the related Collection Period and (b) the excess if any of (i) the Invested Amount at the end of the related Collection Period over (ii) 0.50% of the Cut-off Date Principal Balance.

          The amount of principal paid on the Notes on any Payment Date depends on whether the Payment Date is during the Managed Amortization Period or the Rapid Amortization Period and on the Floating Allocation Percentage. The “Managed Amortization Period” is the period commencing on the first Payment Date, and ending on the earlier to occur of (x) the 120th Payment Date or (y) the close of business on the Business Day immediately preceding the day on which a Rapid Amortization Event occurs. The “Rapid Amortization Period” is the period which immediately follows the end of the Managed Amortization Period.

          With respect to each Payment Date and the Notes, the “Principal Payment Amount” will equal the Maximum Principal Payment with respect to that Payment Date. With respect to each Payment Date and the Notes, the “Maximum Principal Payment” will equal (i) during the Managed Amortization Period, the Net Principal Collections with respect to that Payment Date, and (ii) during the Rapid Amortization Period, the Floating Allocation Percentage of Principal Collections relating to that Payment Date. With respect to each Payment Date, “Net Principal Collections” for each Payment Date will equal the positive difference between (x) the Floating Allocation Percentage of Principal Collections with respect to that Payment Date and (y) the Floating Allocation Percentage of the aggregate principal amount of all Additional Balances arising during the related Collection Period.

          The “Additional Balances” with respect to any HELOC on any date, are the aggregate amount of all additional borrowings by the related borrower subsequent to the Cut-off Date that are conveyed to the issuing entity pursuant to the sale and servicing agreement.

          The “Floating Allocation Percentage” on any Payment Date, is the percentage equivalent of a fraction the numerator of which is the Invested Amount at the end of the related Collection Period giving effect to Principal Collections that are allocated to the Notes on such Payment Date and the denominator of which is the Pool Balance at the end of the related Collection Period (in the case of the first Payment Date, the Cut-off Date Principal Balance), provided such percentage shall not be greater than 100%.

          The “Invested Amount” on any Payment Date, is the Initial Invested Amount reduced by (i) the aggregate amount of principal collected on the HELOCs and allocated to the Notes from the Cut-off Date through and including that Payment Date and (ii) the aggregate Investor Charge-Off Amounts since the Cut-off Date, including the Investor Charge-Off Amount for that Payment Date. The “Initial Invested Amount” as of the Closing Date is $499,902,120.

          The “Investor Charge-off Amount” on any Payment Date, is the Charge-Off Amounts incurred during the related Collection Period multiplied by the Floating Allocation Percentage.

          The “Overcollateralization Amount” for any Payment Date is equal to the amount, if any, by which the Invested Amount at the end of the related Collection Period exceeds the aggregate Note Principal Amount of the Notes after taking into account any payments of principal on the related Payment Date.

          The “Specified Overcollateralization Amount” on any Payment Date, is an amount equal to 0.50% of the Initial Invested Amount.

          A “Trigger Event” will be in effect on any Payment Date if:

          (a) the sum of the amount, for each Collection Period prior to that Payment Date, equal to the aggregate of the Investor Charge-off Amounts for all prior Collection Periods, expressed as a percentage of the Initial Invested Amount, is greater than

(i) with respect to the first Payment Date to and including the 48th Payment Date, 1.75%,

(ii) with respect to the 49th Payment Date to and including the 60th Payment Date, 2.50%,

(iii) with respect to the 61st Payment Date to and including the 72nd Payment Date, 3.00%,

(iv) with respect to the 73rd Payment Date and thereafter, 3.25%, or

(b) the Six Month Rolling Delinquency Rate for such Payment Date is greater than 3.50%.

          The “Six Month Rolling Delinquency Rate” means, with respect to any Payment Date on and after the sixth Payment Date following the Closing Date, the average of the Principal Balances of 60+ Day Delinquent Mortgage Loans for the related Collection Period and the five preceding Collection Periods divided by the Pool Principal Balance, in each case on the last day of those Collection Periods, respectively.

          For any Collection Period, a “60+ Day Delinquent Mortgage Loan” is any HELOC that is (i) more than 60 days delinquent, (ii) for which the related borrower has filed for bankruptcy protection, (iii) that is in foreclosure, or (iv) with respect to which the related mortgaged property is characterized as REO property, in each case as of the end of that Collection Period.

          The “Stepdown Date” is the later to occur of (a) the 31st Payment Date and (b) the Payment Date following the Payment Date on which the Credit Enhancement Percentage is approximately 6.30%.

          The “Credit Enhancement Percentage” means, with respect to the Class A Notes and any Payment Date, a percentage equal to (x) the sum of (i) the Note Principal Amount of the Class M1 Notes and the Class M2 Notes (after taking into account any payments of principal on that Payment Date) and (ii) the Overcollateralization Amount for that Payment Date, divided by (y) the Invested Amount for that Payment Date. The Credit Enhancement Percentage as of the Closing Date is approximately 2.65%.

          In addition, on the Final Scheduled Payment Date, the Noteholders will be entitled to receive a payment of principal in an amount equal to the Note Principal Amount of the Notes. The Final Scheduled Payment Date with respect to the Notes is the date which is six months after the Payment Date immediately following the month of the last due date of the latest maturing HELOC.

          Accelerated Principal. On any Payment Date on which there exists Excess Cash Flow with respect to any class of Notes, an “Accelerated Principal Payment” will be made to that class, in reduction of the Note Principal Amount thereof, in an amount equal to the lesser of (A) the Excess Cash Flow for that class and (B) the amount required to maintain the Overcollateralization Amount at the Specified Overcollateralization Amount for that Payment Date (after giving effect to any application of any Accelerated Principal Payment paid to each class of notes senior to that class on that Payment Date).

          “Excess Cash Flow” with respect to a Payment Date and each class of Notes means the Floating Allocation Percentage of Available Funds on deposit in the Payment Account during the related Collection Period after making the payments on such Payment Date specified in

(x) in the case of the Class A Notes, clauses 1 through 7 under the caption “Description of the Notes — Priority of Payments”,

          (y) in the case of the Class M1 Notes, clauses 1 through 8 and the Class M1 Principal Payment Amount paid to the holders of the Class M1 Notes specified in clause 9 under the caption “Description of the Notes — Priority of Payments” and

          (z) in the case of the Class M2 Notes, clauses 1 through 9 and the Class M2 Principal Payment Amount paid to the holders of the Class M2 Notes specified in clause 10 under the caption “Description of the Notes — Priority of Payments”.

Rapid Amortization Events

          As described above, the Managed Amortization Period will continue through the 120th Payment Date, unless a Rapid Amortization Event occurs prior to such date in which case the Rapid Amortization Period will commence immediately. A “Rapid Amortization Event,” with respect to the Notes, refers to any of the following events:

(a)

default in the payment of any interest on any class of Notes when the same becomes due and payable or the failure to pay any installment of principal of any class of Notes in accordance with the sale and servicing agreement, and such default or failure continues for a period of five Business Days, or a failure to pay the entire Note Principal Amount of any Note when the same becomes due and payable under the indenture or on the Final Scheduled Payment Date;

(b)

failure on the part of the trust, the depositor, the seller or the servicer to observe or perform in any material respect any other material covenants or agreements set forth in the mortgage loan purchase agreement, the sale and servicing agreement, the indenture or the trust agreement, as applicable, which failure materially and adversely affects the Noteholders or the insurer and continues unremedied for a period of 60 days after written notice of such failure shall have been given to the trust, the depositor, the seller or the servicer, as the case may be, by the indenture trustee or the insurer in accordance with the provisions of the indenture;

(c)

the trust or the depositor files a petition to take advantage or otherwise voluntarily commences a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute;

(d)

a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy insolvency or similar law or the appointment of a conservator or receiver or liquidator or other similar official in any bankruptcy, insolvency or similar proceedings for the winding-up or liquidation of its affairs, is entered against the trust or the depositor;

(e)	the trust becomes subject to regulation by the SEC as an investment company within the meaning of the Investment Company Act of 1940, as amended;

(f)	cumulative draws in respect of interest under the policy exceed 1% of the aggregate Cut-off Date Principal Balance or there is a draw in respect of principal;

(g)	the trust loses its status as one or more REMICs and such loss in status results in the imposition of an entity level tax on the trust; or

(h)	the rights and obligations of the servicer under the sale and servicing agreement are terminated or an Event of Servicer Termination has occurred.

          In the case of any event described in clauses (a), (b), (e), (f), (g) or (h) above, a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in the sale and servicing agreement, the insurer, or if any Insurer Default has occurred and is continuing, the indenture trustee or Noteholders evidencing more than 50% of the Note Principal Amount of the Controlling Class Notes, by written notice to the trust, the insurer, the seller and the servicer (and to the indenture trustee, if given by the Noteholders or the insurer) declare that a Rapid Amortization Event has occurred as of the date of such notice. In the case of an event described in either clause (c) or (d), a Rapid Amortization Event will automatically occur.

Sale of HELOCs and Priority of Payment of Sale Proceeds Following Rapid Amortization Event

          Following the occurrence of a Rapid Amortization Event, the insurer (so long as no Insurer Default has occurred and is continuing) shall have the right to direct the indenture trustee, and the indenture trustee or its designated agent shall have the right if an Insurer Default has occurred and is continuing, to sell, dispose of or otherwise liquidate the collateral with respect to the mortgage loans in a commercially reasonable manner and on commercially reasonable terms. If the insurer has directed such sale, the Policy will cover any amounts by which such remaining net proceeds are insufficient to pay the Note Principal Amount of the Class A Notes, together with all accrued and unpaid interest thereon at the Class A Note Rate (other than Deferred Interest, Relief Act Shortfalls, default interest and interest shortfalls due to the partial or full prepayment of the HELOCs).

          The net proceeds of such sale will be paid:

          (i) first, pro rata, to the indenture trustee, any unpaid indenture trustee Expense Amount (without regard to the caps included in the definition of indenture trustee Expense Amount), and to the owner trustee, any unpaid owner trustee Fees,

          (ii) second, the Floating Allocation Percentage of any remaining sale proceeds, to the Holders of the Class A Notes, insofar as may be necessary to reduce the Note Principal Amount of such class, together with all accrued and unpaid interest due thereon, to zero,

          (iii) third, the Floating Allocation Percentage of any remaining sale proceeds, to reimburse the insurer to the extent of unreimbursed draws under the Policy and other amounts owing to the insurer, including the Premium,

          (iv) fourth, the Floating Allocation Percentage of any remaining sale proceeds, to the Holders of the Class M1 and Class M2 Notes sequentially in that order, pro rata within each Class based on Note Principal Amounts, insofar as may be necessary to reduce the Note Principal Amount of each such class, together with all accrued and unpaid interest due thereon, to zero,

(v) fifth, pro rata to the indenture trustee and owner trustee, any unreimbursed expenses and

(vi) sixth, to the Certificateholders, any remaining amounts, as set forth in the sale and servicing agreement.

          In addition to the consequences of a Rapid Amortization Event discussed above, if the seller, the depositor or the servicer voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of the seller, the depositor or the servicer, on the day of any such filing or appointment, no further Additional Balances will be transferred to the trust, and the seller, the depositor or the servicer, as applicable, will promptly give notice to the indenture trustee and the insurer of any such filing or appointment. Within 15 days, the indenture trustee will send a notice of the occurrence of such event to the Noteholders.

          Upon the occurrence of a Rapid Amortization Event, the seller shall only receive payments in respect of the purchase price for any Additional Balance from a reserve fund established for that purpose by the trust with amounts funded by the holder of the Class L Certificate. The holder of the Class L Certificate will be reimbursed for such payments to the extent of available funds distributed on the Class L Certificate.

          An “Insurer Default” shall mean the failure by the insurer to make a payment required under the Policy in accordance with the terms thereof.

Priority of Payments

          The indenture trustee will deposit to an account (the “Payment Account”), without duplication, upon receipt, (i) Principal Collections, (ii) Interest Collections and (iii) certain other amounts remitted by the servicer, together with certain other specified amounts. The “Available Funds” means, with respect to any Payment Date, the sum of (i) the Principal Collections, (ii) the Interest Collections, (iii) early termination fees recovered from any borrower and (iv) certain other amounts remitted by the servicer with respect to that Payment Date on the Servicer Remittance Date.

          With respect to each Payment Date, the indenture trustee will make the following allocations, disbursements and transfers from Net Available Funds on deposit in the Payment Account (other than any amount with respect to any early termination fees collected in the related Collection Period), to the extent of the sum of (a) the Floating Allocation Percentage of the Interest Collections and (b) the Maximum Principal Payment, in each case with respect to that Payment Date, in the following order of priority:

1.	the premium amount payable to the insurer on that Payment Date;

2.	to the Class A Noteholders, the Interest Payment Amount with respect to the Class A Notes for that Payment Date;

3.	to the Class A Noteholders, the Class A Principal Payment Amount for that Payment Date, until the Note Principal Amount of the Class A Notes has been reduced to zero;

4.

to the Class A Noteholders, as a payment of principal, in the following order, (a) the Floating Allocation Percentage of the Charge-Off Amounts incurred during the related Collection Period and (b) the Floating Allocation Percentage of the Charge-Off Amounts incurred during previous periods that were not subsequently funded by the Floating Allocation Percentage of the Interest Collections, overcollateralization or draws under the Policy in respect of an Overcollateralization Deficit;

5.	to the insurer, the Reimbursement Amount, if any, then due to it;

6.	to the Class M1 Noteholders, the Interest Payment Amount with respect to the Class M1 Notes for that Payment Date;

7.	to the Class M2 Noteholders, the Interest Payment Amount with respect to the Class M2 Notes for that Payment Date;

8.	to the Class A Noteholders, the Accelerated Principal Payment for the Class A Notes on that Payment Date, if any;

9.

to the Class M1 Noteholders, the Class M1 Principal Payment Amount for such Payment Date, together with any Accelerated Principal Payment for the Class M1 Notes on that Payment Date, until the Note Principal Amount of the Class M1 Note has been reduced to zero;

10.

to the Class M2 Noteholders, the Class M2 Principal Payment Amount for such Payment Date, together with any Accelerated Principal Payment for the Class M2 Notes on that Payment Date, until the Note Principal Amount of the Class M2 Note has been reduced to zero;

11.

to the servicer, to pay certain amounts that may be required to be paid to the servicer (including expenses associated with the transition to any new servicer) and not previously reimbursed pursuant to the sale and servicing agreement;

12.

sequentially, to the Class A, Class M1 and Class M2 Noteholders to pay current and any previously unreimbursed Deferred Interest and interest thereon at the applicable Note Rate (determined for this purpose without regard to the Maximum Rate);

13.

pari passu, (a) to the indenture trustee, any unreimbursed expenses due and owing to the indenture trustee and not otherwise previously paid on that Payment Date, and (b) to the owner trustee, any unpaid fees and unreimbursed expenses due and owing to the owner trustee and not otherwise previously paid on such Payment Date; and

14.

to the holders of each applicable class of Certificates (the “Certificateholders”), as described in the sale and servicing agreement and the trust agreement, any amount remaining on deposit in the Payment Account.

          The holder of the Class L Certificate will fund all amounts of future draws that exceed the monthly Principal Collections by making an advance to the trust into a reserve fund established for that purpose. Such amounts will be reimbursed during the Managed Amortization Period to or to the order of the holder of the Class L Certificate in accordance with provisions of the sale and servicing agreement.

          On each Payment Date, the holders of the Class P Certificates will be entitled to receive all early termination fees collected in connection with any HELOCs during the related Collection Period. The Class P Certificates are not offered hereby.

          Certain Defined Terms. The definitions of certain capitalized terms used in connection with the description of the priority of payments are as follows:

          “Anniversary Year” means, the one-year period beginning on the Closing Date and ending on the first anniversary thereof, and each subsequent one-year period beginning on the day after the end of the preceding Anniversary Year and ending on the next succeeding anniversary of the Closing Date.

          The “Charge-Off Amount” for any Charged-Off HELOC, as defined in clause (i) of the definition thereof, is the amount of the Principal Balance of that HELOC that has been written down (including, for any HELOC that was liquidated during the related Collection Period, any unrecovered portion that is written down during that Collection Period after giving effect to the net liquidation proceeds applied in reduction of such Principal Balance), and for any Charged-Off HELOC, as defined in clause (ii) of the definition thereof, is the entire outstanding Principal Balance of such HELOC minus the appraised value of the related Mortgaged Property.

          A “Charged-Off HELOC” is (i) a HELOC with a Principal Balance that has been written down on the servicer’s servicing system in accordance with its policies and procedures (including any HELOC that became a liquidated HELOC during the related Collection Period and had an unrecovered portion of its related Principal Balance written down during that Collection Period) and (ii) any HELOC that is more than 180 days past due.

          The “Class M1 Principal Payment Amount” means, with respect to any Payment Date, (a) prior to the Stepdown Date or if a Rapid Amortization Event or Trigger Event has occurred, the Principal Payment Amount remaining after the Note Principal Amount of the Class A Notes has been reduced to zero and (b) on or after the Stepdown Date and if a Rapid Amortization Event has not occurred, the lesser of (i) the excess of (A) the aggregate of the Note Principal Amount of the Class A Notes (after giving effect to payments of principal on such Payment Date) and the Note Principal Amount of the Class M1 Notes immediately prior to that Payment Date over (B) the Class M1 Target Amount and (ii) the Principal Payment Amount for that Payment Date after giving effect to payments of principal to the Holders of the Class A Notes therefrom.

          The “Class M1 Target Amount” for each Payment Date will equal the lesser of (a) the product of (i) approximately 95.90% and (ii) the Invested Amount at the end of the related Collection Period and (b) the excess if any of (i) the Invested Amount at the end of the related Collection Period over (ii) 0.50% of the Cut-off Date Principal Balance.

          The “Class M2 Principal Payment Amount” means, with respect to any Payment Date, (a) prior to the Stepdown Date or if a Rapid Amortization Event or Trigger Event has occurred, the Principal Payment Amount remaining after the Note Principal Amount of the Class A Notes and the Class M1 Notes has been reduced to zero and (b) on or after the Stepdown Date and if a Rapid Amortization Event has not occurred, the lesser of (i) the excess of (A) the aggregate of the Note Principal Amount of the Class A Notes (after giving effect to payments of principal on such Payment Date), the Note Principal Amount of the Class M1 Notes (after giving effect to payments of principal on such Payment Date) and the Note Principal Amount of the Class M2 Notes immediately prior to such Payment Date over (B) the Class M2 Target Amount and (ii) the Principal Payment Amount for such Payment Date after giving effect to payments of principal to the Holders of the Class A Notes and the Class M1 Notes therefrom.

          The “Class M2 Target Amount” for each Payment Date will equal the lesser of (a) the product of (i) approximately 99.00% and (ii) the Invested Amount at the end of the related Collection Period and (b) the excess if any of (i) the Invested Amount at the end of the related Collection Period over (ii) 0.50% of the Cut-off Date Principal Balance.

          The “Cut-off Date Principal Balance” means, the Pool Balance as of the Cut-off Date.

          “Interest Collections”, with respect to any Payment Date, is equal to the sum of (a) all payments by or on behalf of mortgagors and any other amounts constituting interest, including the portion of net liquidation proceeds and insurance proceeds allocated to interest pursuant to the terms of the related Credit Line Agreement (excluding the fees or late charges or similar administrative fees paid by mortgagors) collected during the related Collection Period and all Recoveries, less the Servicing Fee for the related Collection Period and (b) the interest portion of (i) the purchase price paid for a HELOC repurchased by the seller or the originator during the related Collection Period, (ii) any Substitution Amounts in respect of a qualifying substitute mortgage loan which is substituted by the seller or the originator during the related Collection Period for a removed HELOC, and (iii) the Optional Redemption Price in connection with any Optional Redemption of the Notes during the related Collection Period. The terms of the related Credit Line Agreement shall determine the portion of each payment in respect of such HELOC that constitutes principal or interest.

          “Indenture Trustee Expense Amount” means, any costs, expenses or liabilities reimbursable to the indenture trustee to the extent provided in the indenture; provided, however, such reimbursable amounts may not exceed $20,000 on any Payment Date or $150,000 during any Anniversary Year (excluding, for this purpose, costs and expenses of the indenture trustee incurred in connection with any transfer of servicing following a default by the servicer). In the event that the indenture trustee incurs reimbursable amounts in excess of $150,000, it may seek reimbursement for such amounts in subsequent Anniversary Years, but (subject to the immediately preceding sentence) in no event shall more than $150,000 be reimbursed to the indenture trustee per Anniversary Year.

          The “Loan Rate” means, with respect to any HELOC as of any day, the variable interest rate applicable under the related Mortgage Note.

          “Net Available Funds” means, with respect to each Payment Date, the excess of (A) the Available Funds for that Payment Date, over (B) the sum of (i) the payment of the indenture trustee Expense Amount, (ii) the payment to the owner trustee of its fee for services rendered pursuant to the trust agreement, (iii) all early termination fees (which are distributable only to the Class P Certificates), and (iv) during the Managed Amortization Period, the amount of Principal Collections for that Payment Date applied to purchase additional draws under the HELOCs.

          The “Note Principal Amount” with respect to any class of Notes, is equal to the applicable principal amount of that class of Notes as set forth in the tables on page 5, less the amount of all principal distributions in reduction of principal previously distributed with respect to that class of Notes and, in the case of the Class M1 and Class M2 Notes, any Investor Charge-Off Amounts allocated to that class, as described under “—Allocation of Investor Charge-Off Amounts” below.

          An “Overcollateralization Deficit” with respect to the Offered Notes and any Payment Date is equal to the amount, if any, by which the Note Principal Amount of the Offered Notes, after taking into account the payment to the Holders of the Offered Notes of all principal from all sources other than the Policy, exceeds the Invested Amount at the end of the related Collection Period plus any Principal Collections due in the immediately preceding Collection Period but received in the subsequent Collection Period before the related Servicer Remittance Date.

          With respect to any date, the “Pool Balance” will be equal to the aggregate of the Principal Balances of all HELOCs as of such date.

          The “Principal Balance” of a HELOC on any date of determination is equal to the Cut-off Date Principal Balance of the HELOC, plus (i) any Additional Balances transferred to the trust in respect of the HELOC, minus (ii) all collections credited against the principal balance of the HELOC in accordance with the related Credit Line

Agreement prior to that day, and minus (iii) all prior related Charge-Off Amounts. For purposes of this definition, a Liquidated HELOC will have a Principal Balance equal to the Principal Balance of that HELOC prior to the final recovery of liquidation proceeds and a Principal Balance of zero thereafter. A “Liquidated HELOC” is any defaulted HELOC as to which the servicer has determined that all amounts that it expects to recover with respect to such HELOC have been recovered.

          “Principal Collections”, with respect to any Payment Date, is equal to the sum of amounts allocated to principal collected during the related Collection Period, the portion of net liquidation proceeds and insurance proceeds allocated to principal pursuant to the terms of the Credit Line Agreements, any amounts allocable to principal with respect to any HELOCs that are repurchased out of the trust, any recoveries and the principal portion of any substitution amount.

          The “Late Payment Rate” is the lesser of (a) the greater of (i) the per annum rate of interest publicly announced from time to time by Citibank, N.A. as its prime rate (any change in such rate of interest to be effective on the date such change is announced by Citibank, N.A.), plus 2% per annum and (ii) the then applicable highest rate of interest on the Offered Notes and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

          “Servicer Remittance Date” With respect to any Payment Date, the Business Day prior to that Payment Date.

          The Paying Agent. The Paying Agent shall initially be the indenture trustee, together with any successor thereto in such capacity (the “Paying Agent”). The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making payments to the Noteholders.

Deposits to the Collection Account

          The servicer will establish a Collection Account (the “Collection Account”) for the benefit and in the name of the indenture trustee on behalf of the noteholders and the insurer. The servicer will notify the indenture trustee of the institution with which the Collection Account has been established. On a daily basis within two Business Days after receipt, the servicer will deposit or cause to be deposited into the Collection Account the following payments and collections received by it in respect to the HELOCs after the Cut-off Date (other than any interest payments due on or prior to the Cut-off Date):

(1) all payments on account of principal, including principal prepayments, on the HELOCs,

(2) all payments on account of interest on the HELOCs, net of the related Servicing Fees on the HELOCs,

(3) all insurance proceeds and liquidation proceeds and, with respect to any Charged-Off HELOC, any subsequent amounts received by the servicer in connection with such Charged-Off HELOC less any related servicing expenses, amounts due to the holder on any senior lien that remains unpaid and any unreimbursed Servicing Fees related to such Charged-Off HELOC,

(4) all payments made by the seller in connection with the repurchase of any HELOC due to the breach of certain representations, warranties or covenants by the seller that obligates the seller to repurchase or the HELOC in accordance with the sale and servicing agreement,

(5) all payments made by the seller in connection with any shortfalls in the principal amount of any Eligible Substitute Mortgage Loan that is substituted for any HELOC for which the seller is obligated to substitute for due to the breach of certain representations, warranties or covenants by the seller pursuant to the sale and servicing agreement,

(6) all early termination fees paid by a mortgagor in connection with the full or partial prepayment of the related HELOC, and

(7) any other payments and collections made by the servicer with respect to the HELOCs and required to be deposited into the Collection Account pursuant to the sale and servicing agreement.

          Prior to their deposit in the Collection Account, payments and collections on the HELOCs will be commingled with payments and collections on other mortgage loans and other funds of the servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors—Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the base prospectus.

Withdrawals from the Collection Account

          The servicer may from time to time withdraw funds from the Collection Account prior to the related Servicer Remittance Date for the following purposes:

(1) to pay to the servicer the Servicing Fees on the HELOCs to the extent not previously paid to or withheld by the servicer and, as additional servicing compensation, assumption fees, late payment charges (excluding early termination fees), net earnings on or investment income with respect to funds in or credited to the Collection Account,

(2) to pay to the servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the servicer in the performance of its servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any payments to the extent necessary to avoid the loss of a mortgaged property due to a tax sale or the foreclosure thereof as a result of a tax lien, (iii) any enforcement or judicial proceedings, including foreclosures, (iv) the management and liquidation of any REO Property and (v) maintaining any required insurance policies (“Servicing Advances”), which right of reimbursement pursuant to this clause (2) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or recoveries received on account of any Charged-Off HELOC, purchase proceeds or repurchase proceeds with respect thereto),

(3) to reimburse the servicer for any Servicing Advance previously made which the servicer has determined will not be recoverable by the servicer from late collections, insurance proceeds, liquidation proceeds or REO proceeds on the related HELOC,

(4) to pay to the seller with respect to each HELOC or mortgaged property acquired in respect thereof that has been purchased by the seller from the issuing entity pursuant to the sale and servicing agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased HELOC,

(5) after the transfer from the Collection Account for deposit to the Payment Account of the Interest Collections and the Principal Collections on the related Servicer Remittance Date, to reimburse the seller, the servicer, or the depositor for expenses incurred and reimbursable pursuant to the sale and servicing agreement,

(6) to withdraw any amount deposited in the Collection Account and not required to be deposited therein, and

(7) to clear and terminate the Collection Account upon termination of the sale and servicing agreement.

          In addition, on the Servicer Remittance Date, the servicer will withdraw from the Collection Account and remit to the Indenture Trustee the amount of the Interest Collections, Principal Collections and certain other related amounts to the extent on deposit in the Collection Account, and the Indenture Trustee will deposit the amount in the Payment Account, as described below.

Deposits to the Payment Account

          The indenture trustee will establish and maintain the Payment Account on behalf of the Noteholders and the insurer. The indenture trustee will, promptly upon receipt, deposit in the Payment Account and retain therein:

(1) the aggregate amount remitted by the servicer to the indenture trustee,

(2) any amount required to be deposited by the servicer in connection with any losses on investment of funds in the Payment Account, and

(3) any draws on the Policy, which funds will be uninvested.

Investments of Amounts Held in Accounts

          All funds in the Collection Account and the Payment Account will be invested in permitted investments and all income and gain net of any losses realized from the investment will be for the benefit of the servicer as additional servicing compensation and will be remitted to it monthly as described herein.

          The amount of any losses incurred in the Collection Account or the Payment Account in respect of the investments will be deposited by the servicer in the Collection Account or paid to the indenture trustee for deposit into the Payment Account out of the servicer’s own funds immediately as realized. The indenture trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Collection Account or the Payment Account and made in accordance with the Sale and Servicing Agreement.

Credit Enhancement

          Credit enhancement for the Offered Notes consists of, in addition to the subordination of the Certificates and the Non-Offered Notes, excess cash flow, overcollateralization and the Policy, in each case, as and to the extent described herein.

          Subordination. The rights of holders of the Certificates and the Non-Offered Notes to receive payments with respect to the HELOCs will be subordinated, as and to the extent described herein, to such rights of the Holders of the Offered Notes, as described under “— Interest Payments,” “— Principal Payments” and “— Priority of Payments.” This subordination is intended to enhance the likelihood of regular receipt by the Holders of the Offered Notes of the full amount of interest and principal payable thereon.

          The limited protection afforded to Holders of the Offered Notes by means of the subordination of the Certificates and the Non-Offered Notes will be accomplished by the preferential right of the Holders of the Offered Notes to receive, prior to any payment being made on any Payment Date in respect of the Certificates and the Non-Offered Notes, the Floating Allocation Percentage of interest and principal collections available for payment, respectively, on such Payment Date.

          Excess Cash Flow. The HELOCs bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the Notes, the fees and expenses of the servicer, the indenture trustee and the owner trustee and the premium amount payable to the insurer. Such excess cash flow from the HELOCs each month will be available to achieve or maintain certain required levels of overcollateralization.

          Overcollateralization. Beginning on the Payment Date in July 2006, all or a portion of Excess Cash Flow will be applied as Accelerated Principal Payments on the Offered Notes on each Payment Date to the extent necessary to maintain the Overcollateralization Amount at the Specified Overcollateralization Amount for such Payment Date. The requirement to maintain the Overcollateralization Amount at the Specified Overcollateralization Amount is not an obligation of the seller, the depositor, the servicer, the indenture trustee, the insurer, the owner trustee or any other person.

          Insurance Policy. The insurer will issue the Policy for the benefit of the Holders of the Offered Notes, as described under “The Insurer and the Policy” in this free writing prospectus. In the absence of payments under the Policy, Holders of the Offered Notes will directly bear the credit risks associated with their Notes. On the second Business Day following each Determination Date, the indenture trustee shall determine from information in the mortgage loan electronic data file provided by the servicer on such Determination Date, with respect to the immediately following Payment Date, whether a draw is required to be made under the Policy. With respect to each Payment Date, the “Determination Date” is the date which is 3 Business Days prior to such Payment Date or such earlier day as shall be agreed to by the insurer and the indenture trustee.

Allocation of Investor Charge-Off Amounts

          On each Payment Date, the Investor Charge-off Amounts for that Payment Date will be allocated as follows:

•	first, to Excess Cashflow until the Excess Cashflow is reduced to zero;

•	second, to the Overcollateralization Amount until the Overcollateralization Amount is reduced to zero;

•	third, the Class M2 Notes until the Note Principal Amount of the Class M2 Notes is reduced to zero; and

•	fourth, to the Class M1 Notes until the Note Principal Amount of the Class M1 Notes is reduced to zero.

Final Scheduled Payment Date

          The “Final Scheduled Payment Date” for the Offered Notes has been determined to be the Payment Date in June 2036. The Final Scheduled Payment Date with respect to the Notes is the date which is six months after the Payment Date immediately following the month of the last due date of the latest maturing HELOC. The actual final Payment Date may be earlier, and could be substantially earlier, than the Final Scheduled Payment Date.

Optional Redemption

          On any Payment Date on which the Notes, prior to giving effect to payments on such date, is less than or equal to 10% of the balance of the Notes as of the Closing Date (such date the “Optional Redemption Date”), the servicer will have the option to purchase the HELOCs and all other property remaining in the trust, subject to certain conditions including (i) the consent of the insurer (if the redemption would result in a draw on the Policy) is obtained and (ii) no Reimbursement Amounts would remain due to the insurer under the insurance agreement. The purchase price will equal the greater of (a) the sum of (i) the aggregate outstanding Principal Balance of the HELOCs plus accrued interest thereon at the applicable Loan Rate, (ii) any costs and damages incurred by the trust associated with a violation of any applicable federal, state or local predatory or abusive lending law, (iii) the fair market value of all other property being purchased and (iv) any unreimbursed servicing advances and certain amounts owed to the servicer, indenture trustee, insurer (including premiums and Reimbursement Amounts), and owner trustee for the related Payment Date, and (b) the sum of (i) the Note Principal Amount of the Class A, Class M1 Notes and Class M2 Notes and interest due thereon (including Deferred Interest) on such Payment Date, (ii) any unreimbursed servicing advances, and certain amounts owed to the servicer, the indenture trustee, the insurer (including premiums and Reimbursement Amounts), and the owner trustee, for the related Payment Date (the “Optional Redemption Purchase Price”). The servicer will be reimbursed from the Optional Redemption Purchase Price for any servicing advances and unpaid Servicing Fees and the indenture trustee and owner trustee will be reimbursed for any unpaid expenses. If such option is exercised, the trust will be terminated (such event, an “Optional Redemption”) and the Noteholders will receive a final payment on the Notes on such Payment Date.

Fees and Expenses

          The following summarizes the related fees and expenses to be paid from the assets of the issuing entity prior to distributions to noteholders and the source of payments for the fees and expenses:

Type	Recipient (1)	Amount	General Purpose	Source (2)	Frequency

Servicing Fee	Servicer	0.50% per annum of the outstanding principal balance of each HELOC	Compensation	All collections on the HELOCs	Monthly

Additional Servicing Compensation	Servicer	All late payment fees, assumption fees and other similar charges (excluding early termination fees)	Compensation	Payments made by obligors with respect to the HELOCs excluding early termination fees	Time to time

		All investment income earned on amounts on deposit in the Collection Account and Payment Account	Compensation	Investment income related to the Collection Account and the Payment Account	Monthly

		Excess Proceeds	Compensation	Liquidation proceeds and Subsequent Recoveries	Time to time

Trustee Fee	Indenture Trustee	0.005% per annum of the outstanding principal balance of each HELOC	Compensation	All collections on the HELOCs	Monthly

Trustee Fee	Owner Trustee	An annual fee of $4,000	Compensation	All collections on the HELOCs	Monthly

Insurer Fee	Insurer	0.14% per annum of the Note Principal Amount of the Class A Notes	Compensation	All collections on the HELOCs	Monthly

(1)

If the indenture trustee succeeds to the position of servicer, it will be entitled to receive the same fees and expenses of the servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the sale and servicing agreement.

(2)	The servicing fee is generally payable from interest collections on the HELOCs.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

          The weighted average life of, and, if purchased at other than par, the effective yield of the Offered Notes will be affected by the rate and timing of payments of principal on the HELOCs (including, for this purpose, prepayments and amounts received by virtue of refinancings, liquidations of HELOCs due to defaults, casualties, condemnations and repurchases, whether optional or required, and the rate at which related borrowers make draws), the amount and timing of delinquencies and defaults by borrowers, as well as by the application of Accelerated Principal Payments on the Offered Notes. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments (including prepayments) on the HELOCs. The rate of principal payments on the HELOCs will in turn be affected by the amortization schedules of the HELOCs following their draw period, the rate and timing of prepayments thereon by the mortgagors, the enforcement (or lack of enforcement) of “due-on-sale” clauses, liquidations of defaulted HELOCs and optional or required repurchases of HELOCs as described herein. The timing of changes in the rate of prepayments, liquidations and repurchases of the HELOCs may, and the timing of losses could, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Since the rate and timing of principal payments on the HELOCs will depend on future events and on a variety of factors (as described more fully herein), no assurance can be given as to such rate or the timing of prepayments on the Offered Notes.

          The HELOCs generally may be prepaid in full or in part at any time without penalty. However, substantially all of the HELOCs have early termination fees for a specified period after origination, except for those HELOCs which were originated in those states where termination fees are prohibited by law. These early termination fees, if enforced by the servicer, may affect the rate of prepayments on the HELOCs. The prepayment experience of the HELOCs will affect the weighted average life of the Offered Notes.

          No representation is made as to the rate of principal payments on the HELOCs, or as to the yield to maturity of the Offered Notes. An investor is urged to make an investment decision with respect to the Offered Notes based on the anticipated yield to maturity of the Offered Notes resulting from the price and such investor’s own determination as to anticipated HELOC prepayment rates. Prospective investors are urged to analyze fully the effect of HELOC prepayments and market conditions on the yield and value of the Offered Notes, before acquiring any Offered Notes. In particular, investors that are required to perform periodic valuations on their investment portfolios should consider the effect of such fluctuations in value. In addition, investors should carefully consider the factors discussed under “Risk Factors — Limited Information Regarding Prepayment History”, “— Yield to Maturity of Offered Notes May be Affected by Repurchases” and “— An Optional Redemption May Adversely Affect the Yield on the Offered Notes” in this free writing prospectus.

          Payments of principal of the Notes on any Payment Date depend largely on whether the Payment Date occurs in the Managed Amortization Period or the Rapid Amortization Period. During the Managed Amortization Period, which begins on the Closing Date, the Floating Allocation Percentage of Principal Collections will be applied to acquire Additional Balances for the trust before being applied to payments of principal of the Notes. Noteholders, therefore, can expect a slower rate of payment during this period. However, the Floating Allocation Percentage of Principal Collections may exceed draws on the HELOCs in any given Collection Period and the Floating Allocation Percentage of Principal Collections remaining after the purchase of Additional Balances on each Payment Date will generally be applied to pay principal of the Offered Notes. Depending on the payment experience of the HELOCs, such excess paid to the Noteholders may be substantial on any Payment Date. In addition, approximately 0.20% of the HELOCs by Cut-off Date Principal Balance have original draw periods of five years. As a result, draws will cease to be made on these HELOCs substantially before the end of the Managed Amortization Period, which will increase the amount of Principal Collections used to pay principal of the Notes during the later portion of the Managed Amortization Period.

          Conversely, during the Rapid Amortization Period, which begins immediately after the Managed Amortization Period, the Floating Allocation Percentage of all Principal Collections will be applied to repay the Offered Notes. Furthermore, to the extent that the Pool Balance has grown due to the acquisition of Additional Balances, the trust may receive Principal Collections in greater amounts than would otherwise be the case, and Noteholders may experience faster rates of repayment than expected during the Rapid Amortization Period.

          In addition, following the Stepdown Date and if no Rapid Amortization Event has occurred, amounts paid as principal of the Notes will be allocated in accordance with formulas designed to maintain the relative balances of the Class A, Class M1 and Class M2 Notes. On each Payment Date, principal allocated to the Notes will be applied sequentially to the classes of Notes as described under “Description of the Notes — Principal Payments.”

          The insurer will require, based upon the terms and conditions described in this free writing prospectus, that the Overcollateralization Amount with respect to the Notes be maintained at the Specified Overcollateralization Amount. The Holders of the Offered Notes may receive a payment of Excess Cash Flow as an Accelerated Principal Payment on any Payment Date that the Specified Overcollateralization Amount exceeds the Overcollateralization Amount. Therefore, the rate of payment of principal of the Notes will be affected by the availability of Excess Cash Flow, and the extent to which such amounts are required to build and maintain overcollateralization. No assurance can be given as to the amount of timing of distributions or Excess Cash Flow on the Notes.

          The rate of prepayment on the HELOCs cannot be predicted. The actual rate of prepayments on pools of HELOCs is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of prepayments may also be influenced by, among other things, the age of the HELOCs, the geographic locations of the properties securing the loans and the extent of the mortgagors’ equity in such properties, and changes in the mortgagors’ housing needs, job transfers and unemployment. Neither the seller nor the servicer is aware of any relevant studies or statistics on the rate of prepayment of such HELOCs. Generally, HELOCs are not viewed by borrowers as permanent financing. Accordingly, the HELOCs may experience a higher rate of prepayment than traditional first lien or second lien mortgages. Conversely, because the HELOCs amortize as described herein and the HELOCs generally have termination fees for three years after origination, rates of principal payment on the HELOCs will generally be slower than those of traditional fully-amortizing first lien mortgages with the same loan terms in the absence of prepayments on such HELOCs. All of the HELOCs contain “due-on-sale” provisions and the servicer intends to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a “due-on-sale” provision will have the same effect as a prepayment of the related HELOC. See “Certain Legal Aspects of the Mortgage Loans—Due-on-sale Clauses” in the base prospectus.

Effect of Overcollateralization Feature

          The weighted average life of the Offered Notes will also be influenced by the amount of Excess Cash Flow applied to principal payments with respect to the Offered Notes as described below.

          Accelerated Principal Payments will be paid on the Offered Notes in reduction of the Note Principal Amount of the Offered Notes on each Payment Date if the Specified Overcollateralization Amount exceeds the related Overcollateralization Amount on such Payment Date. If an Offered Note is purchased at other than par, its yield to maturity will be affected by the rate at which Accelerated Principal Payments are paid to the related Noteholder. If the actual rate of Accelerated Principal Payments on the Offered Notes applied in reduction of the Note Principal Amount is slower than the rate anticipated by an investor who purchases such Offered Note at a discount, the actual yield to such investor will be lower than such investor’s anticipated yield. If the actual rate of Accelerated Principal Payments applied in reduction of the Note Principal Amount of the Offered Notes is faster than the rate anticipated by an investor who purchases such Offered Note at a premium, the actual yield to such investor will be lower than such investor’s anticipated yield. The amount of Excess Cash Flow which is available to fund Accelerated Principal Payments on any Payment Date will be affected by, among other things, the actual amount of interest received, collected or recovered in respect of the HELOCs during the related Collection Period and allocated to the Notes on that Payment Date and such amount will be influenced by changes in the weighted average of the Loan Rates resulting from prepayment and liquidations of HELOCs.

          Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this free writing prospectus for the HELOCs (“CPR”) represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the HELOCs for the life of such HELOCs. CPR does not purport to be either a historical description of the prepayment experience of any mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the HELOCs.

          The tables set forth in Annex II-B to this free writing prospectus were prepared based on the following assumptions:

(i) the payments are made in accordance with the description set forth under “Description of the Notes — Payments on the Notes”;

(ii) payments of principal and interest on the Notes will be made on the 28th day of each calendar month regardless of the day on which the Payment Date actually occurs, beginning in July 2006;

(iii) no extension past the scheduled maturity date of a HELOC is made;

(iv) no delinquencies or losses occur on the HELOCs;

(v) prepayments are calculated under each of the scenarios as set forth on Annex II-B to this free writing prospectus before giving effect to draws;

(vi) monthly draws are calculated at a constant draw rate of 10% before giving effect to prepayments;

(vii) each HELOC is subject to a maximum credit utilization rate of 100%;

(viii) the scheduled due date of the HELOCs is the first day of each month commencing in July 2006;

(ix) the Closing Date is June 28, 2006;

(x) for each Payment Date LIBOR is 5.32% and the prime rate is 8.00%;

(xi) no Rapid Amortization Event occurs;

(xii) the rate at which the Servicing Fee, the insurer premium, and the Indenture Trustee Fee is calculated is 0.50%, 0.14% and 0.005% per annum, respectively, and the owner trustee Fee is $333 on each Payment Date;

(xiii) the Specified Overcollateralization Amount is as described herein;

(xiv) the minimum payment due on each HELOC during the draw and repayment period is equal to the accrued but unpaid interest on such HELOC;

(xv) no scheduled payment of principal is due during the repayment period; and

(xvi) the HELOCs are aggregated into assumed HELOCs having the characteristics set forth on Annex II-A of this free writing prospectus.

          Subject to the foregoing discussion and assumptions, the tables set forth in Annex II-B to this free writing prospectus indicate the weighted average lives of the Offered Notes and set forth the percentages of the Note Principal Amount of the Offered Notes that would be outstanding after each of the Payment Dates shown at various percentages of CPR. The weighted average life of the Offered Notes is determined by (1) multiplying the net reduction, if any, of the applicable Note Principal Amount by the number of years from the date of issuance of the Offered Notes to the related Payment Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Note Principal Amount described in (1) above.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

General

          The trust agreement provides that the trust (exclusive of the obligation to pay and the right to receive Deferred Interest) will be comprised of two REMICs (an “Upper-Tier REMIC” and a “Lower-Tier REMIC”) in a tiered REMIC structure. In the opinion of Mayer, Brown, Rowe & Maw LLP, assuming compliance with the trust agreement, each of the REMICs will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”) and the Class A Notes, exclusive of the right to receive Deferred Interest, will represent ownership of “regular interests” in the Upper-Tier REMIC within the meaning of Section 860G(a)(1) of the Code. The Class L Certificate will evidence ownership of the sole class of residual interest, within the meaning of Section 860G(a)(2) of the Code, in the Lower-Tier REMIC, and the Class R Certificates will evidence ownership of the sole class of residual interest in the Upper-Tier REMIC.

Tax Treatment of the Class A Notes

          For federal income tax purposes, a beneficial owner of a Class A Note will be treated (i) as holding an undivided interest in a REMIC regular interest corresponding to that note and (ii) as having entered into a limited recourse notional principal contract (the “Cap Contract”). The REMIC regular interest corresponding to a Class A Note will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Class A Note to which it corresponds, except that the interest payments will be determined without regard to payments of any Deferred Interest. Any amount paid on a Class A Note in excess of the amounts payable on the corresponding REMIC regular interest will be deemed to have been paid pursuant to the Cap Contract.

Consequently, each beneficial owner of a Class A Note will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Material Federal Income Tax Consequences—REMIC Securities” in the base prospectus. In addition, each beneficial owner of a Class A Note will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under “—The Cap Contract Components” below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Class A Note.

          Allocations. A beneficial owner of a Class A Note must allocate its purchase price for the note between its components — the REMIC regular interest component and the Cap Contract component. For information reporting purposes, the Trustee will assume the Cap Contract components will have nominal value. Each Cap Contract is difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

          Upon the sale, exchange, or other disposition of a Class A Note, the beneficial owner of the certificate must allocate the amount realized between the components of the note based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Class A Note is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon disposition of a REMIC regular interest, see “Material Federal Income Tax Consequences—REMIC Securities” in the base prospectus.

          Original Issue Discount. The REMIC regular interest component of a Class A Note may be issued with OID. A beneficial owner of a Class A Note must include any OID with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See “Material Federal Income Tax Consequences—REMIC Securities” in the base prospectus. The prepayment assumption that will be used in determining the rate of accrual of OID, market discount and premium, if any, for federal income tax purposes will be a rate equal to 50% CPR and a constant draw rate of 10%. See “Yield, Maturity and Prepayment Considerations” above. No representation is made that the HELOCs will prepay, or that additional draws on the HELOCs will be made at these rates or at any other rates.

          The Cap Contract Components. The portion of the overall purchase price of a Class A Note attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method — the level yield constant interest method — the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of a Class A Note.

          Any payments to a beneficial owner of a Class A Note of Deferred Interest will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

          A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass through entity” (other than in connection with such individual’s trade or business). Pass through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner’s alternative minimum tax liability.

          Status of the Class A Notes. The REMIC regular interest components of Class A Notes will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of a Class A Notes will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Cap Contract components of the Class A Notes will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code, or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Class A Notes generally will not be a suitable investment for a REMIC.

Penalty Protection

          If penalties were asserted against purchasers of the Class A Notes in respect of their treatment of the Class A Notes for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the base prospectus may not meet the conditions necessary for the purchasers’ reliance on that summary and those opinions to exculpate them from the asserted penalties.

STATE TAX CONSIDERATIONS

          In addition to the federal income tax consequences described under “Certain Federal Income Tax Considerations” above, prospective investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Notes. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Notes.

ERISA CONSIDERATIONS

General

          Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a pension, profit-sharing or other employee benefit plan or other retirement plan or arrangement, including a so-called “Keogh” plan, an individual retirement account or educational savings account to which they are applicable, or any entity deemed to hold the assets of the foregoing (each, a “Plan”), and persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan. A violation of these “prohibited transaction” rules may result in an excise tax and other penalties and liabilities under ERISA and the Code for such persons.

          Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased securities issued by that trust if assets of the trust were deemed to be assets of the Plan. Under a regulation issued by the United States Department of Labor (the “Plan Assets Regulation”), the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Code only if the Plan acquired an “equity interest” in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

Purchases of the Notes

          Although there is little guidance on the subject, assuming the offered Notes constitute debt for local law purposes, at the time of their issuance, the Offered Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. Although the issuing entity will not receive any opinion with respect to the debt status of the Offered Notes for tax purposes, the determination under ERISA is based in part upon certain debt features of the Offered Notes, including the reasonable expectation of purchasers of the Offered Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other significant equity features. The debt treatment of the Offered Notes could change if the trust incurs losses. Based upon the foregoing and other considerations, subject to the considerations described below, the Offered Notes may be purchased by a Plan.

          The acquisition or holding of any Offered Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the underwriters, the trust, the owner trustee or the indenture trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In that case, certain exemptions (“prohibited transaction class exemptions” or “PTCEs”) from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary’s decision to acquire any Offered Note. Included among these exemptions are: PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); and PTCE 96-23 (relating to transactions effected by an “in-house asset manager”) (“Investor-Based Exemptions”). Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions. There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the Offered Notes.

          Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements but may be subject to state or local laws substantially similar to ERISA or the Code (“Similar Law”), such plans, together with Plans, referred to herein as “Benefit Plans.”

          The Offered Notes should not be purchased with the assets of a Benefit Plan if the seller, the depositor, the indenture trustee, the owner trustee, the Administrator, the underwriters or any of their respective affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan or is an employer maintaining or contributing to such Benefit Plan, unless such purchase and holding of the Offered Notes would be covered by an applicable prohibited transaction exemption and will not cause a non-exempt violation of any Similar Law.

          Prospective Benefit Plan investors in Offered Notes should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Notes. Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan’s investment portfolio.

          Each purchaser and transferee of an Offered Note will be deemed to represent and warrant that either (i) it is not a Benefit Plan or (ii) it is a Benefit Plan and its acquisition and holding of such Offered Note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable exemption, and will not result in a non-exempt violation of any Similar Law.

LEGAL INVESTMENT CONSIDERATIONS

          Although, as a condition to their issuance, the Offered Notes will be rated in the highest rating category of the Rating Agencies, the Offered Notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”), because the mortgages securing the HELOCs include second mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first HELOCs may not be legally authorized to invest in the Offered Notes.

          The OTS has issued Thrift Bulletin 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities” (“TB 13a”), which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. For the purposes of TB 13a, “complex security” includes among other things any collateralized mortgage obligation or REMIC security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). One or more classes of the offered notes may be viewed as “complex securities.” The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk management, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

LEGAL PROCEEDINGS

          There are no material legal or governmental proceedings pending against the seller, the depositor, the indenture trustee, the owner trustee, the trust or the insurer, or of which any property of the foregoing is subject, that is material to holders of the offered notes nor is the depositor aware of any proceedings of this type contemplated by any governmental authorities.

LEGAL MATTERS

          Certain legal matters with respect to the securities will be passed upon for the depositor by Mayer, Brown, Rowe & Maw LLP, New York, New York and the underwriters by McKee Nelson LLP, New York, New York. Certain legal matters will be passed upon for the seller, the depositor and the servicer by in-house counsel for such parties and by Mayer, Brown, Rowe & Maw LLP, New York, New York. Certain legal matters will be passed upon for the trust by Richards, Layton & Finger, P.A., Wilmington, Delaware.

RATINGS

          It is a condition to the issuance of the Offered Notes that they have the applicable ratings indicated under “Initial Note Ratings” in the table on page 5 by each of Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P” and together with Moody’s, the “Rating Agencies”).

          The ratings of “AAA” and “Aaa” are the highest ratings that the applicable Rating Agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. A securities rating addresses the likelihood of receipt by Holders of Offered Notes of Payments in the amount of scheduled payments on the HELOCs. The rating takes into consideration the characteristics of the HELOCs and the structural and legal aspects associated with the Offered Notes. The ratings on the Offered Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that Holders of Offered Notes might suffer a lower than anticipated yield due to prepayments.

          The ratings assigned to the Offered Notes will depend primarily upon the creditworthiness of the insurer. Any reduction in a rating assigned to the financial strength of the insurer below the ratings initially assigned to the Offered Notes may result in a reduction of one or more of the ratings assigned to the Offered Notes. Any downward revision or withdrawal of any of the ratings assigned to the Offered Notes may have an adverse effect on the market price of the Offered Notes. The insurer does not guaranty the market price of the Offered Notes nor does it guaranty that the ratings on the Offered Notes will not be revised or withdrawn.

          The ratings do not address the likelihood that any Deferred Interest will be paid to Holders of the Offered Notes from Excess Cash Flow.

          The depositor has not requested a rating of the Offered Notes by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Notes or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Notes could be lower than the respective ratings assigned by the Rating Agencies.

          The fees paid by the depositor to the rating agencies at closing include a fee for ongoing surveillance by the Rating Agencies for so long as any Offered Notes are outstanding. However, the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the Offered Notes.

INDEX OF DEFINED TERMS

Accelerated Principal Payment	56
Additional Balances	55
administrator	48
Agreements	41
Ambac	39
Ambac Financial Group	39
Anniversary Year	60
Available Funds	58
AVM	28
BBA	54
Beneficial Owner	52
Benefit Plans	72
Book-Entry Notes	52
Business Day	52
Cap Contract	69
Certificateholders	59
Certificates	51
Charged-Off HELOC	60
Charge-Off Amount	60
Class A Holder	41
Class A Principal Payment Amount	54
Class A Target Amount	54
Class M1 Principal Payment Amount	60
Class M1 Target Amount	60
Class M2 Principal Payment Amount	60
Class M2 Target Amount	60
Closing Date	51
CLTV	22
CMC	30
Code	69
Collection Account	62
Collection Period	53
combined loan-to-value ratio	22
Controlling Class Notes	48
CPR	68
Credit Enhancement Percentage	56
Credit Line Agreements	22
Cut-Off Date	22
Cut-Off Date Principal Balance	60
DBNTC	36
Deferred Interest	53
Deficiency Amount	41
Definitive Note	52
depositor	51
Designated Telerate Page	54
Determination Date	64
Direct Channel	25
DTC	52
Eligible Substitute Mortgage Loan	24
ERISA	71
Events of Servicing Termination	45
Excess Cash Flow	56
Fannie Mae	30
FDIA Rule	50
FDR	30
Final Scheduled Payment Date	65
Floating Allocation Percentage	55
Freddie Mac	30
HELOC Schedule	44
HELOCs	21
HUD	30
indenture	51
indenture trustee	36
Indenture Trustee Expense Amount	61
IndyMac Bancorp	29
IndyMac Bank	21, 29
IndyMac Holdings	29
Initial Invested Amount	55
insurance agreement	41, 46
Insurance Events of Default	46
Insured Amount	41
insurer	41
Insurer Default	58
Interest Accrual Period	53
Interest Collections	61
Interest Payment Amount	53
Interest Settlement Rate	54
Invested Amount	55
Investor Charge-off Amount	55
Investor-Based Exemptions	72
IRS	70
issuing entity	35
ITA Program	25
Late Payment Rate	62
LIBOR	54
LIBOR Business Day	54
LIBOR Determination Date	54
Liquidated HELOC	61
Loan Rate	61
Lower-Tier REMIC	69
Managed Amortization Period	54
Maximum Insured Amount	41
Maximum Principal Payment	55
Maximum Rate	53
Moody’s	73
mortgage loan purchase agreement	21
Net Principal Collections	55
Non-Offered Notes	51
Nonpayment	42
Note Principal Amount	61
Note Rate	53
Notes	51
Notice	42
Offered Notes	51

Optional Redemption	65
Optional Redemption Date	65
Optional Redemption Purchase Price	65
Order	42
Overcollateralization Amount	55
Overcollateralization Deficit	61
owner trustee	36
Paying Agent	62
Payment Account	58
Payment Date	52
Plan	71
Plan Assets Regulation	71
Policy	41, 53
Pool Balance	61
Preference Amount	42
Premium	41
Principal Balance	61
Principal Collections	61
Principal Payment Amount	55
PTCEs	72
Purchase Price	24
Rapid Amortization Event	56
Rapid Amortization Period	55
Rating Agencies	73
Record Date	52
Recordation Event	45
Registrar	52
Reimbursement Amount	43
Related Documents	44
S&P	73
sale and servicing agreement	21
Securityholders	45
Servicer Remittance Date	62
Servicing Advances	63
Servicing Fee	32
Servicing Fee Rate	32
Similar Law	72
SMMEA	72
Specified Overcollateralization Amount	55
Stepdown Date	56
TB 13a	72
Trigger Event	55
trust	35
trust agreement	51
Upper-Tier REMIC	69

ANNEX I

PRINCIPAL BALANCES

Range of Principal Balances ($)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

0.00 - 9,999.99	103	$834,164	0.17%	6.875%	722	$8,099	71.98%
10,000.00 - 25,000.00	787	14,902,446	2.98	7.270	716	18,936	75.27
25,000.01 - 50,000.00	1,855	69,202,684	13.84	7.302	710	37,306	82.13
50,000.01 - 100,000.00	2,195	154,701,159	30.95	7.379	710	70,479	84.19
100,000.01 - 200,000.00	1,302	180,850,273	36.18	6.834	715	138,902	83.44
200,000.01 - 300,000.00	225	51,057,544	10.21	6.629	733	226,922	75.51
300,000.01- 500,000.00	57	21,572,473	4.32	6.665	744	378,464	68.06
500,000.01 - 750,000.00	9	4,803,530	0.96	7.305	724	533,726	66.01
750,000.01 - 1,000,000.00	2	1,977,848	0.40	9.372	665	988,924	78.96

Total:	6,535	$499,902,120	100.00%	7.067%	716	$76,496	81.57%

OCCUPANCY TYPE(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

Primary Home	6,129	$472,357,699	94.49%	7.074%	716	$77,069	81.79%
Investment	266	17,871,939	3.58	6.894	717	67,188	75.77
Second Home	140	9,672,481	1.93	7.045	711	69,089	81.82

Total:	6,535	$499,902,120	100.00%	7.067%	716	$76,496	81.57%

(1) Based upon representation of the related mortgagors at the time of origination.

1

ORIGINAL COMBINED LOAN-TO-VALUE RATIOS

          The combined loan-to-value ratio in the following table is a fraction whose (x) numerator is the sum of (i) the credit limit of the HELOCs and (ii) any original principal balances of mortgage loans senior to the HELOCs and (y) the denominator is (i) the lesser of the sales price or the appraised value of the related mortgaged property, in the case of purchase money HELOCs and (ii) the appraised value, in the case of HELOCs other than purchase money HELOCs.

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

0.01 - 70.00	1,156	$94,812,914	18.97%	6.718%	731	$82,018	56.54%
70.01 - 75.00	323	27,381,761	5.48	6.396	728	84,773	73.13
75.01 - 80.00	1,006	90,991,171	18.20	6.710	722	90,448	79.01
80.01 - 85.00	357	23,794,627	4.76	7.121	706	66,652	83.54
85.01 - 90.00	2,579	165,250,121	33.06	7.367	704	64,075	89.44
90.01 - 95.00	693	53,743,320	10.75	7.207	705	77,552	94.39
95.01 - 100.00	421	43,928,207	8.79	7.646	729	104,343	99.82

Total:	6,535	$499,902,120	100.00%	7.067%	716	$76,496	81.57%

          The weighted average original combined loan-to-value ratio of the HELOCs as of the Cut-off Date is 81.57%.

LOAN PURPOSE

Purpose	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

Cash-Out Refinance	4,905	$375,710,712	75.16%	6.907%	715	$76,597	78.38%
Purchase	1,264	102,283,556	20.46	7.377	722	80,921	91.51
Rate/Term Refinance	366	21,907,853	4.38	8.360	707	59,858	89.97

Total:	6,535	$499,902,120	100.00%	7.067%	716	$76,496	81.57%

PROPERTY TYPE

Property Type	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

Single Family	4,063	$318,504,032	63.71%	7.194%	718	$78,391	80.15%
Planned Unit Development	1,166	96,618,953	19.33	7.069	713	82,864	85.14
Condominium	728	43,711,077	8.74	7.203	719	60,043	85.09
SF Detached	373	24,321,231	4.87	5.161	701	65,204	79.16
2 Family	135	11,341,607	2.27	6.797	705	84,012	83.46
4 Family	10	1,941,676	0.39	9.338	703	194,168	78.79
Condo Low Rise	37	1,665,415	0.33	5.769	703	45,011	84.20
SF Attached	15	818,058	0.16	5.225	705	54,537	82.44
3 Family	4	746,952	0.15	10.133	721	186,738	70.56
Condo High Rise	4	233,119	0.05	5.268	695	58,280	79.90

Total:	6,535	$499,902,120	100.00%	7.067%	716	$76,496	81.57%

1

GEOGRAPHIC DISTRIBUTION

          The geographic locations used for the following table were determined by the property address for the mortgaged property securing the related HELOC.

State	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

California	3,535	$311,912,193	62.39%	7.091%	717	$88,235	81.23%
Florida	464	27,687,529	5.54	6.799	706	59,671	82.06
Arizona	257	20,322,317	4.07	6.919	724	79,075	83.43
New York	302	19,334,474	3.87	6.936	710	64,021	79.90
Virginia	239	15,797,256	3.16	7.181	709	66,097	85.64
Nevada	191	12,465,444	2.49	7.547	712	65,264	83.32
Maryland	183	12,108,937	2.42	7.394	712	66,169	82.58
New Jersey	208	11,306,850	2.26	7.187	711	54,360	79.57
Washington	110	7,588,048	1.52	6.937	721	68,982	84.18
Illinois	120	7,116,100	1.42	6.844	721	59,301	81.50
Colorado	99	6,435,451	1.29	6.873	714	65,005	86.05
Hawaii	80	6,371,236	1.27	6.512	719	79,640	74.93
Massachusetts	96	5,274,768	1.06	7.111	709	54,945	81.20
Pennsylvania	74	3,934,550	0.79	6.539	709	53,170	81.32
Connecticut	60	3,553,622	0.71	6.847	716	59,227	74.61
Oregon	52	3,510,924	0.70	7.606	728	67,518	85.56
Minnesota	48	2,948,165	0.59	6.973	714	61,420	81.12
North Carolina	35	2,320,490	0.46	6.492	710	66,300	84.11
Michigan	46	2,189,203	0.44	6.775	705	47,591	86.05
Utah	29	1,552,504	0.31	6.331	711	53,535	87.12
Washington, D.C.	18	1,489,007	0.30	6.650	729	82,723	83.64
Georgia	32	1,432,440	0.29	7.061	711	44,764	90.81
Missouri	21	1,338,386	0.27	7.105	727	63,733	88.40
Rhode Island	25	1,256,852	0.25	7.441	708	50,274	83.14
South Carolina	21	1,187,640	0.24	7.096	711	56,554	92.40
Ohio	25	1,001,942	0.20	7.395	720	40,078	84.92
Idaho	23	981,592	0.20	7.603	712	42,678	73.49
West Virginia	16	975,294	0.20	7.354	737	60,956	75.85
New Hampshire	16	747,045	0.15	7.986	699	46,690	76.94
Montana	10	743,296	0.15	8.307	702	74,330	78.65
Other	100	5,018,564	1.00	7.272	723	50,186	76.37

Total:	6,535	$499,902,120	100.00%	7.067%	716	$76,496	81.57%

2

CURRENT CREDIT SCORES

Range of Credit Score Rating	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

0 – 660	716	$46,251,547	9.25%	7.732%	642	$64,597	82.72%
661 – 670	520	37,985,813	7.60	7.550	666	73,050	83.82
671 – 680	478	33,800,384	6.76	7.272	676	70,712	83.62
681 – 690	545	39,161,851	7.83	7.148	685	71,857	83.80
691 – 700	480	34,658,550	6.93	7.145	695	72,205	84.99
701– 710	570	44,640,803	8.93	7.127	706	78,317	84.43
711 – 720	512	43,437,410	8.69	6.852	716	84,839	83.46
721 – 730	427	35,371,757	7.08	6.924	725	82,838	81.19
731-740	403	33,243,813	6.65	6.833	735	82,491	82.86
741 >=	1,884	151,350,192	30.28	6.786	770	80,334	77.26

Total:	6,535	$499,902,120	100.00%	7.067%	716	$76,496	81.57%

          The weighted average credit score of the HELOCs as of the Cut-off Date is 716.

CREDIT LIMITS

Range of Credit Limits ($)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

<= 30,000.00	807	$16,571,552	3.31%	7.543%	711	$20,535	78.89%
30,000.01 - 50,000.00	1,362	49,931,720	9.99	7.483	706	36,661	83.49
50,000.01 - 70,000.00	997	54,139,021	10.83	7.558	705	54,302	87.06
70,000.01 - 90,000.00	749	50,998,889	10.20	7.474	707	68,089	86.66
90,000.01 - 110,000.00	796	61,497,065	12.30	7.112	715	77,258	81.08
110,000.01 - 130,000.00	305	31,262,732	6.25	6.992	714	102,501	88.21
130,000.01 - 150,000.00	498	56,235,323	11.25	6.886	713	112,922	82.63
150,000.01 - 170,000.00	138	19,508,085	3.90	6.976	714	141,363	87.08
170,000.01 - 190,000.00	146	21,875,631	4.38	6.947	713	149,833	86.99
190,000.01 >=	737	137,882,101	27.58	6.618	730	187,086	73.81

Total:	6,535	$499,902,120	100.00%	7.067%	716	$76,496	81.57%

          The average credit limit of the HELOCs as of the Cut-off Date is $95,181.

3

CREDIT LIMIT UTILIZATION RATES(1)

          The credit limit utilization rates in the following table were determined by dividing the principal balances as of the Cut-off Date by the credit limits of the related HELOCs.

Range of Credit Limit Utilization Rate (%)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

0.00 – 74.99	1,796	$97,262,667	19.46%	6.625%	732	$54,155	73.13%
75.00 – 79.99	181	14,157,526	2.83	7.094	730	78,218	76.25
80.00 – 84.99	202	16,951,378	3.39	6.837	727	83,918	71.31
85.00 – 89.99	190	17,824,611	3.57	7.122	719	93,814	75.67
90.00 – 94.99	234	20,977,105	4.20	6.981	720	89,646	76.11
95.00 – 99.99	1,400	108,119,067	21.63	6.682	712	77,228	83.10
100.00 – 100.00	74	8,936,557	1.79	6.338	719	120,764	82.39
100.00 – 109.00	2,458	215,673,208	43.14	7.509	709	87,743	86.76

Total:	6,535	$499,902,120	100.00%	7.067%	716	$76,496	81.57%

(1) Some of the HELOCs have principal balances that are above their respective credit limits. This excess is primarily reflecting the fact that the principal balance reported in this table include not only principal but also unpaid accrued interest and any unpaid fees. None of the HELOCs in the pool is more than 30 days delinquent and any balance above the credit limit is reasonably expected to be collected in the normal course of servicing.

          The weighted average credit limit utilization rate of the HELOCs as of the Cut-off Date is 80.37%.

ORIGINAL STATED TERM TO MATURITY

Range of Original Stated Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

97 – 120	57	$3,913,289	0.78%	9.026%	726	$68,654	77.08%
169 – 192	47	3,711,083	0.74	9.493	723	78,959	88.26
217 – 240	5,550	430,294,479	86.08	6.683	718	77,531	80.68
289 – 312	872	60,714,443	12.15	9.484	701	69,627	87.82
337 – 360	9	1,268,825	0.25	8.488	735	140,981	80.37

Total:	6,535	$499,902,120	100.00%	7.067%	716	$76,496	81.57%

          The weighted average original stated term to maturity of the HELOCs as of the Cut-off Date is 246 months.

4

REMAINING STATED TERM TO MATURITY

Range of Remaining Stated Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

85 – 96	21	$1,570,862	0.31%	8.285%	733	$74,803	68.06%
97 – 108	13	820,953	0.16	8.550	734	63,150	73.64
109 – 120	23	1,521,474	0.30	10.050	716	66,151	88.24
157 – 168	6	430,802	0.09	9.785	703	71,800	88.63
169 – 180	41	3,280,281	0.66	9.455	726	80,007	88.21
181 – 192	1	25,842	0.01	8.750	809	25,842	90.00
193 – 204	5	212,833	0.04	8.502	751	42,567	61.61
205 – 216	36	1,703,109	0.34	8.069	753	47,309	66.58
217 – 228	261	13,962,910	2.79	8.526	717	53,498	70.78
229 – 240	5,247	414,389,785	82.89	6.614	718	78,977	81.08
265 – 276	2	86,269	0.02	8.578	767	43,134	86.01
277 – 288	102	12,827,748	2.57	9.478	669	125,762	81.27
289 – 300	768	47,800,426	9.56	9.488	710	62,240	89.58
325 – 336	1	20,048	0.00	8.750	786	20,048	34.00
337 – 348	1	90,248	0.02	8.750	614	90,248	100.00
349 – 360	7	1,158,529	0.23	8.464	743	165,504	79.64

Total:	6,535	$499,902,120	100.00%	7.067%	716	$76,496	81.57%

          The weighted average remaining stated term to maturity of the HELOCs as of the Cut-off Date is 242 months.

ORIGINAL DRAW PERIOD

Original Draw Period (Months)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

60	13	$987,860	0.20%	10.249%	691	$75,989	86.83%
120	6,472	494,810,067	98.98	7.039	716	76,454	81.53
180	40	3,331,505	0.67	9.196	721	83,288	85.29
300	10	772,688	0.15	11.566	700	77,269	88.13

Total:	6,535	$499,902,120	100.00%	7.067%	716	$76,496	81.57%

          The weighted average original draw period of the HELOCs as of the Cut-off Date is 121 months.

5

FULLY-INDEXED MARGIN

Range of Margins (%)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

<= 0.000	1,092	$91,168,562	18.24%	6.552%	753	$83,488	67.05%
0.001 - 0.500	1,368	120,760,281	24.16	6.598	732	88,275	76.80
0.501 - 1.000	979	76,081,835	15.22	7.014	718	77,714	84.71
1.001 - 1.500	953	64,388,380	12.88	7.104	712	67,564	86.99
1.501 - 2.000	630	45,696,072	9.14	7.231	696	72,533	89.34
2.001 - 2.500	554	39,315,128	7.86	7.445	683	70,966	89.87
2.501 - 3.000	360	24,447,832	4.89	7.658	675	67,911	91.63
3.001 - 3.500	332	20,741,907	4.15	8.393	668	62,476	91.04
3.501 - 4.000	148	10,007,735	2.00	9.209	669	67,620	91.82
4.001 - 4.500	78	5,134,623	1.03	8.982	661	65,828	93.78
4.501 - 5.000	27	1,429,673	0.29	10.817	630	52,951	93.44
5.001 - 5.500	7	445,763	0.09	13.341	618	63,680	91.63
5.501 – 6.000	4	139,165	0.03	11.252	644	34,791	93.62
6.001 - 6.500	1	47,937	0.01	14.500	566	47,937	85.00
8.001 - 8.500	1	55,545	0.01	8.500	786	55,545	90.00
9.501 - 10.000	1	41,682	0.01	18.000	620	41,682	83.00

Total:	6,535	$499,902,120	100.00%	7.067%	716	$76,496	81.57%

          The weighted average fully-indexed margin for the HELOCs as of the Cut-off Date was 1.062%. All HELOCs are indexed to the “Prime Rate” as published in the “Money Rates” table of the Wall Street Journal.

CURRENT LOAN RATES

Range of Loan Rates (%)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

3.501 - 4.000	10	$863,070	0.17%	3.992%	712	$86,307	80.63%
4.501 - 5.000	2,824	229,540,022	45.92	4.990	714	81,282	82.69
6.501 - 7.000	297	13,435,646	2.69	6.883	773	45,238	60.66
7.001 - 7.500	340	31,985,585	6.40	7.403	749	94,075	66.21
7.501 - 8.000	566	45,885,215	9.18	7.854	737	81,069	73.84
8.001 - 8.500	526	43,870,335	8.78	8.359	727	83,404	80.61
8.501 - 9.000	492	36,034,522	7.21	8.833	711	73,241	84.90
9.001 - 9.500	499	31,448,947	6.29	9.325	709	63,024	86.30
9.501 - 10.000	289	19,365,893	3.87	9.849	694	67,010	90.31
10.001 - 10.500	216	15,454,744	3.09	10.340	687	71,550	90.43
10.501 - 11.000	177	11,988,093	2.40	10.849	680	67,729	92.62
11.001 - 11.500	153	10,353,795	2.07	11.322	675	67,672	91.27
11.501 - 12.000	77	5,445,157	1.09	11.836	668	70,716	91.88
12.001 - 12.500	42	2,659,207	0.53	12.341	663	63,314	94.09
12.501 - 13.000	14	885,889	0.18	12.799	637	63,278	93.36
13.001 >=	13	686,000	0.14	13.945	625	52,769	90.73

Total:	6,535	$499,902,120	100.00%	7.067%	716	$76,496	81.57%

          The weighted average loan rate of the HELOCs as of the Cut-off Date is 7.067%.

Annex I-1

MAXIMUM LOAN RATES

Maximum Loan Rates (%)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

16.000	36	$2,447,776	0.49%	6.414%	713	$67,994	84.42%
18.000	6,499	497,454,344	99.51	7.070	716	76,543	81.56

Total:	6,535	$499,902,120	100.00%	7.067%	716	$76,496	81.57%

          The weighted average maximum loan rate of the HELOCs as of the Cut-off Date is 17.990%.

LOAN AGE

Range of Loan Age (Months)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

0 – 4	4,593	$368,663,030	73.75%	6.448%	716	$80,266	82.20%
5 – 8	1,269	85,027,587	17.01	8.730	723	67,004	81.15
9 – 12	281	18,604,249	3.72	8.910	711	66,207	80.54
13 – 16	125	9,144,953	1.83	8.875	694	73,160	77.86
17 – 20	119	9,742,344	1.95	9.376	679	81,868	79.85
21 – 25	115	7,268,221	1.45	8.637	727	63,202	67.23
26 – 30	24	1,137,923	0.23	8.206	723	47,413	66.85
31 – 35	3	75,138	0.02	9.188	703	25,046	84.21
36 – 40	4	191,900	0.04	8.420	757	47,975	59.61
41 – 45	1	20,933	0.00	9.250	696	20,933	80.00
56 – 60	1	25,842	0.01	8.750	809	25,842	90.00

Total:	6,535	$499,902,120	100.00%	7.067%	716	$76,496	81.57%

          The weighted average loan age of the HELOCs as of the Cut-off Date is 4 months.

JUNIOR MORTGAGE RATIO*

Range of Junior Mortgage Ratio (%)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

0.01 - 10.00	461	$14,757,847	3.01%	6.947%	705	$32,013	80.78%
10.01 - 20.00	3,613	228,771,744	46.74	7.369	709	63,319	88.22
20.01 - 30.00	1,220	112,855,945	23.06	6.937	712	92,505	80.97
30.01 - 40.00	598	67,254,063	13.74	6.684	722	112,465	77.01
40.01 - 50.00	278	33,814,535	6.91	6.669	728	121,635	71.92
50.01 - 60.00	129	18,576,109	3.79	6.515	747	144,001	70.98
60.01 - 70.00	65	9,134,652	1.87	6.814	745	140,533	66.06
70.01 - 80.00	17	2,172,206	0.44	6.431	783	127,777	63.43
80.01 - 90.00	7	899,420	0.18	5.934	770	128,489	43.79
90.01 - 100.00	13	1,265,183	0.26	8.487	699	97,322	55.49

Total:	6,401	$489,501,703	100.00%	7.068%	715	$76,473	82.31%

* Only represents second liens

          The weighted average junior mortgage ratio of the HELOCs as of the Cut-off Date is 24.79%.

Annex I-2

LIEN POSITION

Lien Position	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

First	134	$10,400,416	2.08%	7.016%	749	$77,615	46.74%
Second	6,401	489,501,703	97.92	7.068	715	76,473	82.31

Total:	6,535	$499,902,120	100.00%	7.067%	716	$76,496	81.57%

DOCUMENTATION TYPE

Documentation Type	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

Full	1,427	$115,831,020	23.17%	7.123%	735	$81,171	75.39%
Limited	1	140,179	0.03	9.500	719	140,179	85.00
Reduced	5,051	379,280,063	75.87	7.055	710	75,090	83.39
No Ratio	1	24,023	0.00	11.000	685	24,023	87.00
Fast Track	55	4,626,835	0.93	6.519	741	84,124	86.96

Total:	6,535	$499,902,120	100.00%	7.067%	716	$76,496	81.57%

NEGATIVELY AMORTIZING FIRST LIENS

Negatively Amortizing First Liens	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

N	4,310	$362,010,279	72.42%	6.950%	720	$83,993	79.66%
Y	2,225	137,891,841	27.58	7.374	705	61,974	86.59

Total:	6,535	$499,902,120	100.00%	7.067%	716	$76,496	81.57%

MAXIMUM COMBINED LOAN-TO-VALUE RATIOS(1)

Range of Maximum Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Cut-Off Date Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

0.01 – 70.00	1,105	$89,797,372	17.96%	6.726%	733	$81,265	55.98%
70.01 – 75.00	303	26,187,674	5.24	6.445	727	86,428	72.33
75.01 – 80.00	830	77,048,896	15.41	6.738	724	92,830	78.92
80.01 – 85.00	238	18,089,697	3.62	6.849	708	76,007	80.70
85.01 – 90.00	1,127	84,549,730	16.91	7.128	705	75,022	88.22
90.01 – 95.00	691	51,252,780	10.25	6.972	707	74,172	91.64
95.01 – 100.00	1,685	112,588,697	22.52	7.697	714	66,818	93.26
100.01 – 105.00	118	9,064,767	1.81	6.948	704	76,820	88.39
105.00>=	438	31,322,507	6.27	7.258	699	71,513	91.27

Total:	6,535	$499,902,120	100%	7.067%	716	$76,496	81.57%

(1) Assumes fully drawn HELOC + the related first lien mortgage having an unpaid principal balance equal to the negative cap for that mortgage loan.

          The weighted average maximum combined loan-to-value ratio of the HELOCs as of the Cut-off Date is 84.75%.

Annex I-3

ANNEX II-A

ANNEX II-A
Assumed HELOC Characteristics

Current Balance ($)	Credit Limit ($)	Original Draw Period to Maturity (months)	Remaining Draw Period to Maturity (months)	Weighted Average Loan Rate (%)	Weighted Average Remaining Term to Maturity (months)	Weighted Average Loan Age	Weighted Original Term to Maturity (months)	Gross Margin (%)

$987,860	$981,700	60	53	10.249%	173	7	180	2.351%
9,428,520	13,821,450	120	114	7.150	230	6	236	-0.198
355,179,854	432,072,891	120	115	7.788	245	5	249	1.061
703,544	1,086,000	120	117	4.990	237	3	240	0.165
82,613,563	101,208,384	120	117	4.985	237	3	240	1.125
66,473	66,500	120	118	4.990	238	2	240	1.500
23,561,608	35,021,210	120	118	4.990	238	2	240	1.150
19,343,187	27,932,116	120	119	4.990	239	1	240	1.139
3,913,318	5,447,351	120	120	4.990	240	0	240	1.103
201,880	202,000	180	168	8.500	288	12	300	0.500
3,129,625	3,405,770	180	172	9.241	188	8	196	1.345
$772,688	$764,328	300	296	11.566%	296	4	300	3.566%

Annex II-A-1

ANNEX II-B
Note Principal Amount Decrement Tables

Percentage of Initial Note Principal Amount of the Class A
Notes Outstanding at the Following Percentages of CPR(1)

Payment Date	30% CPR	35% CPR	40% CPR	45% CPR	50% CPR

Initial Percentage	100	100	100	100	100
June 28, 2007	77	71	65	60	54
June 28, 2008	59	51	43	35	29
June 28, 2009	46	37	29	22	17
June 28, 2010	36	26	19	14	9
June 28, 2011	28	19	13	8	5
June 28, 2012	22	14	9	5	3
June 28, 2013	17	10	6	3	1
June 28, 2014	13	7	4	2	*
June 28, 2015	10	5	2	1	*
June 28, 2016	7	3	1	*	0
June 28, 2017	4	2	*	0	0
June 28, 2018	3	1	0	0	0
June 28, 2019	1	*	0	0	0
June 28, 2020	1	0	0	0	0
June 28, 2021	*	0	0	0	0
June 28, 2022	0	0	0	0	0
Weighted Average Life
Years to Maturity	3.75	2.98	2.42	2	1.67
Years to Call**	3.55	2.75	2.22	1.83	1.53

(1)	Assumes a constant draw rate of 10%.

*	Indicates a value greater than 0% and less than 0.5%.

**	Assumes that an optional redemption is exercised on the first possible Optional Redemption Date.

Annex II-B-1

INDYMAC HOME EQUITY MORTGAGE LOAN ASSET-BACKED TRUST,
SERIES 2006-H2
Issuing Entity

INDYMAC MBS, INC.
Depositor

Sponsor, Seller and Servicer

$486,654,000
(Approximate)

IndyMac Home Equity Mortgage Loan Asset-Backed Notes,
Series 2006-H2

PROSPECTUS SUPPLEMENT

Lehman Brothers	IndyMac Securities Corporation
UBS Investment Bank	Bear, Stearns & Co. Inc.

          You should rely only on the information contained or incorporated by reference in this free writing prospectus and the base prospectus. We have not authorized anyone to provide you with different information.

          We are not offering the IndyMac Home Equity Mortgage Loan Asset-Backed Notes, Series 2006-H2 in any state where the offer is not permitted.

June 23, 2006